      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 1995

                                                       REGISTRATION NO. 33-58491
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------


                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

              THE ST. PAUL COMPANIES, INC.                                  ST. PAUL CAPITAL L.L.C.
 (Exact name of registrant as specified in its charter)     (Exact name of registrant as specified in its charter)

                               ------------------

                        MINNESOTA                                                  DELAWARE
             (State or other jurisdiction of                            (State or other jurisdiction of
             incorporation or organization)                             incorporation or organization)
                       41-0518860                                                 41-1806290
                    (I.R.S. Employer                                           (I.R.S. Employer
                 Identification Number)                                     Identification Number)

                                 --------------

                               PATRICK A. THIELE
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          THE ST. PAUL COMPANIES, INC.
                             385 WASHINGTON STREET
                               ST. PAUL, MN 55102
                                 (612) 221-7911
 (Name, address, including zip code, and telephone number, including area code, of registrants' principal executive offices and agent for service)

                               ------------------

                                   COPIES TO:

             ANDREW I. DOUGLASS                            DONALD R. CRAWSHAW
 Senior Vice President and General Counsel                Sullivan & Cromwell
        The St. Paul Companies, Inc.                        125 Broad Street
           385 Washington Street                           New York, NY 10004
             St. Paul, MN 55102                              (212) 558-4000
               (612) 221-7911

                                 --------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
                                 --------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                                 --------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED MAY 4, 1995


                         3,000,000 PREFERRED SECURITIES

                         [LOGO] ST. PAUL CAPITAL L.L.C.

              __% CONVERTIBLE MONTHLY INCOME PREFERRED SECURITIES
                            (CONVERTIBLE MIPS-SM-*)
                   (LIQUIDATION PREFERENCE $50 PER SECURITY)
       GUARANTEED TO THE EXTENT SET FORTH HEREIN BY, AND CONVERTIBLE INTO
                                COMMON STOCK OF,
                          THE ST. PAUL COMPANIES, INC.

                                   ---------


    The __% convertible monthly income preferred securities (the "Preferred Securities") representing preferred limited liability company interests offered hereby are being issued by St. Paul Capital L.L.C. ("St. Paul Capital"), a Delaware limited liability company. All of the common limited liability company interests of St. Paul Capital (the "Common Securities") are owned directly or indirectly by The St. Paul Companies, Inc., a Minnesota corporation ("The St. Paul" or the "Company"). St. Paul Capital was formed solely for the purpose of issuing securities and investing the proceeds from the issuance thereof in debt securities of The St. Paul. The proceeds from the offering of the Preferred Securities will be used by St. Paul Capital to purchase from The St. Paul its __% Convertible Subordinated Debentures due 2025 (the "Convertible Subordinated Debentures") having the terms described herein.



    Holders of the Preferred Securities will be entitled to receive cumulative cash distributions from St. Paul Capital at an annual rate of __% of the liquidation preference of $50 per Preferred Security, accruing from the date of original issuance and payable monthly in arrears on the last day of each calendar month of each year, commencing __, 1995 ("dividends"). See "Description of Securities Offered -- Preferred Securities -- Dividends". The preferred limited liability company interests represented by the Preferred Securities will have a preference with respect to cash distributions and amounts payable on liquidation over the Common Securities owned directly or indirectly by The St. Paul.

                                                        (CONTINUED ON NEXT PAGE)
                               ------------------

    SEE "INVESTMENT CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN MATERIAL RISKS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE PREFERRED SECURITIES AND THE CONVERTIBLE SUBORDINATED DEBENTURES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.
                                ----------------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED   UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  PROSPECTUS.
          ANY REPRESENTATION TO  THE CONTRARY IS  A CRIMINAL  OFFENSE.
                                 --------------


                                                                                                     PROCEEDS TO
                                                     INITIAL PUBLIC          UNDERWRITING         ST. PAUL CAPITAL
                                                     OFFERING PRICE         COMMISSION (1)             (2)(3)
                                                  ---------------------  ---------------------  ---------------------
Per Preferred Security..........................         $ 50.00                  (2)                  $ 50.00
Total(4)........................................      $150,000,000                (2)               $150,000,000

- --------------------------
(1) St. Paul Capital and The St. Paul have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(2) In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used by St. Paul Capital to purchase convertible subordinated debentures of The St. Paul, the Underwriting Agreement provides that The St. Paul will pay to the Underwriters, as compensation ("Underwriters' Compensation"), $ per Preferred Security (or $ in the aggregate). See "Underwriting".
(3) Expenses of the offering which are payable by The St. Paul are estimated to be $380,000.
(4) St. Paul Capital and The St. Paul have granted the Underwriters an option for 30 days to purchase up to an additional 450,000 Preferred Securities at the initial public offering price per Preferred Security solely to cover over-allotments. The St. Paul will pay to the Underwriters, as Underwriters' Compensation, $ per Preferred Security purchased pursuant to this option. If such option is exercised in full, the total initial public offering price, underwriting commission and proceeds to St. Paul Capital will be $172,500,000, $, and $172,500,000, respectively. See
     "Underwriting".


                                ----------------


    The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company on or about _________________, 1995.

- --------------------------

* MIPS is a service mark of Goldman, Sachs & Co.


GOLDMAN, SACHS & CO.                                 J.P. MORGAN SECURITIES INC.
                                   ---------


                    The date of this Prospectus is __, 1995.

(CONTINUED FROM PREVIOUS PAGE)

    In the event of the liquidation of St. Paul Capital, holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation preference of $50 plus accumulated and unpaid dividends to the date of payment, subject to certain limitations. See "Description of Securities Offered -- Preferred Securities -- Liquidation Rights".


    Each Preferred Security is convertible in the manner described herein at the option of the holder, at any time prior to the Conversion Expiration Date (as hereinafter defined), into shares of Common Stock, without par value, of The St. Paul ("St. Paul Common Stock") at the rate of ____ shares of St. Paul Common Stock for each Preferred Security (equivalent to a conversion price of $__ per share of St. Paul Common Stock), subject to adjustment in certain circumstances. Whenever The St. Paul issues shares of St. Paul Common Stock upon conversion of Preferred Securities, The St. Paul will issue, together with each share of St. Paul Common Stock, under the circumstances described herein, one Stock Purchase Right (as defined herein) entitling the holder thereof, under certain circumstances, to purchase shares of Series A Junior Participating Preferred Stock, without par value, of The St. Paul. See "Description of Securities Offered -- Preferred Securities -- Conversion Rights" and "Description of St. Paul Capital Stock". The last reported sale price of St. Paul Common Stock, which is listed under the symbol "SPC" on the New York Stock Exchange ("NYSE"), on May 3, 1995 was $49 3/8 per share. See "Market Prices of St. Paul Common Stock". On and after ____________ ____, St. Paul Capital may, at its option, cause the conversion rights of holders of the Preferred Securities to expire. St. Paul Capital may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price (as defined herein) of St. Paul Common Stock exceeds 120% of the conversion price of the Preferred Securities, subject to adjustment in certain circumstances. In order to exercise its conversion expiration option, St. Paul Capital must issue a press release announcing the date upon which conversion rights will expire (the "Conversion Expiration Date"), prior to the opening of business on the second trading day after a period in which the condition in the preceding sentence has been met, but in no event prior to ____________ ____. The Conversion Expiration Date shall be a date not less than 30 and not more than 60 days following the date of the press release described above. See "Description of Securities Offered -- Preferred Securities -- Conversion Rights".



    The  Preferred  Securities  are  also  subject  to  exchange  in  the manner described herein, in whole but not in part, into depositary shares (the "Depositary Shares"), each representing ownership of 1/100th of a share of Series C Cumulative Convertible Preferred Stock, without par value (liquidation preference $5000 per share), of The St. Paul ("St. Paul Series C Convertible Preferred Stock"), deposited with the Depositary (as defined herein) upon a vote of the holders of a majority of the aggregate liquidation preference of all outstanding Preferred Securities following the failure of holders of Preferred Securities to receive dividends in full for 15 consecutive months (including any such failure caused by the deferral of interest payments on the Convertible Subordinated Debentures). Each Depositary Share will entitle the holder thereof to all proportional rights and preferences of the St. Paul Series C Convertible Preferred Stock (including dividend, voting, conversion and liquidation rights and preferences). The St. Paul Series C Convertible Preferred Stock will have dividend and conversion features substantially similar to those of the Preferred Securities (adjusted proportionately per Depositary Share) but will not be subject to mandatory redemption. See "Description of Securities Offered -- Preferred Securities -- Optional Exchange for Depositary Shares", "--
Description of St. Paul Series C Convertible Preferred Stock" and "-- Description of Depositary Shares".


    In the event that, at any time after the Conversion Expiration Date, less than 5% of the Preferred Securities remain outstanding, such Preferred Securities shall be redeemable at the option of St. Paul Capital, in whole but not in part, at a redemption price equal to the liquidation preference for such Preferred Securities plus accumulated and unpaid dividends (whether or not earned or declared). The Preferred Securities have no maturity date, although they are subject to mandatory redemption upon the repayment at maturity or as a result of acceleration of the Convertible Subordinated Debentures and St. Paul Capital is subject to dissolution in the event of a Special Event (as defined herein), as described below. See "Description of Securities Offered -- Preferred Securities -- Redemption".

    Under certain circumstances following the occurrence of a Special Event, The St. Paul may cause St. Paul Capital to be dissolved and cause the Convertible Subordinated Debentures to be distributed to the holders of the Preferred Securities. If Convertible Subordinated Debentures are so distributed, The St. Paul will use its best efforts to have such Convertible Subordinated Debentures listed on the same exchange on which the Preferred Securities are then listed. See "Description of Securities Offered -- Preferred Securities -- Special Event Distribution" and "-- Description of the Convertible Subordinated Debentures".

    The St. Paul will irrevocably and unconditionally guarantee, on a subordinated basis and to the extent set forth herein, the payment of dividends by St. Paul Capital on the Preferred Securities (but only if and to the extent declared from funds of St. Paul Capital legally available therefor), the redemption price (including all accumulated and unpaid dividends) payable with respect to the Preferred Securities and payments on liquidation with respect to the Preferred Securities (but only to the extent of the assets of St. Paul Capital available for distribution to holders of the Preferred Securities) (the "Guarantee"). The Guarantee will be unsecured, will be subordinate to all other liabilities of The St. Paul and will rank PARI PASSU (I.E., on a parity) with the most senior preferred or preference stock now or hereafter issued by The St. Paul. Given such subordination, if The St. Paul is unable to make timely payments on the Convertible Subordinated Debentures, there is a substantial likelihood that it would also be unable to make timely payments on the Guarantee. See "Description of Securities Offered -- Description of the Guarantee".

    St. Paul Capital's ability to pay amounts due on the Preferred Securities is solely dependent upon The St. Paul's ability to make payments on the Convertible Subordinated Debentures. Interest payment periods on the Convertible Subordinated Debentures are monthly but may be extended by The St. Paul for up to 60 months (a "deferral of interest payments"), in which event monthly dividend payments on the Preferred Securities by St. Paul Capital would be deferred (but would continue to compound monthly). Prior to the end of any such deferral of interest payments, The St. Paul may further defer interest payments, provided that all such deferrals may not exceed 60 months in the aggregate, and provided further that no such deferral may extend the stated maturity date of the Convertible Subordinated Debentures. After The St. Paul has paid all accrued and unpaid interest (including compound interest) following a deferral of interest payments, it may again defer interest payments for up to 60 months, subject to the preceding sentence. At the end of such deferral of interest payments, The St. Paul is required to pay all accrued and unpaid interest (including compound interest) and upon such repayment St. Paul Capital would be able to pay all accumulated and unpaid dividends on the Preferred Securities (including Additional Dividends, as defined herein). If The St. Paul does not make interest payments on the Convertible Subordinated Debentures, St. Paul Capital would not be able to declare or pay dividends on the Preferred Securities. The Guarantee is a full and unconditional guarantee from the time of its issuance, but does not apply to any payment of dividends unless and until such dividends are declared. The failure of holders of the Preferred Securities to receive dividends in full for 15 consecutive months (including any such failure caused by a deferral of interest payments on the Convertible Subordinated Debentures) would trigger the right of such holders to obtain Depositary Shares representing St. Paul Series C Convertible Preferred Stock in the manner described herein. See "Description of Securities Offered -- Preferred Securities -- Dividends -- Description of the Guarantee" and "-- Description of the Convertible Subordinated Debentures".


    The Convertible Subordinated Debentures are subordinate in right of payment to all Senior Indebtedness (as defined under "Description of Securities Offered
- -- Description of the Convertible Subordinated Debentures -- Subordination") of The St. Paul. As of March 31, 1995, The St. Paul had approximately $628 million of indebtedness constituting Senior Indebtedness and no indebtedness or other
obligations  that  would   rank  equally  with   the  Convertible   Subordinated
Debentures. The Convertible Subordinated Debentures will not be guaranteed by St. Paul Capital Holdings, Inc.

    The Preferred Securities have been approved for listing on the NYSE, subject to notice of issuance, under the symbol "SPC pfM".


    The Preferred Securities will be represented by a global certificate or certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described herein, Preferred Securities in certificated form will not be issued in exchange for the global certificate or certificates. See "Description of Securities Offered -- Preferred Securities -- Book-Entry-Only Issuance -- The Depository Trust Company".

                                 --------------

    FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                                 --------------


    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE PREFERRED SECURITIES OFFERED HEREBY AND ST. PAUL COMMON STOCK AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NYSE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

    The St. Paul is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by The St. Paul may be inspected and copied at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 7th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    The St. Paul and St. Paul Capital have filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

    No separate financial statements of St. Paul Capital have been included herein. The St. Paul and St. Paul Capital do not consider that such financial statements would be material to holders of Preferred Securities as St. Paul Capital is a newly organized special purpose entity, has no operating history and no independent operations and is not engaged in, and does not propose to engage in, any activity other than as described under "St. Paul Capital". Further, The St. Paul believes that financial statements of St. Paul Capital are not material to the holders of the Preferred Securities as the Preferred Securities have been structured to provide a guarantee by The St. Paul of the Preferred Securities such that the holders of the Preferred Securities with respect to the payment of dividends and amounts upon liquidation, dissolution and winding-up are at least in the same position VIS-A-VIS the assets of The St. Paul as a preferred stockholder of The St. Paul. See "St. Paul Capital" and "Description of Securities Offered -- Preferred Securities", "-- Description of the Guarantee" and "-- Description of the Convertible Subordinated Debentures". The St. Paul beneficially owns directly or indirectly all of the Common Securities of St. Paul Capital. The preferred limited liability company interests represented by the Preferred Securities will have a preference with respect to cash distributions and amounts payable on liquidation over the Common Securities owned directly or indirectly by The St. Paul.

    Each holder of Preferred Securities will be furnished annually with The St. Paul's Annual Report to Shareholders, containing audited consolidated financial statements of The St. Paul, as soon as such report is available after the end of The St. Paul's fiscal year.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The following documents filed with the Commission pursuant to the Exchange Act are incorporated herein by reference:


        1. The St. Paul's Annual Report on Form 10-K for the year ended December 31, 1994.

        2.  The St. Paul's Current Report on Form 8-K, dated January 24, 1995.


        3. The description of the Preferred Securities contained in St. Paul Capital's Registration Statement on Form 8-A, dated April 21, 1995.



        4. The descriptions of the St. Paul Common Stock and Stock Purchase Rights contained in The St. Paul's Registration Statements on Form 8-A, each dated October 17, 1991.


    All documents filed by The St. Paul with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering described herein shall hereby be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The St. Paul will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference into this Prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to The St. Paul Companies, Inc., 385 Washington Street, St. Paul, Minnesota 55102, Attention: Bruce A. Backberg, Vice President and Corporate Secretary, telephone (612) 221-7911.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. UNLESS OTHERWISE SPECIFIED, REFERENCES HEREIN TO THE "COMPANY" OR "THE ST. PAUL" REFER TO THE ST. PAUL COMPANIES, INC. AND ITS CONSOLIDATED SUBSIDIARIES. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS.

                          THE ST. PAUL COMPANIES, INC.


    The St. Paul is a management company principally engaged, through its subsidiaries, in three industry segments: property-liability insurance underwriting (primarily through its wholly-owned subsidiary, St. Paul Fire and Marine Insurance Company), insurance brokerage (primarily through its brokerage subsidiary, Minet) and investment banking-asset management (through its 77% stake in The John Nuveen Company). As a management company, The St. Paul oversees the operations of its subsidiaries and provides them with capital, management and administrative services. According to "Fortune" magazine's most recent rankings, in terms of total assets, The St. Paul was the 25th largest diversified financial company in the United States at December 31, 1993. At March 23, 1995, The St. Paul and its subsidiaries employed approximately 12,900 persons.


    The St. Paul's primary business is insurance underwriting, which accounted for 88% of consolidated revenues in 1994. Insurance brokerage and investment banking-asset management operations accounted for 7% and 5% of consolidated revenues, respectively, in 1994.

    The Company's principal executive offices are located at 385 Washington Street, St. Paul, Minnesota 55102, and its telephone number is (612) 221-7911.

                            ST. PAUL CAPITAL L.L.C.


    St. Paul Capital is a limited liability company formed under the laws of Delaware and is managed by The St. Paul and The St. Paul's wholly-owned subsidiary St. Paul Capital Holdings, Inc. ("St. Paul Holdings" and, collectively with The St. Paul, the "Managing Members"). The Managing Members own all of the Common Securities of St. Paul Capital. The Common Securities are nontransferable and are and will be beneficially owned directly or indirectly by the Company. The Managing Members are the sole members of St. Paul Capital and are also the only managers of St. Paul Capital. St. Paul Capital's principal executive offices are located at 385 Washington Street, St. Paul, Minnesota 55102, telephone: (612) 221-7911. The principal executive offices of the Managing Members are located at 385 Washington Street, St. Paul, Minnesota 55102, telephone: (612) 221-7911.



    Pursuant to St. Paul Capital's Amended and Restated Limited Liability Company Agreement (the "L.L.C. Agreement"), the Managing Members have unlimited liability for the debts, obligations and liabilities of St. Paul Capital in the same manner as a general partner of a Delaware limited partnership (which does not include obligations to holders of Preferred Securities in their capacity as such). The holders of Preferred Securities will not be generally liable for the debts, obligations or liabilities of St. Paul Capital solely by reason of being a member of St. Paul Capital (subject to their obligation to repay any funds wrongfully distributed to them).


    St. Paul Capital exists exclusively for the purposes of issuing its Preferred Securities and Common Securities and investing the proceeds thereof, together with substantially all the capital contributed by the Managing Members in respect of the Common Securities, in the Convertible Subordinated Debentures, and may engage in no other activities now or in the future. The payment by St. Paul Capital of dividends due on the Preferred Securities is solely dependent on its receipt of interest payments on the Convertible Subordinated Debentures. To the extent that aggregate interest payments on the Convertible Subordinated Debentures exceed aggregate dividends on the Preferred Securities and such dividends have been paid in full, St. Paul Capital may at times have excess funds, which shall be distributed to the Company.

    SEE "INVESTMENT CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN MATERIAL RISKS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE PREFERRED SECURITIES AND THE CONVERTIBLE SUBORDINATED DEBENTURES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.

                                   [GRAPHIC]

    1. ST. PAUL CAPITAL. The issuer of the Preferred Securities is a special purpose Delaware limited liability company formed by The St. Paul and its wholly-owned subsidiary St. Paul Holdings for the exclusive purposes of issuing the Preferred Securities (which will constitute all of St. Paul Capital's preferred limited liability company interests) and investing the proceeds thereof, together with substantially all the capital contributed by the Managing Members in respect of the Common Securities, in the Convertible Subordinated Debentures. The Managing Members will own 100% of the Common Securities of St. Paul Capital. St. Paul Capital will be taxed as a partnership for federal income tax purposes.

    2. PREFERRED SECURITIES. The Preferred Securities issued by St. Paul Capital are preferred limited liability company interests that are convertible into St. Paul Common Stock. Distributions on Preferred Securities are not eligible for the dividends received deduction for federal income tax purposes.


    3. PREFERRED SECURITIES PROCEEDS INVESTED IN CONVERTIBLE SUBORDINATED DEBENTURES OF THE ST. PAUL. Proceeds of Preferred Securities will be used by St. Paul Capital to purchase Convertible Subordinated Debentures of The St. Paul having a maturity of 30 years from date of issue and the same economic terms as the Preferred Securities. The St. Paul may elect to defer interest payments on the Convertible Subordinated Debentures for up to 60 months, but only if The St. Paul neither declares nor pays any dividends on its capital stock during such deferral period. If The St. Paul defers interest payments on the Convertible Subordinated Debentures, St. Paul Capital would be unable to pay dividends on the Preferred Securities. The Convertible Subordinated Debentures are not guaranteed by St. Paul Holdings.

    4. REPAYMENT OF CONVERTIBLE SUBORDINATED DEBENTURES. The St. Paul repays the Convertible Subordinated Debentures in cash or the Convertible Subordinated Debentures are converted into St. Paul Common Stock.

    5. OWNERSHIP OF COMMON SECURITIES AND GUARANTEE. The Managing Members own 100% of the Common Securities of St. Paul Capital. The St. Paul guarantees, on an unsecured and subordinated basis, (a) the payment of dividends (but only if and to the extent declared from funds legally available therefor) on the Preferred Securities, (b) the payment of the redemption price payable with respect to the Preferred Securities (but only to the extent that funds of St. Paul Capital are legally available therefor) and (c) payments on liquidation with respect to the Preferred Securities (but only to the extent that assets of St. Paul Capital are available for distribution to holders of Preferred Securities).

                                  THE OFFERING


Securities Offered................  3,000,000  of St.  Paul Capital's  % Convertible Monthly
                                    Income Preferred Securities,  liquidation preference  of
                                    $50 per security. Additionally, St. Paul Capital and The
                                    St.  Paul have granted the Underwriters an option for 30
                                    days to purchase up  to an additional 450,000  Preferred
                                    Securities  at the initial  public offering price solely
                                    to cover over-allotments, if any.
Dividends.........................  Dividends on the Preferred Securities will be cumulative from the  date of  original  issuance of  the  Preferred
                                    Securities  and will be payable at  the annual rate of %
                                    of the  liquidation  preference  of  $50  per  Preferred
                                    Security.  Dividends will be paid  monthly in arrears on
                                    the last day of each calendar month, commencing ,  1995.
                                    The   proceeds  from  the   offering  of  the  Preferred
                                    Securities will be invested in the Convertible  Subordi-
                                    nated   Debentures.  Interest  payment  periods  on  the
                                    Convertible Subordinated Debentures are monthly but  may
                                    be  extended from time to time by The St. Paul for up to
                                    60 months,  in which  event St.  Paul Capital  would  be
                                    unable   to  make  monthly   dividend  payments  on  the
                                    Preferred Securities  during  the  period  of  any  such
                                    extension.   During   such  period,   interest   on  the
                                    Convertible  Subordinated   Debentures   will   compound
                                    monthly and Additional Dividends (as defined below) will
                                    continue  to  accumulate  on  the  Preferred Securities.
                                    Selection of such an extended interest payment period is
                                    referred to herein as a "deferral of interest payments".
                                    "Additional Dividends",  as used  herein, means  amounts
                                    payable  upon any  dividend arrearages  on the Preferred
                                    Securities in  order  to  provide,  in  effect,  monthly
                                    compounding  on such dividend  arrearages. See "Dividend
                                    Deferral Provisions" below.  The failure  of holders  of
                                    the  Preferred Securities  to receive  dividends in full
                                    (including arrearages) for  15 consecutive months  would
                                    trigger  the right of such  holders to obtain depositary
                                    shares  (the  "Depositary  Shares"),  each  representing
                                    1/100th  of a  share of Series  C Cumulative Convertible
                                    Preferred Stock,  without par  value,  of The  St.  Paul
                                    (liquidation  preference  $5000  per  share)  ("St. Paul
                                    Series  C  Convertible   Preferred  Stock"),  upon   the
                                    affirmative  vote or written consent of the holders of a
                                    majority of

                                    the aggregate liquidation preference of the  outstanding
                                    Preferred Securities, as described below under "Optional
                                    Exchange   for   Depositary  Shares".   See  "Investment
                                    Considerations -- Option to Defer Payment of Dividends,"
                                    "Investment  Considerations  --   Tax  Consequences   of
                                    Deferral    of   Interest    Payments   on   Convertible
                                    Subordinated  Debentures,"  "Description  of  Securities
                                    Offered  -- Description of  the Convertible Subordinated
                                    Debentures --  Option to  Defer Interest  Payments"  and
                                    "Description   of   Securities   Offered   --  Preferred
                                    Securities -- Optional Exchange for Depositary Shares".
Dividend Deferral Provisions......  The St. Paul has the right, at any time and from time to time, to  defer  interest payments  on  the  Convertible
                                    Subordinated   Debentures.  Monthly   dividends  on  the
                                    Preferred Securities  would  be  deferred  by  St.  Paul
                                    Capital   (but  would  continue   to  accrue  Additional
                                    Dividends) during  any such  deferral of  interest  pay-
                                    ments.  The St. Paul will have the right during any such
                                    deferral of interest payments  to make partial  payments
                                    of  interest and at the end  of such periods may pay all
                                    interest then accrued and unpaid (together with compound
                                    interest). Upon a partial payment of interest by The St.
                                    Paul,  St.  Paul  Capital  may  pay  partial  PRO   RATA
                                    dividends  to holders of  Preferred Securities, and upon
                                    the payment of  all accrued and  unpaid interest on  the
                                    Convertible Subordinated Debentures, may pay in full all
                                    accumulated  and unpaid  dividends (including Additional
                                    Dividends).  Prior  to  the  end  of  such  deferral  of
                                    interest  payments,  The  St.  Paul  may  further  defer
                                    interest payments, provided that all such deferrals  may
                                    not  exceed 60 months in the aggregate nor extend beyond
                                    the stated  maturity  of  the  Convertible  Subordinated
                                    Debentures.  After The St. Paul has paid all accrued and
                                    unpaid interest (including compound interest)  following
                                    a  deferral  of interest  payments,  it may  again defer
                                    interest payments for  up to 60  months, subject to  the
                                    preceding  sentence. St. Paul  Capital will give written
                                    notice of The St.  Paul's deferral of interest  payments
                                    to the holders of Preferred Securities no later than the
                                    last  date on which  it would be  required to notify the
                                    NYSE of  the  record  or payment  date  of  the  related
                                    dividend,  which  is  currently 10  days  prior  to such
                                    record or payment  date. See "Investment  Considerations
                                    --  Option to Defer  Payment of Dividends," "Description
                                    of  Securities  Offered   --  Preferred  Securities   --
                                    Dividends"  and  "Description of  Securities  Offered --
                                    Description of the  Convertible Subordinated  Debentures
                                    -- Option to Defer Interest Payments". Should a deferral
                                    of  interest payments occur, St. Paul Capital, except in
                                    very limited  circumstances,  will  continue  to  accrue
                                    income for United States income tax purposes, which will
                                    be  allocated  to  holders  of  Preferred  Securities in
                                    advance of  any  corresponding  cash  distribution.  See
                                    "Investment   Considerations  --   Tax  Consequences  of
                                    Deferral   of   Interest    Payments   on    Convertible
                                    Subordinated Debentures" and "Certain Federal Income Tax
                                    Considerations   --   Potential  Deferral   of  Interest
                                    Payment".

Liquidation Preference............  $50 per Preferred Security, plus an amount equal to  any accumulated  and unpaid dividends (whether or not earned
                                    or declared).
Conversion into St. Paul Common
 Stock............................  Each Preferred  Security is  convertible in  the  manner described below at the option of the holder, at any time
                                    prior  to  the  Conversion Expiration  Date  (as defined
                                    below), into shares  of St. Paul  Common Stock,  without
                                    par  value (the "St. Paul Common Stock"), at the rate of
                                    shares of  St.  Paul  Common Stock  for  each  Preferred
                                    Security  (equivalent  to a  conversion  price of  $ per
                                    share of St. Paul  Common Stock). Such conversion  price
                                    will  be subject to adjustment in certain circumstances,
                                    including the payment or distribution by The St. Paul of
                                    certain  types  of  dividends,  distributions  or  other
                                    payments   to   holders  of   St.  Paul   Common  Stock;
                                    subdivisions and combinations of St. Paul Common  Stock;
                                    and  certain payments  in respect of  tender or exchange
                                    offers for St. Paul Common Stock. Such conversion  price
                                    will also be subject to adjustment in the event that The
                                    St.  Paul is a party to certain transactions (including,
                                    without  limitation,  certain  mergers,  consolidations,
                                    sales  of all or substantially all  of the assets of The
                                    St. Paul, recapitalizations or reclassifications of  St.
                                    Paul Common Stock or any compulsory share exchange) as a
                                    result  of  which shares  of St.  Paul Common  Stock are
                                    converted into the right ro receive securities, cash  or
                                    other  property. See "Description  of Securities Offered
                                    --  Preferred   Securities  --   Conversion  Rights   --
                                    Conversion  Price  Adjustments  --  General"  and  "  --
                                    Conversion Price Adjustments -- Merger, Consolidation or
                                    Sale of Assets of The St. Paul".
                                    A holder of a Preferred Security wishing to exercise its
                                    conversion  right   shall   surrender   such   Preferred
                                    Security,   together  with   an  irrevocable  conversion
                                    notice, to  the  Conversion Agent  (as  defined  herein)
                                    acting on behalf of the holders of Preferred Securities,
                                    which  shall  exchange  the  Preferred  Security  for  a
                                    portion of the Convertible Subordinated Debentures  held
                                    by   St.  Paul  Capital  and  immediately  convert  such
                                    Convertible Subordinated Debentures and any accrued  and
                                    unpaid  interest thereon  into St. Paul  Common Stock. A
                                    holder of Preferred Securities should not recognize gain
                                    or loss upon the  exchange through the Conversion  Agent
                                    of Preferred Securities for a proportionate share of the
                                    Convertible  Subordinated  Debentures held  by  St. Paul
                                    Capital. Except to  the extent  attributable to  accrued
                                    but  unpaid  interest  on  the  Convertible Subordinated
                                    Debentures, a holder should  not recognize gain or  loss
                                    upon  the  exchange  through  the  Conversion  Agent  of
                                    Convertible Subordinated Debentures for St. Paul  Common
                                    Stock. See "Certain Federal Income Tax Considerations --
                                    Exchange of Preferred Securities for St. Paul Stock". On
                                    and  after  ,  and  provided that  St.  Paul  Capital is
                                    current in  the payment  of dividends  on the  Preferred
                                    Securities,  St. Paul Capital may,  at its option, cause
                                    the  conversion  rights  of  holders  of  the  Preferred
                                    Securities    to   expire.   St.    Paul   Capital   may

                                    exercise this option only if for 20 trading days  within
                                    any period of 30 consecutive trading days, including the
                                    last  trading  day of  such  period, the  Current Market
                                    Price (as  herein  defined)  of St.  Paul  Common  Stock
                                    exceeds  120% of  the conversion price  of the Preferred
                                    Securities,   subject   to    adjustment   in    certain
                                    circumstances.  In  order  to  exercise  its  conversion
                                    expiration option, St. Paul  Capital must issue a  press
                                    release  for publication  on the Dow  Jones News Service
                                    announcing the Conversion Expiration  Date prior to  the
                                    opening  of business on  the second trading  day after a
                                    period in which the condition in the preceding  sentence
                                    has  been  met, but  in no  event prior  to .  The press
                                    release shall  announce the  Conversion Expiration  Date
                                    and  provide  the current  conversion price  and Current
                                    Market Price of the  Preferred Securities, in each  case
                                    as of the close of business on the trading day next pre-
                                    ceding  the date  of the  press release.  Written notice
                                    containing the same information  set forth in the  press
                                    release  will be sent by first-class mail to each holder
                                    of Preferred Securities not more than four business days
                                    after issuance  of  the press  release.  The  Conversion
                                    Expiration Date shall be a date not less than 30 and not
                                    more  than  60 days  following  the date  of  such press
                                    release or, if  St. Paul Capital  has not exercised  its
                                    conversion expiration option, the earlier of the date of
                                    an  Exchange Election referred  to below under "Optional
                                    Exchange for  Depositary Shares"  or two  business  days
                                    prior to the scheduled date for the mandatory redemption
                                    of   the  Preferred  Securities.   See  "Description  of
                                    Securities Offered -- Preferred Securities -- Conversion
                                    Rights".
                                    Whenever The St. Paul issues shares of Common Stock upon
                                    conversion of Preferred  Securities, The  St. Paul  will
                                    issue,  together with  each such share  of Common Stock,
                                    one Stock Purchase Right  (as defined herein)  entitling
                                    the  holder  thereof,  under  certain  circumstances, to
                                    purchase Series A  Preferred Stock of  The St. Paul  (or
                                    other  securities  in  lieu  thereof)  pursuant  to  the
                                    Shareholder Protection  Rights  Agreement, dated  as  of
                                    December  4, 1989, as  amended (the "Rights Agreement"),
                                    between The St. Paul and First Chicago Trust Company  of
                                    New  York, as  Rights Agent.  The Stock  Purchase Rights
                                    will expire on December  19, 1999, subject to  extension
                                    to  December  18,  2002 under  certain  circumstances or
                                    earlier redemption by The St. Paul.
Redemption........................  If at any time following the Conversion Expiration Date,
                                    less  than  5%  of   the  Preferred  Securities   remain
                                    outstanding,   such   Preferred   Securities   shall  be
                                    redeemable at the option of St. Paul Capital, as a whole
                                    but not  in  part, at  a  redemption price  of  $50  per
                                    Preferred  Security together with accumulated and unpaid
                                    dividends (whether  or  not  earned  or  declared)  (the
                                    "Redemption  Price"). The  Preferred Securities  have no
                                    maturity date, although  they are  subject to  mandatory
                                    redemption upon the repayment at maturity (on , 2025) or
                                    as   a  result   of  acceleration   of  the  Convertible
                                    Subordinated Debentures. See "Description of  Securities
                                    Offered -- Description of

                                    the Convertible Subordinated Debentures -- Events of De-
                                    fault".  The  Preferred  Securities  are  not  otherwise
                                    redeemable for any reason,  including in the event  that
                                    St.  Paul Capital  should become  subject to  federal or
                                    state taxation.  To the  extent  that such  taxation  or
                                    other events cause St. Paul Capital to have insufficient
                                    funds to pay full dividends on the Preferred Securities,
                                    the  holders will  have available  to them  the exchange
                                    option described below. Upon  the occurrence of  certain
                                    Tax  Events (as defined herein)  St. Paul Capital may be
                                    dissolved and  the Convertible  Subordinated  Debentures
                                    distributed  to holders of the Preferred Securities. See
                                    "-- Special Event Distribution".
Special Event Distribution........  Upon the occurrence of a Tax Event (as defined  herein), the  Managing Members may, and upon the occurrence of an
                                    Investment  Company  Event   (as  defined  herein)   the
                                    Managing  Members shall, dissolve  St. Paul Capital and,
                                    after satisfaction of  liabilities to  creditors of  St.
                                    Paul  Capital as  required by applicable  law, cause the
                                    Convertible Subordinated Debentures to be distributed to
                                    the holders of  the Preferred  Securities in  connection
                                    with the liquidation of St. Paul Capital. In the case of
                                    a Special Event that is a Tax Event (as defined herein),
                                    however,  the Managing Members may elect not to dissolve
                                    St. Paul Capital and  to cause the Preferred  Securities
                                    to  remain outstanding.  See "Description  of Securities
                                    Offered  --  Preferred   Securities  --  Special   Event
                                    Distribution"  and  "-- Description  of  the Convertible
                                    Subordinated Debentures".
Optional Exchange for Depositary
 Shares...........................  Upon the failure of holders of the Preferred  Securities to  receive, for 15 consecutive  months, the full amount
                                    of  dividend  payments  (including  any  arrearages  and
                                    including  any  such  failure caused  by  a  deferral of
                                    interest  payments  on   the  Convertible   Subordinated
                                    Debentures)  the holders of a  majority of the aggregate
                                    liquidation preference of Preferred Securities then out-
                                    standing, voting  as a  class at  a special  meeting  of
                                    members  called for such purpose  or by written consent,
                                    may, at  their option,  direct the  Conversion Agent  to
                                    exchange  all (but not  less than all)  of the Preferred
                                    Securities for Convertible Subordinated Debentures  held
                                    by  St. Paul  Capital, and  to immediately  exchange the
                                    Convertible Subordinated Debentures and any accrued  and
                                    unpaid  interest thereon  on behalf of  such holders for
                                    Depositary Shares, each representing a 1/100th  interest
                                    in a
                                    share  of St. Paul Series  C Convertible Preferred Stock
                                    at the Exchange Price (as defined under "Description  of
                                    Securities    Offered   --   Preferred   Securities   --
                                    Dividends"). Each  Depositary  Share  will  entitle  the
                                    holder  thereof to  a proportionate share  in all rights
                                    and preferences  of the  St. Paul  Series C  Convertible
                                    Preferred  Stock (including dividend, voting, conversion
                                    and liquidation rights  and preferences).  The St.  Paul
                                    Series C Convertible Preferred Stock will have dividend,
                                    conversion  and other terms substantially similar to the
                                    terms   of    the   Preferred    Securities    (adjusted
                                    proportionately    per    Depositary    Share),   except

                                    that, among other things, the holders of St. Paul Series
                                    C Convertible  Preferred Stock  will have  the right  to
                                    elect  two additional directors of The St. Paul whenever
                                    dividends on the St. Paul Series C Convertible Preferred
                                    Stock are in arrears for  18 months (including for  this
                                    purpose  any  arrearage  with respect  to  the Preferred
                                    Securities)  and  the  St.  Paul  Series  C  Convertible
                                    Preferred   Stock  will  not  be  subject  to  mandatory
                                    redemption. A holder of Preferred Securities should  not
                                    recognize  gain or  loss upon  the exchange  through the
                                    Conversion  Agent   of   Preferred  Securities   for   a
                                    proportionate  share  of  the  Convertible  Subordinated
                                    Debentures held  by  St.  Paul Capital.  Except  to  the
                                    extent  attributable to  accrued but  unpaid interest on
                                    the Convertible Subordinated Debentures, a holder should
                                    not recognize gain or loss upon the exchange through the
                                    Conversion Agent of Convertible Subordinated  Debentures
                                    for  Depository Shares. See  "Certain Federal Income Tax
                                    Considerations -- Exchange  of Preferred Securities  for
                                    St.   Paul  Stock".  If  the  Preferred  Securities  are
                                    exchanged for Depositary Shares,  The St. Paul will  use
                                    its best efforts to have the Depositary Shares listed on
                                    the  NYSE or any  other exchange on  which the Preferred
                                    Securities may  then  be  listed.  See  "Description  of
                                    Securities  Offered -- Description of  St. Paul Series C
                                    Convertible  Preferred   Stock"  and   "Description   of
                                    Securities  Offered -- Description of Depositary Shares"
                                    for a description of the principal terms of the St. Paul
                                    Series C Convertible Preferred Stock and the  Depositary
                                    Shares, respectively.
Guarantee.........................  Pursuant to a Guarantee Agreement (the "Guarantee"), The
                                    St.  Paul will irrevocably and unconditionally agree, on
                                    a subordinated basis, to  guarantee the payment in  full
                                    of (a) the dividends (including any Additional Dividends
                                    thereon)  payable by  St. Paul Capital  on the Preferred
                                    Securities, if and to the extent declared from funds  of
                                    St.  Paul  Capital legally  available therefor,  (b) the
                                    redemption price (including  all accumulated and  unpaid
                                    dividends)  of the  Preferred Securities,  to the extent
                                    funds  of  St.  Paul   Capital  are  legally   available
                                    therefor,  and (c) payments  on liquidation with respect
                                    to the Preferred Securities, to the extent the assets of
                                    St. Paul  Capital  are  available  for  distribution  to
                                    holders   of  the  Preferred  Securities.  A  holder  of
                                    Preferred  Securities   may  enforce   The  St.   Paul's
                                    obligations under the Guarantee directly against The St.
                                    Paul,  and The St. Paul waives any right to require that
                                    an action be  brought against  St. Paul  Capital or  any
                                    other person before proceeding against The St. Paul. The
                                    Guarantee  will be unsecured and will be subordinated to
                                    all liabilities of The St. Paul and will rank PARI PASSU
                                    (I.E., on  a  parity)  with the  most  senior  preferred
                                    shares  hereafter issued by The  St. Paul and PARI PASSU
                                    with any guarantee now or hereafter entered into by  The
                                    St. Paul in respect of any preferred or preference stock
                                    of  any affiliate  of The  St. Paul.  On the bankruptcy,
                                    liquidation  or  winding-up   of  The   St.  Paul,   its
                                    obligations  under the Guarantee will rank junior to all
                                    its other liabilities and,  therefore, funds may not  be
                                    available   for   payment  under   the   Guarantee.  See
                                    "Investment Considerations --

                                    Subordinate Obligations Under Guarantee and  Convertible
                                    Subordinated  Debentures," "Investment Considerations --
                                    Dependence  on  Subordinated  Debenture  Payments"   and
                                    "Description of Securities Offered -- Description of the
                                    Guarantee".
Voting Rights.....................  Generally,  holders of the Preferred Securities will not have any  voting  rights.  However,  upon  an  Event  of
                                    Default  under  the Convertible  Subordinated Debentures
                                    (as described under  "Description of Securities  Offered
                                    --   Description   of   the   Convertible   Subordinated
                                    Debentures -- Events of Default"), a failure by St. Paul
                                    Capital  to  pay  dividends   in  full  (including   any
                                    arrearages)   on   the  Preferred   Securities   for  15
                                    consecutive months (including any such failure caused by
                                    a deferral by The St.  Paul of interest payments on  the
                                    Convertible Subordinated Debentures) or a default by The
                                    St.  Paul  under  the  Guarantee,  the  holders  of  the
                                    Preferred Securities  will be  entitled to  appoint  and
                                    authorize  a special trustee  (the "Special Trustee") to
                                    enforce St. Paul Capital's rights under the  Convertible
                                    Subordinated   Debentures,   enforce   The   St.  Paul's
                                    obligations under  the  Guarantee  and,  to  the  extent
                                    permitted  by  law,  declare and  pay  dividends  on the
                                    Preferred Securities  to the  extent funds  are  legally
                                    available  therefor. The St. Paul  has agreed to execute
                                    and deliver  such  documents  as  may  be  necessary  or
                                    appropriate  for  the  Special Trustee  to  enforce such
                                    rights and obligations. In  addition, if for any  reason
                                    (including  a  deferral  by  The  St.  Paul  of interest
                                    payments on  the  Convertible  Subordinated  Debentures)
                                    holders  of Preferred Securities fail to receive, for 15
                                    consecutive months, the full amount of dividend payments
                                    (including any arrearages), the holders of the Preferred
                                    Securities will be entitled to call a special meeting of
                                    members for the purpose of deciding whether to  exchange
                                    all Preferred Securities then outstanding for Depositary
                                    Shares,  as described above under "Optional Exchange for
                                    Depositary  Shares".  See  "Description  of   Securities
                                    Offered -- Preferred Securities -- Dividends".
Use of Proceeds...................  The proceeds to be received by St. Paul Capital from the sale of the Preferred Securities will be invested in the
                                    Convertible  Subordinated  Debentures of  The  St. Paul,
                                    which, after paying  the expenses  associated with  this
                                    Offering,  will  use  such funds  for  general corporate
                                    purposes, which  may include  possible acquisitions  and
                                    the  reduction of short-term  indebtedness. Pending such
                                    use, the  net proceeds  may be  temporarily invested  in
                                    short-term debt obligations. See "Use of Proceeds".
Convertible Subordinated
 Debentures.......................  The  Convertible  Subordinated  Debentures  will  have a maturity of 30 years and will bear interest at the  rate
                                    of % per annum, payable monthly in arrears. The St. Paul
                                    has  the right to  select an interest  payment period or
                                    periods longer than  one month (during  which period  or
                                    periods  interest will compound  monthly), provided that
                                    any  such  deferral  of   interest  payments  will   not

                                    exceed 60 months and provided further that a deferral of
                                    interest  payments may not extend the stated maturity of
                                    the Convertible  Subordinated  Debentures.  Accordingly,
                                    dividend payments on the Preferred Securities may not be
                                    deferred  beyond the stated  maturity of the Convertible
                                    Subordinated Debentures. If The St. Paul defers interest
                                    payments longer than  one month, it  will be  prohibited
                                    from  paying dividends on  any of its  capital stock and
                                    making certain other  restricted payments until  monthly
                                    interest  payments are  resumed and  all accumulated and
                                    unpaid  interest  (including  any  interest  payable  to
                                    effect   monthly   compounding)   on   the   Convertible
                                    Subordinated Debentures is brought current. The St. Paul
                                    will have the  right to  make partial  payments of  such
                                    interest  during  a deferral  of interest  payments. The
                                    failure by The St. Paul to make interest payments during
                                    a deferral of interest  payments would not constitute  a
                                    default  or  an event  of default  under The  St. Paul's
                                    currently  outstanding  indebtedness.  The   Convertible
                                    Subordinated  Debentures are convertible  into shares of
                                    St. Paul  Common  Stock at  the  option of  the  holders
                                    thereof  and  are  exchangeable  for  Depositary  Shares
                                    representing St.  Paul  Series C  Convertible  Preferred
                                    Stock  as described  above under  "Optional Exchange for
                                    Depositary Shares". St. Paul  Capital will covenant  not
                                    to  convert  Convertible Subordinated  Debentures except
                                    pursuant to  a notice  of  conversion delivered  to  the
                                    Conversion  Agent by  a holder  of Preferred Securities.
                                    The  payment  of  the  principal  and  interest  on  the
                                    Convertible  Subordinated Debentures will be subordinate
                                    in right  of  payment  to all  Senior  Indebtedness  (as
                                    defined  under  "Description  of  Securities  Offered --
                                    Description of the  Convertible Subordinated  Debentures
                                    --  Subordination")  of The  St. Paul.  As of  March 31,
                                    1995, The  St. Paul  had  $628 million  of  indebtedness
                                    constituting  Senior Indebtedness and no indebtedness or
                                    other obligations  that  would  rank  equally  with  the
                                    Convertible  Subordinated  Debentures.  See  "Investment
                                    Considerations   --   Subordinate   Obligations    Under
                                    Guarantee  and Convertible  Subordinated Debentures" and
                                    "Investment Considerations -- Dependence on Subordinated
                                    Debenture  Payments".   The   Convertible   Subordinated
                                    Debentures  will not be guaranteed by St. Paul Holdings.
                                    While the Preferred Securities are outstanding, St. Paul
                                    Capital will not have the ability to amend the Indenture
                                    (as defined  below)  or  the terms  of  the  Convertible
                                    Subordinated  Debentures in a way that adversely affects
                                    the holders of the Preferred Securities, or to waive  an
                                    event of default under the Indenture without the consent
                                    of   holders  of   66  2/3%   in  aggregate  liquidation
                                    preference of the Preferred Securities then outstanding.
                                    See "Description of Securities Offered -- Description of
                                    the Convertible Subordinated Debentures --  Modification
                                    of Indenture".

                      SUMMARY FINANCIAL AND OPERATING DATA


    The selected data presented below under the captions "Income Statement Data" and "Balance Sheet Data" for, and as of the end of, each of the years in the five-year period ended December 31, 1994, are derived from the consolidated financial statements of the Company, which consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The consolidated financial statements as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, and the report thereon, are incorporated by reference elsewhere in this prospectus. The information presented below under the caption "Underwriting Operations" is unaudited. The financial data for the three months ended March 31, 1995 and 1994, respectively, have been derived from the Company's unaudited financial statements, which, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position for the periods and as of the dates presented. The results of operations for the three months ended March 31, 1995 may not be indicative of results for the entire fiscal year. The table should be read in conjunction with "Overview of Results" and the consolidated financial statements and the notes thereto incorporated by reference in this Prospectus. Numbers of shares and per share figures reflect a two-for-one stock split in June 1994.



                                                THREE MONTHS
                                              ENDED MARCH 31,                           YEAR ENDED DECEMBER 31,
                                          ------------------------  ---------------------------------------------------------------
                                             1995         1994         1994         1993         1992         1991         1990
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Premiums earned.........................  $   946,070  $   845,402  $ 3,412,081  $ 3,178,338  $ 3,143,246  $ 3,146,238  $ 2,893,959
Net investment income...................      186,389      168,408      694,594      661,106      666,374      675,604      669,989
Insurance brokerage fees and
 commissions............................       67,061       66,450      303,152      283,680      280,836      284,702      256,354
Investment banking-asset management.....       53,616       53,598      211,789      241,730      218,825      175,610      126,607
Realized gains(1).......................        2,977       21,783       41,974       58,254      155,735       38,008        9,864
Other...................................       11,346        8,134       37,695       37,064       33,676       31,538       48,464
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total revenues......................    1,267,459    1,163,775    4,701,285    4,460,172    4,498,692    4,351,700    4,005,237
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Insurance losses and loss adjustment
 expenses...............................      680,439      667,688    2,461,698    2,303,738    2,690,046    2,365,569    2,119,776
Policy acquisition, operating and
 administrative expenses(2).............      427,296      404,269    1,636,428    1,593,063    1,998,156    1,422,511    1,352,034
Interest expense........................       11,578        9,815       39,581       40,765       35,553       35,559       29,522
Income tax expense......................       37,550       17,566      120,750       94,997        7,458      122,999      112,635
Cumulative net benefit of accounting
 changes, net of taxes..................            0            0            0            0       76,483            0            0
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Net income (loss)...................  $   110,596  $    64,437  $   442,828  $   427,609  $  (156,038) $   405,062  $   391,270
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Fully diluted net income (loss) per
 common share...........................        $1.23        $0.71        $4.93        $4.73       $(1.94)       $4.50        $4.16
Cash dividends declared per common
 share..................................        $0.40       $0.375        $1.50        $1.40        $1.36        $1.30        $1.20
BALANCE SHEET DATA:
Total assets............................  $17,651,999  $16,741,009  $17,495,820  $17,149,196  $15,392,054  $14,744,717  $13,907,293
Total debt..............................      628,178      584,737      622,624      639,729      566,717      486,779      473,829
Change in unrealized appreciation of
 investments, net of taxes(3)...........      185,960     (311,937)    (574,896)     525,175      (23,815)      55,093      (67,558)
Common shareholders' equity.............    3,008,801    2,690,833    2,732,934    3,005,128    2,202,499    2,532,841    2,196,371
Book value per common share.............        35.67        32.02        32.46        35.47        26.18        29.78        26.00
Number of common shares outstanding.....   84,341,306   84,041,142   84,202,417   84,714,676   84,118,554   85,042,484   84,468,058
UNDERWRITING OPERATIONS:
GAAP underwriting result................  $   (15,452) $   (83,057) $  (113,008) $  (150,255) $  (566,886) $  (163,782) $  (120,730)
Statutory combined ratio:(4)............
  Loss and loss expense ratio...........         71.9         79.0         72.1         72.5         85.6         75.2         73.2
  Underwriting expense ratio............         30.4         31.2         30.2         32.0         32.2         29.4         30.0
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Combined ratio........................        102.3        110.2        102.3        104.5        117.8        104.6        103.2
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Combined ratio including policyholders'
 dividends..............................        102.4        110.2        102.3        104.7        118.2        105.0        104.2
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------

- ----------------------------------------
(1) 1992 realized gains include $98 million from the sale of a minority interest in The John Nuveen Company.
(2) 1992 operating and administrative expenses include a $365 million write-down of the goodwill associated with the Company's investment in Minet.
(3) The change for 1993 includes an increase of $502 million due to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".
(4) The combined ratio is not derived from the audited consolidated financial statements.

                           INVESTMENT CONSIDERATIONS

    PROSPECTIVE PURCHASERS OF PREFERRED SECURITIES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS:

SUBORDINATE OBLIGATIONS UNDER GUARANTEE AND CONVERTIBLE SUBORDINATED DEBENTURES

    The St. Paul's obligations under the Convertible Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of The St. Paul. The St. Paul's obligations under the Guarantee are subordinate to all liabilities of The St. Paul and will rank PARI PASSU (I.E., on a parity) with the most senior preferred shares hereafter issued by The St. Paul and PARI PASSU with any guarantee now or hereafter entered into by The St. Paul in respect of any preferred or preference stock of any affiliate of The St. Paul. There are no terms of the Preferred Securities, the Convertible Subordinated Debentures or the Guarantee that limit The St. Paul's ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Subordinated Debentures and the Guarantee, or the ability of its subsidiaries to incur additional indebtedness.


    The Guarantee is a full and unconditional guarantee of payment to the holders of the Preferred Securities of accumulated and unpaid monthly dividends declared by St. Paul Capital from funds legally available therefor, amounts payable on redemption out of funds legally available therefor, and the amounts available for distribution to holders of Preferred Securities on liquidation of St. Paul Capital. In each case, payments on the Preferred Securities are covered by the Guarantee only to the extent that St. Paul Capital has funds on hand legally available therefor and such payments do not otherwise violate applicable law. If The St. Paul were to default on its obligation to pay interest or amounts payable on redemption or maturity of the Convertible Subordinated Debentures, St. Paul Capital would lack legally available funds for the payment of dividends or amounts payable on redemption of the Preferred Securities, and in such event holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. On the bankruptcy, liquidation or winding-up of The St. Paul, its obligations under the Guarantee would rank junior to all of its liabilities and, therefore, funds might not be available in such circumstances for payment pursuant to the Guarantee. The Convertible
Subordinated  Debentures  are   not  guaranteed  by   St.  Paul  Holdings.   See
"Description of Securities Offered -- Description of the Guarantee" and "Description of Securities Offered -- Description of the Convertible Subordinated Debentures -- Subordination".



DEPENDENCE ON CONVERTIBLE SUBORDINATED DEBENTURE PAYMENTS

    St. Paul Capital's ability to pay amounts due on the Preferred Securities is solely dependent upon The St. Paul's ability to make payments on the Convertible Subordinated Debentures as and when required. Since The St. Paul is also the Guarantor of the Preferred Securities, in the event that St. Paul Capital were unable to make payments on the Preferred Securities as and when required, there is a substantial likelihood that The St. Paul would be unable to make payments on the Guarantee as and when required.

OPTION TO DEFER PAYMENT OF DIVIDENDS

    The St. Paul has the right to extend interest payment periods on the Convertible Subordinated Debentures for up to 60 months, and, as a consequence, monthly dividends on the Preferred Securities would be deferred (but Additional Dividends will continue to accumulate monthly) by St. Paul Capital during any such deferral of interest payments. In the event that The St. Paul exercises this right, neither The St. Paul nor any direct or indirect majority-owned subsidiary of The St. Paul (excluding The John Nuveen Company ("Nuveen") and Nuveen's consolidated subsidiaries) shall declare or pay any dividend on, or redeem, purchase, otherwise acquire or make a liquidation payment with respect to, any of its common or preferred stock or make any guarantee payment with respect to the foregoing (other than payments under the Guarantee or dividend or guarantee payments to The St. Paul from a direct or indirect majority-owned subsidiary), during any such deferral period and until all dividend arrearages have been paid in full. No deferral of interest payments may extend the stated maturity of the Convertible Subordinated Debentures. See "Description of Securities Offered -- Description of the Convertible Subordinated Debentures -- Option to Defer Interest Payments".

TAX CONSEQUENCES OF DEFERRAL OF INTEREST PAYMENTS ON CONVERTIBLE SUBORDINATED DEBENTURES

    Should a deferral of interest payments occur, St. Paul Capital, except in very limited circumstances, will continue to accrue income for United States federal income tax purposes which will be allocated to holders of record of Preferred Securities in advance of any corresponding cash distribution. As a result, such holders will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income if such a holder disposes of its Preferred Securities prior to the record date for payment of dividends. See "Certain Federal Income Tax Considerations -- Potential Deferral of Interest Payment".

TAX CONSEQUENCES OF AN EXCHANGE FOR DEPOSITARY SHARES

    In the event that a deferral of interest payments or the failure to pay interest continues for more than 15 months, the holders of a majority of the aggregate liquidation preference of the Preferred Securities then outstanding may cause the exchange of all of the Preferred Securities for Depositary Shares representing interests in St. Paul Series C Convertible Preferred Stock at the Exchange Price. For a discussion of the taxation of such an exchange to holders, including the possibility that holders who exchange their Preferred Securities for Depositary Shares will be subject to additional income tax to the extent accrued but unpaid interest on the Convertible Subordinated Debentures is converted into accumulated and unpaid dividends on the St. Paul Series C Convertible Preferred Stock represented by Depositary Shares received in exchange for the Preferred Securities, see "Certain Federal Income Tax Considerations -- Exchange of Preferred Securities for St. Paul Stock".

EXPIRATION OF CONVERSION RIGHTS


    On and after ___________, St. Paul Capital may, subject to certain conditions, at its option, cause the conversion rights of holders of Preferred Securities to expire, provided that St. Paul Capital is current in the payment of dividends on the Preferred Securities and the Current Market Price (as defined herein) of St. Paul Common Stock exceeds 120% of the conversion price of the Preferred Securities for a specified period. See "Description of Securities Offered -- Preferred Securities -- Expiration of Conversion Rights".


UNCERTAINTY OF DEDUCTIBILITY OF INTEREST ON THE CONVERTIBLE SUBORDINATED DEBENTURES

    The offering of the Preferred Securities and the issuance of the related Convertible Subordinated Debentures is a relatively novel type of financing transaction. The Company's ability to deduct the interest on the Convertible Subordinated Debentures depends upon whether the Convertible Subordinated Debentures are characterized as debt instruments for federal income tax purposes, taking all the relevant facts and circumstances into account. The Company believes that the Convertible Subordinated Debentures are debt instruments for federal income tax purposes and that interest on the Convertible Subordinated Debentures will, therefore, be deductible by the Company. There is no clear authority on the appropriate characterization for federal income tax purposes of instruments such as the Convertible Subordinated Debentures when they are issued in connection with an offering of securities such as the Preferred Securities. If the interest on the Convertible Subordinated Debentures is not deductible by the Company, the Company would have significant additional income tax liabilities. Nondeductability of such interest would constitute a Tax Event. Upon the occurrence of a Tax Event, the Managing Members may cause St. Paul Capital to be dissolved and cause the Convertible Subordinated Debentures to be distributed to the holders of the Preferred Securities in connection with the liquidation of St. Paul Capital. See "Description of Securities Offered -- Preferred Securities -- Special Event Distribution" and "-- Description of the Convertible Subordinated Debentures".

                                USE OF PROCEEDS


    St. Paul Capital will invest the proceeds from the Offering in the Convertible Subordinated Debentures. The St. Paul, after payment of the Underwriters' Compensation and other expenses of the Offering, will use the net proceeds of $150,000,000 ($172,500,000 if the Underwriters' over-allotment option is exercised in full) from the sale of the Convertible Subordinated Debentures to St. Paul Capital for general corporate purposes, which may include possible acquisitions and the reduction of short-term indebtedness bearing interest at rates ranging between 6% and 7%. Pending such use, the net proceeds may be temporarily invested in short-term debt obligations. As of March 31, 1995, The St. Paul had no short-term indebtedness outstanding.


               RATIO OF EARNINGS TO FIXED CHARGES OF THE COMPANY


                                               THREE MONTHS
                                                  ENDED
                                                MARCH 31,                             YEARS ENDED DECEMBER 31,
                                         ------------------------  ---------------------------------------------------------------
                                            1995         1994         1994         1993        1992(1)       1991         1990
                                            -----        -----        -----        -----     -----------     -----        -----

Ratio of earnings to fixed charges.....        9.49         5.69         9.99         8.96       --             9.06         9.26
Ratio of earnings to combined fixed
 charges and preferred stock
 dividends.............................        7.53         4.51         7.73         6.99       --             7.06         7.19

- ------------------------
(1) The 1992 loss was inadequate to cover "fixed charges" by $229.6 million, and "combined fixed charges and preferred stock dividends" by $248.0 million.


Earnings consist of income before income taxes plus fixed charges, net of capitalized interest. Fixed charges consist of interest expense before reduction for capitalized interest and one-third of rental expense, which is considered to be representative of an interest factor.

                                 CAPITALIZATION


    The following table sets forth the debt and capitalization of The St. Paul at March 31, 1995, and as adjusted to reflect the consummation of the offering made hereby, assuming no exercise of the Underwriters' over-allotment option. The table should be read in conjunction with the consolidated financial statements of The St. Paul incorporated by reference herein. See "Use of Proceeds," "Selected Financial and Operating Data," and "Description of Securities Offered -- Preferred Securities".



                                                                        MARCH 31, 1995
                                                                   ------------------------
                                                                     ACTUAL    AS ADJUSTED
                                                                   ----------  ------------
                                                                    (DOLLARS IN THOUSANDS)

Commercial paper.................................................  $  284,119   $  284,119
Medium-term notes................................................     204,434      204,434
9 3/8% notes.....................................................      99,974       99,974
Guaranteed ESOP debt.............................................      33,334       33,334
Pound sterling loan notes........................................       6,317        6,317
                                                                   ----------  ------------
    Total debt...................................................     628,178      628,178
                                                                   ----------  ------------
Convertible preferred stock of subsidiary........................          --      150,000
Preferred Stock:
Series B convertible preferred stock, 1,450,000 shares
 authorized; 1,012,496 shares issued and outstanding.............     145,709      145,709
Guaranteed obligation -- PSOP....................................    (137,589)    (137,589)
                                                                   ----------  ------------
    Net convertible preferred stock..............................       8,120        8,120
                                                                   ----------  ------------
Common shareholders' equity:
Common stock, without par value, 240,000,000 shares authorized;
 84,202,417 shares issued and outstanding........................     449,863      449,863
Retained earnings................................................   2,436,682    2,436,682
Guaranteed obligation -- ESOP....................................     (40,627)     (40,627)
Unrealized appreciation of investments...........................     199,908      199,908
Unrealized loss on foreign currency translation..................     (37,025)     (37,025)
                                                                   ----------  ------------
    Total common shareholders' equity............................   3,008,801    3,008,801
                                                                   ----------  ------------
    Total capitalization.........................................  $3,645,099   $3,795,099
                                                                   ----------  ------------
                                                                   ----------  ------------

                     MARKET PRICES OF ST. PAUL COMMON STOCK


    St. Paul Common Stock is traded on the NYSE under the symbol "SPC". At May 1, 1995, there were 7,647 holders of record of St. Paul Common Stock and 84,373,672 shares outstanding. The following table sets forth the high and low sale prices for St. Paul Common Stock, as reported by the NYSE, for the periods indicated. All amounts presented reflect the effect of a two-for-one stock split in 1994.



                                                                                        CASH
                                                                                      DIVIDEND
CALENDAR YEAR                                                    HIGH        LOW      DECLARED
- --------------------------------------------------------------- -------    -------   -----------
1993:
  1st Quarter.................................................. $41 5/8    $37 3/4    $     .35
  2nd Quarter..................................................  41 7/16    39 1/4          .35
  3rd Quarter..................................................  46 11/16   40 5/16         .35
  4th Quarter..................................................  48 1/2     43 1/4          .35
1994:
  1st Quarter.................................................. $44 3/8    $38 13/16  $    .375
  2nd Quarter..................................................  41 11/16   37 7/8         .375
  3rd Quarter..................................................  44 1/2     39 1/2         .375
  4th Quarter..................................................  45 1/8     40             .375
1995:
  1st Quarter.................................................. $51        $43 1/2    $     .40
  2nd Quarter (through May 1)..................................  51 7/8     47 3/4           --


    Cash dividends paid in 1993 and 1994 were $1.39 per share and $1.48 per share, respectively. For the price of the St. Paul Common Stock as of a recent date, see the cover page of this Prospectus.

                         THE ST. PAUL'S DIVIDEND POLICY


    The St. Paul paid a cash dividend of $.40 per share for the first quarter of 1995 and has declared a cash dividend of $.40 per share for the second quarter of 1995. The St. Paul paid a cash dividend of $.375 per share in respect of each quarter of 1994. All amounts have been adjusted to reflect a two-for-one stock split in 1994. The levels of future payments will be determined by The St. Paul's Board of Directors based on such considerations as the level of earnings from operations, capital requirements and the financial condition and prospects of The St. Paul. The St. Paul and its majority-owned subsidiaries would also be prohibited from paying dividends on St. Paul Common Stock at any time during a deferral of interest payments with respect to the Convertible Subordinated Debentures, when there is an Event of Default (as defined under "Description of Securities Offered -- Description of the Convertible Subordinated Debentures -- Events of Default") under the Convertible Subordinated Debentures or when The St. Paul has failed to make a payment required under the Guarantee. See "Description of Securities Offered -- Description of the Guarantee -- Certain Covenants of The St. Paul".

                     SELECTED FINANCIAL AND OPERATING DATA


    The selected data presented below under the captions "Income Statement Data" and "Balance Sheet Data" for, and as of the end of, each of the years in the five-year period ended December 31, 1994, are derived from the consolidated financial statements of the Company, which consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The consolidated financial statements as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, and the report thereon, are incorporated by reference elsewhere in this prospectus. The information presented below under the caption "Underwriting Operations" is unaudited. The financial data for the three months ended March 31, 1995 and 1994, respectively, have been derived from the Company's unaudited financial statements, which, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position for the periods and as of the dates presented. The results of operations for the three months ended March 31, 1995 may not be indicative of results for the entire fiscal year. The table should be read in conjunction with "Overview of Results" and the consolidated financial statements and the notes thereto incorporated by reference in this Prospectus. Numbers of shares and per share figures reflect a two-for-one stock split in June 1994.



                                                THREE MONTHS
                                              ENDED MARCH 31,                           YEAR ENDED DECEMBER 31,
                                          ------------------------  ---------------------------------------------------------------
                                             1995         1994         1994         1993         1992         1991         1990
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Premiums earned.........................  $   946,070  $   845,402  $ 3,412,081  $ 3,178,338  $ 3,143,246  $ 3,146,238  $ 2,893,959
Net investment income...................      186,389      168,408      694,594      661,106      666,374      675,604      669,989
Insurance brokerage fees and
 commissions............................       67,061       66,450      303,152      283,680      280,836      284,702      256,354
Investment banking-asset management.....       53,616       53,598      211,789      241,730      218,825      175,610      126,607
Realized gains(1).......................        2,977       21,783       41,974       58,254      155,735       38,008        9,864
Other...................................       11,346        8,134       37,695       37,064       33,676       31,538       48,464
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total revenues......................    1,267,459    1,163,775    4,701,285    4,460,172    4,498,692    4,351,700    4,005,237
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Insurance losses and loss adjustment
 expenses...............................      680,439      667,688    2,461,698    2,303,738    2,690,046    2,365,569    2,119,776
Policy acquisition, operating and
 administrative expenses(2).............      427,296      404,269    1,636,428    1,593,063    1,998,156    1,422,511    1,352,034
Interest expense........................       11,578        9,815       39,581       40,765       35,553       35,559       29,522
Income tax expense......................       37,550       17,566      120,750       94,997        7,458      122,999      112,635
Cumulative net benefit of accounting
 changes, net of taxes..................            0            0            0            0       76,483            0            0
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Net income (loss)...................  $   110,596  $    64,437  $   442,828  $   427,609  $  (156,038) $   405,062  $   391,270
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Fully diluted net income (loss) per
 common share...........................        $1.23        $0.71        $4.93        $4.73       $(1.94)       $4.50        $4.16
Cash dividends declared per common
 share..................................        $0.40       $0.375        $1.50        $1.40        $1.36        $1.30        $1.20
BALANCE SHEET DATA:
Total assets............................  $17,651,999  $16,741,009  $17,495,820  $17,149,196  $15,392,054  $14,744,717  $13,907,293
Total debt..............................      628,178      584,737      622,624      639,729      566,717      486,779      473,829
Change in unrealized appreciation of
 investments, net of taxes(3)...........      185,960     (311,937)    (574,896)     525,175      (23,815)      55,093      (67,558)
Common shareholders' equity.............    3,008,801    2,690,833    2,732,934    3,005,128    2,202,499    2,532,841    2,196,371
Book value per common share.............        35.67        32.02        32.46        35.47        26.18        29.78        26.00
Number of common shares outstanding.....   84,341,306   84,041,142   84,202,417   84,714,676   84,118,554   85,042,484   84,468,058
UNDERWRITING OPERATIONS:
GAAP underwriting result................  $   (15,452) $   (83,057) $  (113,008) $  (150,255) $  (566,886) $  (163,782) $  (120,730)
Statutory combined ratio:(4)............
  Loss and loss expense ratio...........         71.9         79.0         72.1         72.5         85.6         75.2         73.2
  Underwriting expense ratio............         30.4         31.2         30.2         32.0         32.2         29.4         30.0
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Combined ratio........................        102.3        110.2        102.3        104.5        117.8        104.6        103.2
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Combined ratio including policyholders'
 dividends..............................        102.4        110.2        102.3        104.7        118.2        105.0        104.2
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------

- ------------------------------
(1) 1992 realized gains include $98 million from the sale of a minority interest in The John Nuveen Company.
(2) 1992 operating and administrative expenses include a $365 million write-down of the goodwill associated with the Company's investment in Minet.
(3) The change for 1993 includes an increase of $502 million due to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".
(4) The combined ratio is not derived from the audited consolidated financial statements.

                              OVERVIEW OF RESULTS



THREE MONTHS ENDED MARCH 31, 1995 AND 1994


    The Company's consolidated net income for the first three months of 1995 was $110.6 million compared with net income of $64.4 million in the first quarter of 1994. The improvement over 1994 occurred in the Company's underwriting segment and was largely the result of a $73.6 million decline in pretax catastrophe losses. The Company's insurance brokerage results deteriorated compared with the first quarter of 1994, while investment banking-asset management earnings improved slightly over those in the same period of 1994.



    The Company's operating earnings, which exclude after-tax realized gains, were $108.5 million, or $1.20 per share, in the first quarter of 1995, compared with operating earnings of $49.6 million, or $.55 per share, in the first three months of 1994.



    Consolidated revenues of $1.3 billion for the first quarter of 1995 increased 9% over 1994 first quarter revenues of $1.2 billion. An increase in insurance premiums earned was the primary factor in the growth over 1994. Insurance brokerage and investment banking-asset management revenues in the first quarter of 1995 were essentially level with those in the same period of 1994.



    The St. Paul's consolidated assets at March 31, 1995 totaled $17.7 billion, and common shareholders' equity was $3.0 billion. The comparable totals at December 31, 1994 were $17.5 billion and $2.7 billion, respectively. The increase in shareholders' equity resulted from the Company's first quarter earnings and a $161.4 million increase (net of taxes) in the unrealized appreciation of the Company's fixed maturities portfolio since the end of 1994.



  UNDERWRITING


    Consolidated written premiums of $916.4 million in the first quarter of 1995 were 14% higher than first quarter 1994 premiums of $804.6 million. Premium volume in the Company's Reinsurance underwriting operation was nearly double the comparable 1994 total, primarily due to favorable market conditions, additions of business resulting from the Company's October 1994 acquisition of a book of property-liability reinsurance business from a subsidiary of CIGNA Corporation and a change in estimated premiums in the first quarter of 1994 made in the ordinary course of business. Commercial written premiums grew 21% over the first quarter of 1994, driven by new business in several classes of commercial coverages. Medical Services written premiums declined 18% from the first quarter of 1994 due primarily to a change in policy terms from six months to one year for much of the physicians and surgeons segment of the business.



    The consolidated GAAP underwriting loss of $15.5 million in the first quarter of 1995 was a significant improvement over the first quarter 1994 loss of $83.1 million. Pretax catastrophe losses in the first quarter of 1995 were $16.1 million, compared with catastrophe losses of $89.7 million in the first quarter of 1994, which were driven by an earthquake in California and winter storms on the East Coast.



    Pretax earnings in the underwriting segment totaled $160.2 million in the first quarter of 1995, compared with $88.5 million in the first three months of 1994, reflecting the improved underwriting results and a $13.9 million increase in investment income. Total fixed maturity investments in the underwriting segment have increased by nearly $390 million in the last twelve months. The average yield on taxable fixed maturities purchased in the first quarter of 1995 was 8.5%, compared with 6.4% in the first quarter of 1994. Taxable fixed maturities have constituted the majority of the Company's investment pruchases for the last several years.



  INSURANCE BROKERAGE


    Minet incurred a pretax loss of $14.6 million in the first quarter of 1995, compared with a pretax loss of $9.0 million in the first quarter of 1994. Minet's brokerage fees and commissions in the first quarter were level with the same period in 1994; however, total expenses increased $7.5 milion in 1995. Salary and related expenses increased $4.9 million, a 9% increase over the level in the first quarter of 1994, primarily due to Minet's ongoing effort to develop new business opportunities through the expansion of its specialty broker staff. Minet's first quarter revenues are generally lower than revenues in the remaining three quarters of the year due to the timing of account renewals.



  INVESTMENT BANKING-ASSET MANAGEMENT



    The St. Paul's 77% portion of The John Nuveen Company's first quarter pretax earnings was $19.4 million, compared with $17.3 million in the first quarter of 1994. Asset management fees declined slightly compared with the first quarter of 1994, but underwriting and distribution revenues increased by $5.1 million due to inventory positioning profits resulting from more favorable market conditions in 1995. Total assets under management of $31.2 billion at March 31, 1995 were virtually level with the same time in 1994. However, managed assets grew by $1.5 billion since year-end 1994, primarily due to an increase in the underlying value of fund investments.



YEARS ENDED DECEMBER 31, 1994 AND 1993

    In 1994, a year marked by highly competitive market conditions in the property-liability insurance industry, the Company achieved its best underwriting result since 1988 and recorded its second consecutive year of record earnings. The primary contributor to pretax earnings in 1994 was the underwriting segment, where fundamental improvements in underwriting performance offset catastrophe losses that were the third-worst in the Company's history. The St. Paul's insurance brokerage operation, Minet continued to make progress in realigning its business structure, while a difficult market environment resulted in a decline in the earnings for Nuveen after its record results in the prior year.

    Net income of $443 million in 1994 was the highest annual total in the Company's history, surpassing 1993's previous record of $428 million. Net income in 1993 included an income tax benefit of $15 million, or $0.17 per share, resulting from the impact of an increase in the statutory federal tax rate on The St. Paul's deferred tax asset.

    The  Company's  operating   earnings,  which   exclude  after-tax   realized
investment gains, were $414 million in 1994, compared with earnings of $387 million in 1993 and a loss of $334 million in 1992.

    Consolidated revenues increased 5% in 1994 to $4.7 billion from $4.5 billion in 1993, as increases in premiums earned, net investment income and insurance brokerage fees and commissions more than offset declines in investment banking-asset management revenues and realized gains.

    The St. Paul's consolidated assets totaled $17.5 billion at the end of 1994, compared with total assets of $17.1 billion at year-end 1993. A $1.2 billion underlying increase in total assets was partially offset by an $848 million decline in unrealized appreciation on the Company's fixed maturity portfolio, due to rising interest rates in 1994. The St. Paul adopted Statement of
Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as of December 31, 1993, and began recording its fixed maturity portfolio at estimated market value on the balance sheet. At that time, with interest rates at a 20-year low, the market value of that portfolio exceeded its amortized cost by $763 million. The year-end 1994 market value was $85 million below amortized cost. The adoption of SFAS No. 115 had no effect on net income.

  UNDERWRITING

    Consolidated written premiums of $3.6 billion in 1994 grew 14% over 1993 premiums of $3.2 billion. Premium growth was centered in The St. Paul's Personal & Business Insurance operation, which included the results of Economy Fire & Casualty Company ("Economy"), acquired in August 1993, for a full twelve months, and in the Reinsurance operation, as a result of price increases, higher retentions and new business.

    The following table sets forth The St. Paul's consolidated GAAP underwriting results and combined ratios for the years ended December 31, 1994, 1993 and 1992, respectively, and the quarters ended March 31, 1995 and 1994, respectively, and illustrates fundamental underwriting performance after factoring out the impact of catastrophes in each such period.



                                                        THREE MONTHS
                                                           ENDED                    YEAR ENDED
                                                         MARCH 31,                 DECEMBER 31,
                                                    --------------------  -------------------------------
                                                      1995       1994       1994       1993       1992
                                                    ---------  ---------  ---------  ---------  ---------
                                                                    (DOLLARS IN MILLIONS)
Actual:
  GAAP underwriting results.......................  $     (15) $     (83) $    (113) $    (150) $    (567)
  Combined ratio..................................      102.3      110.2      102.3      104.5      117.8
Adjustment:
  Catastrophe losses..............................  $     (16) $     (90) $    (105) $     (62) $    (305)
  Impact on combined ratio........................        1.7       10.6        3.1        1.9        9.7
                                                    ---------  ---------  ---------  ---------  ---------
Excluding catastrophe losses:
  GAAP underwriting loss..........................  $       1  $       7  $      (8) $     (88) $    (262)
  Combined ratio..................................      100.6       99.6       99.2      102.6      108.1
                                                    ---------  ---------  ---------  ---------  ---------


    In 1994, an earthquake in California, winter ice storms and summer hail storms resulted in increased catastrophe losses over 1993, a year in which major catastrophes were relatively few. Hurricane Andrew was the most significant catastrophe in 1992, severely impacting results in the underwriting segment.

    The St. Paul's Reinsurance and Specialized Commercial operations have been the primary contributors to the improvement in noncatastrophe underwriting performance since 1992. In both operations, The St. Paul has undertaken a variety of pricing and underwriting actions designed to reduce the volatility of underwriting results and further improve the quality of the book of business. The Company's successful efforts to restrain expense growth throughout the underwriting segment have also played a major role in improved underwriting results. The St. Paul's underwriting expense ratio improved 1.8 points in 1994 to 30.2 from 32.0 in 1993, due to improved organizational efficiency and the acquisition of Economy. The Company continued to restructure its principal insurance underwriting subsidiary St. Paul Fire and Marine Insurance Company in 1994, an effort that began in 1993 with the goal of creating a more efficient and customer-focused organization by streamlining the processes through which The St. Paul acquires business and provides service to customers. In 1993, the Company recorded restructuring charges of $21 million, primarily consisting of severance and relocation expenses. The St. Paul incurred no additional restructuring charges in 1994.

    Pretax earnings in the underwriting segment of $561 million increased 11% over 1993 pretax income of $507 million, reflecting improved underwriting results and increased investment income. Pretax investment income totaled $675 million in 1994, compared with $646 million and $642 million in 1993 and 1992, respectively. The increase in 1994 reflected the inclusion of Economy for a full year. For several years prior to 1994, investment income levels were stagnant due to a sustained period of falling interest rates.

    The following table summarizes written premiums, underwriting results and combined ratios for each of The St. Paul's underwriting operations for the last three years and for the first quarters of 1995 and 1994. Figures are on GAAP basis, except for combined ratios, which are not derived from the GAAP financial statements. Several reclassifications have been made to the 1993 and 1992 information to conform to the 1994 presentation.



                                                                 UNDERWRITING RESULTS BY OPERATION
                                                           THREE MONTHS                  YEAR ENDED
                                       % OF 1994         ENDED MARCH 31,                DECEMBER 31,
                                        WRITTEN      ------------------------  -------------------------------
                                        PREMIUMS       1995(1)      1994(1)      1994       1993       1992
                                     --------------  -----------  -----------  ---------  ---------  ---------
                                                                       (DOLLARS IN MILLIONS)
Specialized Commercial
  Written premiums.................           30%     $     284    $     263   $   1,086  $   1,000  $   1,058
  Underwriting result..............                   $     (20)   $     (34)  $     (89) $    (116) $    (244)
  Combined ratio...................                       106.7        110.4       107.1      111.9      123.2
                                                     -----------  -----------  ---------  ---------  ---------
Personal & Business Insurance
  Written premiums.................           21%     $     151    $     144   $     747  $     486  $     350
  Underwriting result..............                   $      (7)   $     (11)  $     (35) $     (29) $     (63)
  Combined ratio...................                       104.5        107.5       104.6      105.8      117.7
                                                     -----------  -----------  ---------  ---------  ---------
Medical Services
  Written premiums.................           19%     $     136    $     165   $     690  $     710  $     712
  Underwriting result..............                   $      26    $      34   $     118  $     133  $     152
  Combined ratio...................                        85.2         80.5        80.3       80.0       78.6
                                                     -----------  -----------  ---------  ---------  ---------
Commercial
  Written premiums.................           11%     $     146    $     121   $     418  $     380  $     499
  Underwriting result..............                   $      (4)   $     (34)  $     (54) $     (58) $    (123)
  Combined ratio...................                       102.6        128.1       112.6      115.4      123.9
                                                     -----------  -----------  ---------  ---------  ---------
    Total Fire and Marine
    Written premiums...............           81%     $     717    $     693   $   2,941  $   2,576  $   2,619
    Underwriting result............                   $      (5)   $     (45)  $     (60) $     (70) $    (278)
    Combined ratio.................                       101.1        105.6       101.0      102.6      110.5
                                                     -----------  -----------  ---------  ---------  ---------
Reinsurance
  Written premiums.................           14%     $     156    $      81   $     513  $     431  $     343
  Underwriting result..............                   $      (5)   $     (29)  $     (22) $     (18) $    (241)
  Combined ratio...................                       104.5        134.3       105.1      103.1      166.3
                                                     -----------  -----------  ---------  ---------  ---------
International
  Written premiums.................            5%     $      43    $      31   $     169  $     172  $     180
  Underwriting result..............                   $      (5)   $      (9)  $     (31) $     (62) $     (48)
  Combined ratio...................                       113.5        128.9       117.6      135.9      132.1
                                                     -----------  -----------  ---------  ---------  ---------
    Total
    Written premiums...............          100%     $     916    $     805   $   3,623  $   3,179  $   3,142
    Underwriting result............                   $     (15)   $     (83)  $    (113) $    (150) $    (567)
    Combined ratio:
      Loss and loss expense
       ratio.......................                        71.9         79.0        72.1       72.5       85.6
      Underwriting expense ratio...                        30.4         31.2        30.2       32.0       32.2
                                                     -----------  -----------  ---------  ---------  ---------
      Combined ratio...............                       102.3        110.2       102.3      104.5      117.8
                                                     -----------  -----------  ---------  ---------  ---------
    Combined ratio including
     policyholders' dividends......                       102.4        110.2       102.3      104.7      118.2
                                                     -----------  -----------  ---------  ---------  ---------


- ------------------------

(1)_During the first quarter of 1995, the commercial underwriting operations of Personal & Business Insurance ($27 million in written premiums) were transferred to Commercial. This included the commercial package line of business and commercial business written by Economy Fire & Casualty. First quarter 1994 was reclassified to reflect this new presentation. However, the annual information for the years 1994, 1993 and 1992 has not been reclassified to reflect this change.

  INSURANCE BROKERAGE

    The St. Paul's insurance brokerage subsidiary, Minet, provides insurance and reinsurance broking and risk advisory services for major corporations and large professional organizations worldwide. In recent years, Minet's operating results have been negatively impacted by excess capacity in worldwide insurance markets and the increasing trend away from commissions and toward fees as a basis of determining prices for services performed. Minet's pretax loss of $10 million in 1994 represented a slight improvement over 1993 losses of $13 million. Brokerage fees and commissions increased 7% to $316 million in 1994, reflecting growth in Minet's reinsurance and wholesale brokerage operations and additional revenues contributed by several newly acquired specialty brokerage firms. Expenses increased in 1994 as a result of the expansion of retail specialty broking teams.

  INVESTMENT BANKING-ASSET MANAGEMENT

    Nuveen, in which The St. Paul held a 77% interest at December 31, 1994 comprises The St. Paul's investment banking-asset management segment. Nuveen markets tax-exempt open-end and closed-end (exchange-traded) managed fund shares and provides investment advice to and administers the business affairs of its family of managed funds. Nuveen also underwrites and trades municipal bonds and tax-exempt unit investment trusts ("UITs") and provides pricing and surveillance services to its UITs. Rising interest rates, declining municipal new issue volume and increased investor uncertainty resulting from the increase in interest rates caused Nuveen's total revenues to decline 10% in 1994 to $220 million from $246 million in 1993. Revenues in 1992 were $221 million. Investment advisory fees earned on managed assets increased slightly over 1993. Distribution revenues fell by $23 million, or 70%, from 1993 due to the decline in the value of municipal bonds and interests in UITs held for future sale and the decline in new investment product sales in 1994. The increase in 1993 revenues resulted primarily from growth in asset management fees. Total assets under management fell to $29.7 billion at the end of 1994, compared with $32.7 billion at the end of 1993 and $27.3 billion at the end of 1992.

    Nuveen's pretax earnings in 1994 of $95 million were the third highest in its history. Earnings in 1993 and 1992 were $112 million and $98 million, respectively. The St. Paul's consolidated results include Nuveen's earnings to the extent of the Company's ownership percentage. The St. Paul's portion of Nuveen's earnings in each of those years was $72 million, $83 million and $82 million, respectively.

                                    BUSINESS

GENERAL DESCRIPTION

    The St. Paul is incorporated as a general business corporation under the laws of the State of Minnesota. The St. Paul Companies, Inc. and its subsidiaries comprise one of the oldest insurance organizations in the United States, dating back to 1853. The St. Paul is a management company principally engaged, through its subsidiaries, in three industry segments: property-liability insurance underwriting (primarily through St. Paul Fire and Marine Insurance Company), insurance brokerage (primarily through The St. Paul's brokerage subsidiary, Minet) and investment banking-asset management (through the Company's 77 percent stake in Nuveen). As a management company, The St. Paul oversees the operations of its subsidiaries and provides them with capital, management and administrative services. According to "Fortune" magazine's most recent rankings, in terms of total assets, The St. Paul was the 25th largest diversified financial company in the United States at December 31, 1993. At March 23, 1995, The St. Paul and its subsidiaries employed approximately 12,900 persons.


    The St. Paul's primary business is insurance underwriting, which accounted for 88% of consolidated revenues in 1994. Insurance brokerage and investment banking-asset management operations accounted for 7% and 5% of consolidated revenues, respectively, in 1994. The St. Paul conducts its business in highly competitive markets and The St. Paul's results can be affected by many factors, including seasonal trends in premium volume and the size, number and timing of catastrophe losses. As a result, net income, operating earnings and consolidated revenues can vary significantly from period to period and interim results may not necessarily be representative of the full year results of operations.


    The St. Paul depends primarily on dividends from its subsidiaries to pay dividends to its shareholders, service its debt and pay expenses. Various state laws and regulations limit the amount of dividends The St. Paul may receive from St. Paul Fire and Marine Insurance Company. In 1995, approximately $312 million will be available for dividends free from such restrictions. During 1994, The St. Paul received cash dividends of approximately $201 million from St. Paul Fire and Marine Insurance Company.

    The following table lists the sources of The St. Paul's consolidated revenues for each of the last three years:

                                                                             PERCENTAGE OF
                                                                         CONSOLIDATED REVENUES
                                                                   ----------------------------------
                                                                      1994        1993        1992
                                                                   ----------  ----------  ----------
INSURANCE UNDERWRITING OPERATIONS:
  Fire and Marine:
  Specialized Commercial.........................................       21.6%       22.7%       23.4%
  Personal & Business............................................       15.7        10.9         7.6
  Medical Services...............................................       13.6        15.4        16.0
  Commercial.....................................................        8.1         9.4        12.0
                                                                       -----       -----       -----
    Total Fire and Marine........................................       59.0        58.4        59.0
  REINSURANCE....................................................       10.3         8.9         8.0
  INTERNATIONAL..................................................        3.3         4.0         2.9
  Net Investment Income..........................................       14.4        14.5        14.3
  Realized Investment Gains......................................        0.7         1.1         1.3
  Other..........................................................        0.6         0.7         0.5
                                                                       -----       -----       -----
    Total Insurance Underwriting.................................       88.3        87.6        86.0
INSURANCE BROKERAGE..............................................        7.4         7.2         7.3
INVESTMENT BANKING -- ASSET MANAGEMENT...........................        4.7         5.5         4.9
Parent Company and Eliminations..................................       (0.4)       (0.3)        1.8
                                                                       -----       -----       -----
    Total........................................................      100.0%      100.0%      100.0%
                                                                       -----       -----       -----
                                                                       -----       -----       -----

INSURANCE UNDERWRITING OPERATIONS

    The St. Paul's insurance underwriting business is conducted through three principal operations. The St. Paul conducts its U.S. direct insurance underwriting operations under the name St. Paul Fire and Marine ("Fire and Marine"). Fire and Marine underwrites property and liability insurance and provides insurance-related products and services to commercial, professional and individual customers throughout the United States. The St. Paul's reinsurance business operates under the name St. Paul Re, which underwrites reinsurance for North American and international insurance companies. The St. Paul's International Underwriting division offers primary property- liability insurance coverages in the United Kingdom and in other selected international markets, primarily Canada and Western Europe.


    The primary sources of the underwriting operations' revenues are premiums earned from insurance and reinsurance policies and income earned from the investment portfolio. According to the most recent industry statistics published in "Best's Review" with respect to property-liability insurers doing business in the United States, The St. Paul's underwriting operations ranked 15th on the basis of 1993 written premiums. The insurance underwriting business is generally characterized by mature markets, numerous market participants, and intense price and other competition. These industry factors, which are expected to continue, make it difficult for the Company to achieve premium growth.



  SPECIALIZED COMMERCIAL


    This is the largest of Fire and Marine's operations, based on written premiums, and includes a number of individual underwriting operations organized according to market segments or along product lines. Specialized Commercial, in general, provides coverage for damage to the customer's property (fire, inland marine and auto), liability for bodily injury or damage to the property of others (general liability, auto liability and excess), workers' compensation insurance, and various professional liability coverages. Operations serving particular market segments consist of the following: Construction, Technology, Financial Services, National Accounts (large businesses), and Public Sector Services (government entities). The following operations are organized along specific product lines: The Surety operation underwrites surety bonds, primarily for construction contractors, which guarantee that third parties will be indemnified against the nonperformance of contractual obligations. Based on estimated 1994 premium data, Fire and Marine's surety operation is the second-largest underwriter of surety bonds in the United States. The Ocean Marine operation provides a variety of property and liability insurance related to ocean and inland waterways traffic, including cargo and hull property protection. The Professional Liability operation markets errors and omissions coverage for lawyers, insurance agents and other nonmedical professionals, including directors and officers. The Surplus Lines operation underwrites products liability insurance, umbrella and excess liability coverages, property insurance for high-risk classes of business, and coverages for unique, sometimes one-of-a-kind risks. The Special Property operation provides property insurance programs for large commercial accounts.

    Specialized Commercial also includes the results of Fire and Marine's participation in insurance pools and associations, which provide specialized underwriting skills and risk management services for the classes of business that they underwrite. These pools and associations serve to increase the underwriting capacity of the participating companies for insurance policies where the concentration of risk is so high or the amount so large that a single company could not prudently accept the entire risk.

    Management's strategies for 1995 vary among specialty areas, based on expected market conditions. In Ocean Marine, Surplus Lines, and Public Sector Services, The St. Paul expects moderate growth as a result of current favorable market conditions. In the Financial Services, Professional Liability and Technology sectors, efforts will focus on developing new products that offer innovative coverages and superior service, while in the Construction, Surety and National Accounts sectors, The St. Paul's objective will be to deliver high-quality loss control and claim service and innovative coverage options to customers; the Company does not expect significant growth in these areas.


  PERSONAL & BUSINESS INSURANCE


    This operation provides property and liability insurance coverages for individuals and small-business owners. For individuals, a variety of monoline and package policies are offered to protect personal property such as homes, automobiles and boats, as well as to provide coverage for personal liability. For small-business owners, Personal & Business Insurance markets general commercial property and liability coverages for offices, retailers and family restaurants. Economy, a personal insurance underwriter, is included in this operation and is in the process of being fully integrated into Fire and Marine's existing personal insurance operations. The personal and small commercial market environment is becoming increasingly competitive, making significant premium growth unlikely. Consequently, management's focus in 1995 will be on improving operating efficiency, including further integrating Economy with The St. Paul's other personal lines operations, while maintaining high customer satisfaction. The Company intends to lower its expense ratio in this sector as a result of reduced headcount and improved operating efficiencies.


  MEDICAL SERVICES



    Medical Services underwrites professional liability, property and general liability insurance for the health care industry delivery system. Fire and Marine is the largest medical liability insurer in the United States, with premium volume representing approximately 12% of the United States market in 1993 based on premium data published in "Best's Review". While Medical Services premium volume declined slightly in 1994, underwriting profit exceeded $100 million for the fifth consecutive year. The Company has identified objectives in several areas: increasing physicians and surgeons professional liability market share in states where Medical Services has either not offered this coverage or has not focused on developing significant market share; continued expansion in the long-term care industry; and opportunities arising from the consolidations, mergers and acquisitions that mark the current evolving health care delivery system. Premium volume in 1995 is expected to be comparable to that in 1994, and The St. Paul expects Medical Services to continue to make a strong profit contribution in 1995.



  COMMERCIAL



    Fire and Marine's Commercial underwriting operation offers property and liability insurance to midsize commercial enterprises. Coverages marketed include package, general liability, umbrella and excess liability, commercial auto and fire, inland marine and workers' compensation. Commercial premiums increased approximately 10% in 1994, and the underwriting loss declined slightly from 1993. Commercial will continue to pursue new business while seeking to maintain its underwriting discipline. After the recent restructuring of this operation, the Company's objective is to maintain a favorable loss ratio and to reduce the expense ratio, thereby improving results in this line. Due to market conditions, The St. Paul does not anticipate significant premium growth in the Commercial line.



  REINSURANCE


    St. Paul Re underwrites reinsurance in both domestic and international insurance markets (referred to as "assumed reinsurance"). Reinsurance is an agreement between insurance companies to transfer risks. According to data published by the Reinsurance Association of America, St. Paul Re ranked as the eighth largest U.S. reinsurance underwriter based on written premium volume for the first nine months of 1994. The Company expects additional premium growth as a result of its agreement in late 1994 to purchase the book of international property-liability reinsurance from a reinsurance underwriting subsidiary of the CIGNA Corporation. Management intends to achieve growth without sacrificing pricing adequacy by targeting certain specific initiatives. A significant contributor to premium growth in 1995 will be accounts taken on as a result of the purchase of the international book of business from CIGNA. The opportunity for new and renewal accounts offered by this book fits well with St. Paul Re's strategy to expand the scope and characteristics of its international business.


  INTERNATIONAL UNDERWRITING


    The International Underwriting operation includes primary insurance written outside the United States, mainly the United Kingdom, Canada, Spain and the Republic of Ireland. It also includes insurance written for foreign operations of multinational corporations based in the United States, and insurance written to cover exposures in the United States for foreign-based companies. This operation offers a range of commercial and personal lines products and services tailored to meet the unique needs of customers located outside the United States. The Company's plan includes expanding by product line and geographically, especially in Europe. In Canada, International will pursue several specialty niche markets. In the United Kingdom, new business initiatives will focus on specific customer groups in both the commercial and personal market sectors. The reduction of underwriting losses for mature operations is an objective, along with new product introduction. Significant premium growth is not anticipated in 1995.


PRINCIPAL MARKETS AND METHODS OF DISTRIBUTION

    Fire and Marine's business is produced primarily through approximately 6,300 independent insurance agencies and national insurance brokers. Fire and Marine maintains 12 regional offices in major cities throughout the United States and 90 additional service offices in the United States to respond to the needs of agents, brokers and policyholders.

INSURANCE BROKERAGE OPERATIONS

    The St. Paul's insurance brokerage segment, Minet, provides insurance and reinsurance broking and risk advisory services for major corporations and large professional organizations worldwide. According to the most recent rankings in terms of total 1993 revenues by "Business Insurance," Minet is the tenth largest international insurance brokerage organization in the world. Based in London, Minet has 131 offices throughout North America, Europe, Africa, Asia and Australia.

    Minet operates through six business units, each focusing on distinct client groups. GLOBAL PROFESSIONAL SERVICES provides insurance brokerage services to the world's largest accounting firms, as well as law firms, law societies and insurance companies. INTERNATIONAL RETAIL serves clients in Asia, Africa, Australia and Europe. Retail brokers act on behalf of organizations such as corporations and partnerships by providing risk management services and procuring insurance coverages. INTERNATIONAL BROKING, through its wholesale broking operations, provides access to Lloyd's of London and other markets for the purpose of assembling underwriting capacity for specialized insurance programs for clients throughout the world. Wholesale brokers act on behalf of retail brokers by procuring specialty insurance coverages. Minet's NORTH AMERICAN operations include retail brokerage and advisory services for professional clients and major industrial and service corporations. This business unit includes Minet's U.S. wholesale brokerage network, Swett & Crawford, which, according to the most recent rankings in terms of total 1993 revenues by "Business Insurance", is the largest wholesale insurance broker in the United States. REINSURANCE provides facultative and treaty intermediary services to insurance companies throughout the world. MINET RISK SERVICES provides consulting and actuarial services to clients worldwide, and also provides management services to captive insurance companies.


    Minet in recent years has expanded the scope of its specialty brokerage operations by acquiring several small, specialized brokers throughout the world to complement its existing worldwide client base and market network. The focus will remain on developing new business opportunities in specialty market niches where Minet has the expertise to offer value-added services. Minet will continue to form new specialty broker teams and selectively pursue acquisitions that complement existing operations. Expense containment initiatives will remain a vital component of the Company's efforts toward achieving profitability. The intense competition that has characterized the insurance brokerage industry for many years will make it difficult for Minet to increase revenues in 1995.


INVESTMENT BANKING -- ASSET MANAGEMENT OPERATIONS

    Nuveen is The St. Paul's investment banking-asset management subsidiary. The St. Paul and St. Paul Fire and Marine Insurance Company currently hold a combined 77% interest in Nuveen after selling a minority interest by means of an initial public offering in 1992. Through John Nuveen & Co. Incorporated, a wholly-owned subsidiary, Nuveen markets tax-exempt, open-end and closed-end (exchange-traded) managed funds. Nuveen also underwrites and trades municipal bonds and tax-exempt UITs. Nuveen markets its funds and UITs to individuals through registered representatives associated with unaffiliated national and regional broker-dealers and other financial organizations. Through its Municipal Finance Department, the firm also serves state and local governments and their authorities by financing community projects through both negotiated and competitive financings.

    Nuveen Advisory Corp., a wholly-owned subsidiary of John Nuveen & Co. Incorporated, is investment adviser to the Nuveen-sponsored open-end mutual funds and exchange-traded funds. Nuveen Institutional Advisory Corp., also a wholly-owned subsidiary, is investment adviser to other Nuveen-sponsored exchange-traded funds and also provides investment management services to trust funds established by public utilities for the decommissioning of nuclear power plants.

    As the leading sponsor of tax-free UITs, Nuveen currently sponsors trusts with assets of $16.8 billion in 50 different national, state and insured portfolios. Nuveen also manages 21 tax-free, open-end mutual funds and money market funds with net assets of approximately $6 billion in national, state, insured and money market portfolios. In addition, Nuveen manages 70 exchange-traded funds with approximately $24 billion in net assets, which are traded on national stock exchanges. Nuveen has its principal office in Chicago and maintains regional sales offices in other cities across the United States.


    Nuveen is a recognized market leader in municipal investing. The Company expects that assets under management will begin to grow again as the volatility in the municipal market subsides. Material growth is not expected to occur until such time as Nuveen begins to offer successful new investment products once again.


INVESTMENTS
    Investments are an integral part of The St. Paul's insurance business. The following table shows the composition and carrying value of The St. Paul's investment portfolio for the last three years, followed by more information about each of the major investment classes.


                                                                   DECEMBER 31,
                                                          -------------------------------
                                                            1994       1993       1992
                                                          ---------  ---------  ---------
                                                               (DOLLARS IN MILLIONS)

Fixed maturities(1).....................................  $   8,829  $   9,148  $   7,722
Equities................................................        531        549        494
Real estate.............................................        528        489        435
Venture capital.........................................        330        298        231
Short-term investments..................................        898        725        639
Other investments.......................................         47         47         56
                                                          ---------  ---------  ---------
    Total investments...................................  $  11,163  $  11,256  $   9,577
                                                          ---------  ---------  ---------
                                                          ---------  ---------  ---------

- ------------------------
(1) The carrying values for 1994 and 1993 represent market value. The amortized costs for 1994 and 1993 were $8.9 billion and $8.4 billion, respectively. The carrying value for 1992 is stated at amortized cost.



  FIXED MATURITIES


    Fixed maturities constituted 79% of The St. Paul's investment portfolio at December 31, 1994. The St. Paul determines the mix of its investment in taxable and tax-exempt securities based on its current and projected tax position and the relationship between taxable and tax-exempt investment yields. As of December 31, 1994, taxable bonds accounted for 55% of total fixed maturities, up from 51% in 1993. Fixed maturity purchases in 1994 were predominantly intermediate-term, investment-grade taxable securities. Beginning December 31, 1993, the fixed maturities portfolio was carried on The St. Paul's balance sheet at estimated market value, with unrealized appreciation and depreciation (net of taxes) recorded in common shareholders' equity. At December 31, 1994, the pretax unrealized depreciation on the portfolio totaled $85 million.

    The fixed maturities portfolio is managed conservatively to provide reasonable return while limiting exposure to risks. Approximately 95% of the fixed maturities portfolio is rated at investment grade levels (I.E., BBB or better). Nonrated securities comprise the remainder of the portfolio. Most of these are nonrated municipal bonds which, in management's view, would be considered of investment-grade quality if rated.


  EQUITIES


    Equity holdings comprised 5% of The St. Paul's investments at December 31, 1994, and consist of a diversified portfolio of common stocks, which are held with the primary objective of achieving capital appreciation. This portfolio provided $21 million of realized investment gains and $13 million of dividend income in 1994, and its carrying value at December 31, 1994 included $30 million of unrealized appreciation.


  REAL ESTATE


    The St. Paul's real estate holdings, which comprised 5% of total investments at December 31, 1994, consist primarily of a diversified portfolio of commercial office and warehouse buildings distributed throughout the United States. This portfolio produced $28 million of pretax investment income in 1994. The St. Paul does not invest in real estate mortgages.


  VENTURE CAPITAL


    Securities of small to medium-size companies spanning a variety of industries comprised The St. Paul's investments in venture capital, which accounted for 3% of total investments at December 31, 1994. These investments are in the form of limited partnership interests or direct equity investments, and their carrying value at December 31, 1994 included $69 million of unrealized appreciation.


  OTHER INVESTMENTS


    The St. Paul's portfolio also includes short-term securities and other miscellaneous investments, which in the aggregate comprised 8% of total investments at December 31, 1994.

LOSS RESERVES

    Loss reserves are The St. Paul's largest liability. Reserves are established on an undiscounted basis and reflect the Company's estimates of the total losses and loss adjustment expenses it will ultimately have to pay under insurance and reinsurance policies. These include losses that have been incurred but not yet settled, and losses that have been incurred but not yet reported.

    Reserve estimates reflect such variables as past loss experience, social trends in damage awards, changes in judicial interpretation of legal liability and policy coverages, and inflation. The St. Paul takes into account not only monetary increases in the cost of what it insures, but also changes in societal factors that influence jury verdicts and case law and, in turn, claim costs.

    Due to the nature of many insurance coverages offered, which involve claims that may not be settled for many years after they are incurred, subjective judgments as to the Company's ultimate exposure to losses are an integral and necessary component of the loss reserving process. Reserves are continually reviewed, using a variety of statistical and actuarial techniques to analyze current claim costs, frequency and severity data, and prevailing economic, social and legal factors. Previously established reserves are adjusted as loss experience develops and new information becomes available. These adjustments are reflected in the financial results for the periods in which they were made. Management believes that the reserves currently established for losses and Loss Adjustment Expenses ("LAE") are adequate to cover their eventual costs.

    The following table presents a reconciliation of beginning and ending loss reserves for 1994, 1993 and 1992.

                                                              YEAR ENDED DECEMBER 31,
                                                          -------------------------------
                                                            1994       1993       1992
                                                          ---------  ---------  ---------
                                                               (DOLLARS IN MILLIONS)

Loss and LAE reserves at beginning of year, as
 reported...............................................  $   9,185  $   8,813  $   8,246
Less reinsurance recoverables on unpaid losses at
 beginning of year......................................     (1,545)    (1,606)    (1,558)
                                                          ---------  ---------  ---------
  Net loss and LAE reserves at beginning of year........      7,640      7,207      6,688
Economy reserves at acquisition.........................         --        280         --
Provision for losses and LAE for claims incurred:
  Current year..........................................      2,790      2,527      2,941
  Prior years...........................................       (328)      (223)      (251)
                                                          ---------  ---------  ---------
    Total incurred......................................      2,462      2,304      2,690
Losses and LAE payments for claims incurred:
  Current year..........................................       (667)      (580)      (708)
  Prior years...........................................     (1,566)    (1,547)    (1,452)
                                                          ---------  ---------  ---------
    Total paid..........................................     (2,233)    (2,127)    (2,160)
Unrealized foreign exchange loss (gain).................         21        (24)       (11)
                                                          ---------  ---------  ---------
    Net loss and LAE reserves at end of year............      7,890      7,640      7,207
Plus reinsurance recoverables on unpaid losses at end of
 year...................................................      1,533      1,545      1,606
                                                          ---------  ---------  ---------
    Loss and LAE reserves at end of year, as reported...  $   9,423  $   9,185  $   8,813
                                                          ---------  ---------  ---------
                                                          ---------  ---------  ---------

                                ST. PAUL CAPITAL


    St. Paul Capital is a limited liability company formed under the laws of Delaware and is managed by The St. Paul and The St. Paul's wholly-owned subsidiary St. Paul Holdings. The Managing Members own all of the Common Securities of St. Paul Capital. The Common Securities are nontransferable and are and will be beneficially owned directly or indirectly by the Company. The Managing Members are the sole members of St. Paul Capital and are also the only managers of St. Paul Capital. St. Paul Capital's principal executive offices are located at 385 Washington Street, St. Paul, Minnesota 55102, telephone: (612) 221-7911. The principal executive offices of the Managing Members are located at 385 Washington Street, St. Paul, Minnesota 55102, telephone: (612) 221-7911.



    Pursuant to the L.L.C. Agreement, the members of St. Paul Capital that own Common Securities have unlimited liability for the debts, obligations and liabilities of St. Paul Capital in the same manner as a general partner of a Delaware limited partnership (which do not include obligations to holders of
Preferred Securities in their capacity as such). The holders of Preferred Securities will not be generally liable for the debts, obligations or liabilities of St. Paul Capital solely by reason of being a member of St. Paul Capital. (subject to their obligation to repay any funds wrongfully distributed to them).


    St. Paul Capital exists for the sole purpose of issuing its Preferred Securities and investing the proceeds thereof, together with substantially all the capital contributed by the Managing Members in respect of the Common Securities, in the Convertible Subordinated Debentures, and may engage in no other activities now or in the future. The payment by St. Paul Capital of dividends due on the Preferred Securities is solely dependent on its receipt of interest payments on the Convertible Subordinated Debentures. To the extent that aggregate interest payments on the Convertible Subordinated Debentures exceed aggregate dividends on the Preferred Securities and such dividends have been paid in full, St. Paul Capital may at times have excess funds, which shall be distributed to the Company.

                       DESCRIPTION OF SECURITIES OFFERED


    The securities offered hereby are _______% Convertible Monthly Income Preferred Securities of St. Paul Capital with a liquidation preference of $50 per security. The Preferred Securities are convertible at any time prior to the Conversion Expiration Date, at the option of the holder and in the manner described herein, into shares of St. Paul Common Stock at an initial conversion rate of ___ shares of St. Paul Common Stock for each Preferred Security (equivalent to a conversion price of $____ per share of St. Paul Common Stock), subject to adjustment in certain circumstances. The Preferred Securities are guaranteed, to the extent described herein, by The St. Paul as to dividends, the Redemption Price and cash and other distributions payable on liquidation. In certain circumstances, the holders of a majority of the aggregate liquidation
preference   of  the  Preferred  Securities  then  outstanding  can  direct  the
Conversion Agent to exchange all of the Preferred Securities for all of the Convertible Subordinated Debentures and immediately thereafter to exchange the Convertible Subordinated Debentures and any accrued and unpaid interest thereon, on behalf of such holders, for Depositary Shares, each representing a 1/100th interest in a share of St. Paul Series C Convertible Preferred Stock.


    The following is a description of the material terms of the Preferred Securities; the St. Paul Series C Convertible Preferred Stock and the Depositary Shares representing such stock for which the Preferred Securities may be exchanged; the Guarantee pursuant to which The St. Paul will guarantee, to the extent described therein, certain payments with respect to the Preferred Securities; the Convertible Subordinated Debentures and the Indenture pursuant to which the Convertible Subordinated Debentures will be issued (the "Indenture"); and the St. Paul Common Stock into which the Preferred Securities may be converted.

PREFERRED SECURITIES

    THE FOLLOWING SUMMARY OF THE PRINCIPAL TERMS AND PROVISIONS OF THE PREFERRED SECURITIES DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE L.L.C. AGREEMENT, THE FORM OF WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

  GENERAL


    All of the Common Securities of St. Paul Capital are and will be beneficially owned directly or indirectly by The St. Paul at all times while the Preferred Securities are outstanding. The L.L.C. Agreement authorizes and creates the Preferred Securities, which represent preferred limited liability company interests in St. Paul Capital. The preferred limited liability company interests represented by the Preferred Securities will have a preference with respect to cash distributions and amounts payable on the dissolution, winding up or termination of St. Paul Capital over the Common Securities of St. Paul Capital. The Preferred Securities, as preferred limited liability company interests, do not have a par value. The L.L.C. Agreement does not permit the issuance of other limited liability company interests without the prior approval of holders of not less than 66 2/3% of the aggregate liquidation preference of the Preferred Securities then outstanding.


    Holders of Preferred Securities will have no preemptive rights.


    St. Paul Capital is and will be managed by the Managing Members at all times while the Preferred Securities are outstanding and the Managing Members are and will be the sole members of St. Paul Capital which are managers of St Paul Capital. Except in connection with the appointment of a Special Trustee (as described below under "-- Voting Rights"), holders of the Preferred Securities will not have the right to remove or replace the Managing Members.


  DIVIDENDS


    Holders of the Preferred Securities will be entitled to receive cumulative cash distributions from St. Paul Capital, accruing from the date of original issuance and payable monthly in arrears on the last day of each calendar month of each year, commencing _______, 1995 ("dividends"). The dividends payable on each Preferred Security will be fixed at a rate per annum of $_______ or _____% of the liquidation preference of $50. The amount of dividends payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full month, will be computed on the basis of the actual number of days elapsed in such period. Payment of dividends is limited to the funds held by St. Paul Capital and legally available for distribution. See "-- Description of the Convertible Subordinated Debentures -- Interest" and "-- Description of the Guarantee -- General".



    Dividends on the Preferred Securities must be declared monthly and paid on the last day of each calendar month to the extent that St. Paul Capital has funds legally available for the payment of such dividends and cash on hand sufficient to make such payments. St. Paul Capital's ability to pay dividends on the Preferred Securities is solely dependent upon The St. Paul's payment of interest on the Convertible Subordinated Debentures in which St. Paul Capital will invest the proceeds from the offering made hereby. If The St. Paul defers interest payments on the Convertible Subordinated Debentures or otherwise fails to make interest payments on the Convertible Subordinated Debentures, St. Paul Capital would not have sufficient funds to pay dividends on the Preferred Securities and therefore would not make such payments. The payment of dividends (if and to the extent declared) is guaranteed by The St. Paul as and to the extent set forth under "-- Description of the Guarantee". The Guarantee is a full and unconditional guarantee from the time of its issuance, but does not apply to any payment of dividends unless and until such dividends are declared. If The St. Paul were to default on its obligation to pay interest or amounts payable on redemption or maturity of the Convertible Subordinated Debentures, St. Paul Capital would lack legally available funds for the payment of dividends or amounts payable on redemption of the Preferred Securities, and in such event holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. See "Investment Considerations -- Subordinate Obligations Under Guarantee and Convertible Subordinated Debentures".

    The St. Paul has the right under the Indenture to defer, from time to time, interest payments on the Convertible Subordinated Debentures for up to 60 months. Monthly dividends on the Preferred Securities would be deferred (but Additional Dividends would continue to accumulate monthly) by St. Paul Capital during any such deferral of interest payments. St. Paul Capital will give written notice of The St. Paul's deferral of interest payments to the holders of Preferred Securities no later than the last date on which it would be required to notify the NYSE of the record or payment date of the related dividend, which is currently 10 days prior to such record or payment date. See "Investment Considerations -- Option to Defer Payment of Dividends," "Description of Securities Offered -- Preferred Securities -- Additional Dividends" and "-- Description of the Convertible Subordinated Debentures -- Option to Defer Interest Payments". Any failure by The St. Paul to make interest payments on the Convertible Subordinated Debentures in the absence of a deferral would constitute an Event of Default under the Indenture. The failure of holders of Preferred Securities to receive dividends on the Preferred Securities in full (including arrearages) for 15 consecutive months (including any such failure caused by a deferral of interest payments on the Convertible Subordinated Debentures) would trigger the right of holders of a majority of the aggregate liquidation preference of the Preferred Securities then outstanding, voting as a class at a special meeting of members called for such purpose or by written consent, to direct the conversion and exchange agent for the Preferred Securities (the "Conversion Agent") to exchange all of the Preferred Securities then outstanding for Convertible Subordinated Debentures, and immediately thereafter, to exchange such Convertible Subordinated Debentures and any accrued and unpaid interest thereon, on behalf of the holders, for Depositary Shares, each representing 1/100th of a share of St. Paul Series C Convertible Preferred Stock, at the Exchange Price. "Exchange Price" means one Depositary Share for each $50 principal amount of Convertible Subordinated Debentures (which rate of exchange is equivalent to each of (i) one Depositary Share for each Preferred Security, (ii) one share of St. Paul Series C Convertible Preferred Stock for each $5,000 principal amount of Convertible Subordinated Debentures and (iii) one share of St. Paul Series C Convertible Preferred Stock for each 100 Preferred Securities). See "-- Optional Exchange for Depositary Shares".



    Dividends declared on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of St. Paul Capital on the relevant record dates, which will be one Business Day (as defined below) prior to the relevant payment dates. Subject to any applicable laws and regulations and the L.L.C. Agreement, each such payment will be made as described under "-- Book-Entry-Only Issuance -- The Depository Trust Company" below. In the event that any date on which dividends are payable on the Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). If such Business Day is in the next succeeding calendar year, however, the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" means any day other than a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.


  ADDITIONAL DIVIDENDS


    St. Paul Capital shall be required to declare and pay additional dividends on the Preferred Securities upon any dividend arrearages in respect of the Preferred Securities in order to provide, in effect, monthly compounding on such dividend arrearages at a rate of __% per annum compounded monthly and such Additional Dividends shall accumulate. The amounts payable to effect such monthly compounding on dividend arrearages in respect of the Preferred Securities are referred to herein as "Additional Dividends".


  CERTAIN RESTRICTIONS ON ST. PAUL CAPITAL

    If accumulated and unpaid dividends have not been paid in full on the Preferred Securities, St. Paul Capital may not:


         (i) pay, declare or set aside for payment, any dividends or other distributions on any other limited liability company interests, including the Common Securities; or

        (ii) redeem, purchase, or otherwise acquire any other limited liability company interests, including the Common Securities;


until, in each case, such time as all accumulated and unpaid dividends on all of the Preferred Securities, including any Additional Dividends thereon, shall have been paid in full for all dividend periods terminating on or prior to the date of such payment or the date of such redemption, purchase, or acquisition, as the case may be.


    If accumulated and unpaid dividends have been paid in full on the Preferred Securities for all prior whole dividend periods, then holders of Preferred Securities will not be entitled to receive or share in any dividends paid, declared or set aside for payment on any other limited liability company interest in St. Paul Capital, including the Common Securities.


    St. Paul Capital may not issue any other limited liability company interests without the approval of holders of not less than 66 2/3 in liquidation preference of the outstanding Preferred Securities. In addition, The St. Paul has covenanted in the Guarantee and the Indenture to maintain direct or indirect ownership of 100% of the outstanding Common Securities of St. Paul Capital. See "Description of the Guarantee -- Certain Covenants of The St. Paul" and "Description of the Convertible Subordinated Debentures -- Certain Covenants of The St. Paul". St. Paul Capital does not intend to issue Common Securities to persons other than the Managing Members. Other than Common Securities issued or to be issued to the Managing Members and the Preferred Securities offered hereby, St. Paul Capital does not intend to create or issue additional limited liability company interests.


  CONVERSION RIGHTS


    GENERAL. The Preferred Securities will be convertible at any time prior to the Conversion Expiration Date, at the option of the holder thereof and in the manner described below, into shares of St. Paul Common Stock at an initial conversion rate of _______shares of St. Paul Common Stock for each Preferred Security (equivalent to a conversion price of $_______ per share of St. Paul Common Stock), subject to adjustment as described below under "-- Conversion Price Adjustments". The Preferred Securities will not be convertible by or at the option of The St. Paul or St. Paul Capital. Whenever The St. Paul issues shares of St. Paul Common Stock upon conversion of Preferred Securities, The St. Paul will issue, together with each such share of St. Paul Common Stock, one Stock Purchase Right, whether or not such Stock Purchase Rights shall be exercisable at such time, but only if such Stock Purchase Rights are issued and outstanding and held by other holders of St. Paul Common Stock (or are evidenced by outstanding share certificates representing Common Stock) at such time and have not expired or been redeemed. The Stock Purchase Rights will expire on December 19, 1999, subject to extension to December 18, 2002 under certain circumstances or earlier redemption by The St. Paul. The Rights Agreement provides that, until the Stock Purchase Rights become exercisable pursuant to the terms of the Rights Agreement, the Stock Purchase Rights will be transferred with and only with the St. Paul Common Stock. Until the time the Stock Purchase Rights become exercisable -- at which time the separate certificates representing the Stock Purchase Rights will be mailed to holders of record of the St. Paul Common Stock -- the Stock Purchase Rights will be evidenced by the certificates representing the related shares of St. Paul Common Stock.



    A holder of a Preferred Security wishing to exercise its conversion right shall surrender such Preferred Security, together with an irrevocable conversion notice, to the Conversion Agent which shall, on behalf of such holder, exchange the Preferred Security for a portion of the Convertible Subordinated Debentures held by St. Paul Capital and immediately convert such Convertible Subordinated Debentures and any accrued and unpaid interest thereon into St. Paul Common Stock. The St. Paul's delivery upon conversion of the fixed number of shares of St. Paul Common Stock into which the Convertible Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to be the payment in full of the principal amount at maturity of the portion of Convertible Subordinated Debentures so converted and any unpaid interest accrued on such Convertible Subordinated Debentures at the time of such conversion. For a discussion of the taxation of such an exchange to holders, including the possibility that holders who exchange their Preferred Securities for

St. Paul Common Stock may be subject to additional income tax to the extent accrued but unpaid interest on the Convertible Subordinated Debentures is converted into accumulated and unpaid dividends on the St. Paul Common Stock received upon conversion of the Preferred Securities, see "Certain Federal Income Tax Considerations -- Exchange of Preferred Securities for St. Paul Stock". Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. Conversion rights will terminate at the close of business on the Conversion Expiration Date.

    Holders of Preferred Securities on a dividend payment record date will be entitled to receive the dividend payable on such securities on the corresponding dividend payment date notwithstanding the conversion of such Preferred Securities on or after such dividend payment record date and on or prior to such dividend payment date. Except as provided in the immediately preceding sentence, St. Paul Capital will make no payment or allowance for accumulated and unpaid dividends, whether or not in arrears, on converted Preferred Securities. The St. Paul will make no payment or allowance for dividends on the shares of St. Paul Common Stock issued upon such conversion. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which notice was received by St. Paul Capital.

    No fractional shares of St. Paul Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash.


    EXPIRATION OF CONVERSION RIGHTS. On and after _______ and provided St. Paul Capital is current in the payment of dividends on the Preferred Securities, including any Additional Dividends thereon, St. Paul Capital may, at its option, cause the conversion rights of holders of Preferred Securities to expire. St. Paul Capital may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of St. Paul Common Stock exceeds 120% of the conversion price of the Preferred Securities, subject to adjustment in certain circumstances. In order to exercise its conversion expiration option, St. Paul Capital must issue a press release for publication on the Dow Jones News Service announcing the Conversion Expiration Date prior to the opening of business on the second trading day after a period in which the condition in the preceding sentence has been met, but in no event prior to _______ ____. The press release shall announce the Conversion Expiration Date and provide the current conversion price and Current Market Price of St. Paul Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release.



    Written notice of the expiration of Conversion Rights containing the same information set forth in the press release will be sent by first-class mail to the holders of the Preferred Securities not more than four Business Days after St. Paul Capital issues the press release. The Conversion Expiration Date will be a date selected by St. Paul Capital not less than 30 nor more than 60 days after the date on which St. Paul Capital issues the press release announcing its intention to terminate conversion rights of Preferred Security holders. In the event that St. Paul Capital does not exercise its conversion expiration option, the Conversion Expiration Date with respect to the Preferred Securities will be the earlier of the date of an Exchange Election referred to below under "-- Optional Exchange for Depositary Shares," and two Business Days preceding the date set for mandatory redemption of the Preferred Securities.


    The term "Current Market Price" of St. Paul Common Stock for any day means the last reported sale price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Consolidated Transaction Tape, or, if the St. Paul Common Stock is not listed or admitted to trading on the NYSE on such day, on the principal national securities exchange on which the St. Paul Common Stock is listed or admitted to trading, if the St. Paul Common Stock is listed on a national securities exchange, or the National Market System of the National Association of Securities Dealers, Inc., or, if the St. Paul Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the St. Paul Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the St. Paul Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of The St. Paul for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

    CONVERSION PRICE ADJUSTMENTS -- GENERAL. The conversion price will be subject to adjustment in certain events including, without duplication: (i) the payment of dividends (and other distributions) payable exclusively in St. Paul Common Stock on any class of capital stock of The St. Paul; (ii) the issuance to all holders of St. Paul Common Stock of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase St. Paul Common Stock at less than the Current Market Price; (iii) subdivisions and combinations of St. Paul Common Stock; (iv) the payment of dividends (and other distributions) to all holders of St. Paul Common Stock consisting of evidences of indebtedness of The St. Paul, securities or capital stock, cash, or assets (including securities, but excluding those rights, warrants, dividends, and distributions referred to in clause (iii) and dividends and distributions paid exclusively in cash); (v) the payment of dividends (and other distributions) on St. Paul Common Stock paid exclusively in cash, excluding (A) cash dividends that do not exceed the per share amount of the immediately preceding regular cash dividend (as adjusted to reflect any of the events referred to in clauses (i) through (vi) of this sentence), and (B) cash dividends if the annualized per share amount thereof does not exceed 15% of the last sale price of St. Paul Common Stock, as reported on the NYSE Consolidated Transaction Tape, on the trading day immediately preceding the date of declaration of such dividend; and (vi) payment in respect of a tender or exchange offer (other than an odd-lot offer) by The St. Paul or any subsidiary of The St. Paul for St. Paul Common Stock in excess of 10% of the Current Market Price of St. Paul Common Stock on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

    The St. Paul from time to time may reduce the conversion price by any amount selected by The St. Paul for any period of at least 20 days, in which case The St. Paul shall give at least 15 days' notice of such reduction. The St. Paul may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of St. Paul Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax Considerations -- Adjustment of Conversion Price".

    No adjustment of the conversion price will be made upon the issuance of any shares of St. Paul Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of The St. Paul and the investment of additional optional amounts in shares of St. Paul Common Stock under any such plan, or the issuance of any shares of St. Paul Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of The St. Paul or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Preferred Securities were first designated. There shall also be no adjustment of the conversion price in case of the issuance of any St. Paul Common Stock (or securities convertible into or exchangeable for St. Paul Common Stock), except as specifically described above. If any action would require adjustment of the conversion price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that results in the highest absolute value to holders of the Preferred Securities. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% of the conversion price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

    CONVERSION PRICE ADJUSTMENTS -- MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE ST. PAUL. In the event that The St. Paul is a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the assets of The St. Paul, recapitalization or reclassification of St. Paul Common Stock or any compulsory share exchange (each of the foregoing being referred to as a "Transaction")), in each case, as a result of which shares of St. Paul Common Stock shall be converted into the right (i) in the case of any Transaction other than a Transaction involving a Common Stock

Fundamental Change (as defined below), to receive securities, cash or other property, each Preferred Security shall thereafter be convertible into the kind and amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of St. Paul Common Stock into which a Preferred Security was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change, to receive common stock of the kind received by holders of St. Paul Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Preferred Securities will have no voting rights with respect to any Transaction described in this section.


    In the event of a Fundamental Change (as defined below), then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Preferred Security shall be convertible solely into common stock of the kind received by holders of St. Paul Common Stock as a result of such Common Stock Fundamental Change.



    In the event of a Fundamental Change, the conversion price will be adjusted immediately after such Fundamental Change:



         (i) in the case of a Non-Stock Fundamental Change (as defined below), the conversion price of the Preferred Security will thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) by a fraction of which the numerator will be $_______ and the denominator will be an amount per Preferred Security determined by the Managing Members in their sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Preferred Securities had been redeemable during such period; and


        (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be the Purchaser Stock Price (as defined below) and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of St. Paul Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the St. Paul Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror, or other third party, the conversion price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of St. Paul Common Stock as a result of such Common Stock Fundamental Change.


    In the absence of the provisions of the L.L.C. Agreement which provide for an adjustment to the conversion price in the event of a Fundamental Change, in the case of a Transaction each Preferred Security would become convertible into the securities, cash, or property receivable by a holder of the number of shares of St. Paul Common Stock into which such Preferred Security was convertible immediately prior to such Transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Preferred Securities. For example, if The St. Paul were acquired in a cash merger, each Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of The St. Paul and other factors.

    The foregoing conversion price adjustments are designed, in transactions involving a Fundamental Change where all or substantially all the St. Paul Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of St. Paul Common Stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc. (E.G., a Non-Stock Fundamental Change, as defined below), to increase the securities, cash, or property into which each Preferred Security is convertible.



    In a Non-Stock Fundamental Change transaction where the initial value received per share of St. Paul Common Stock (measured as described in the definition of Applicable Price below) is lower than the then applicable conversion price of a Preferred Security but greater than or equal to the "Reference Market Price" (initially $_______, but subject to adjustment in certain events as described below), the conversion price will be adjusted as described above with the effect that each Preferred Security will be convertible into securities, cash or property of the same type received by the holders of St. Paul Common Stock in the transaction but in an amount per Preferred Security determined by The St. Paul in its sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Preferred Securities had been redeemable during such period.


    In a Non-Stock Fundamental Change transaction where the initial value received per share of St. Paul Common Stock (measured as described in the definition of Applicable Price) is lower than both the Applicable Conversion Price of a Preferred Security and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.


    In a transaction involving a Fundamental Change where all or substantially all the St. Paul Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of St. Paul Common Stock consists of listed or National Market System traded common stock (E.G., a Common Stock Fundamental Change, as defined below), the foregoing adjustments are designed to provide in effect that (a) where St. Paul Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of "Purchaser Stock Price" below) equals the value of the shares of St. Paul Common Stock into which such Preferred Security was convertible immediately before the transaction (measured as aforesaid) and (b) where St. Paul Common Stock is converted solely into such common stock, each Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of St. Paul Common Stock into which such Preferred Security was convertible immediately before such transaction.


    The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of the St. Paul Common Stock receive only cash, the amount of cash received by the holder of one share of St. Paul Common Stock and
(ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices for the St. Paul Common Stock during the ten trading days prior to and including the record date for the determination of the holders of St. Paul Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the St. Paul Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case as adjusted in good faith by The St. Paul to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "-- Conversion Price Adjustments -- General".

    The term "Closing Price" means on any day the reported last sale price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the NYSE Consolidated Transaction Tape or, if the stock is not listed or admitted to trading on such

Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any NYSE member firm, selected by the Managing Members for that purpose.

    The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of The St. Paul) of the consideration received by holders of St. Paul Common Stock consists of common stock that for each of the ten consecutive trading days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc.; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) The St. Paul continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities or
(ii) not later than the occurrence of such Fundamental Change, the outstanding Preferred Securities are converted into or exchanged for shares of convertible preferred stock of an entity succeeding to the business of The St. Paul, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Preferred Securities.


    The term "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the St. Paul Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price of the Preferred Securities, such Fundamental Change shall be deemed to have occurred when substantially all of the St. Paul Common Stock has been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the highest weighed average per share consideration that a holder of St. Paul Common Stock could have received in connection with such transactions or events as a result of which more than 50% of the St. Paul Common Stock was so exchanged.


    The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

    The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by The St. Paul to appropriately reflect any of the events referred to in clauses
(i) through (vi) of the first  paragraph under "-- Conversion Price  Adjustments
- -- General".


    The term "Reference Market Price" shall initially mean $_______ (which is an amount equal to 66 2/3% of the reported last sale price for the St. Paul Common Stock on the NYSE Consolidated Transaction Tape on _______ , 1995), and in the event of any adjustment to the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $ _______ to the initial conversion price of the Preferred Securities.


  OPTIONAL EXCHANGE FOR DEPOSITARY SHARES

    Upon the occurrence of an Exchange Event (as defined below), the holders of a majority of the aggregate liquidation preference of Preferred Securities then outstanding, voting as a class at a special meeting of members called for such purpose or by written consent, may, at their option, direct the Conversion Agent to exchange all (but not less than all) of the Preferred Securities for Convertible Subordinated Debentures and to immediately exchange such Convertible Subordinated Debentures and any accrued and unpaid interest thereon, on behalf of such holders, for Depositary Shares, each representing ownership of a 1/100th of a share of St. Paul Series C Convertible Preferred Stock at the Exchange Price. If the Preferred Securities are exchanged for Depositary Shares, the L.L.C. Agreement provides that The St. Paul will use its best efforts to have the Depositary Shares listed on the NYSE or other exchange on which the Preferred Securities may then be listed.


    Each Depositary Share will entitle the holder thereof to all proportional rights and preferences of the St. Paul Series C Convertible Preferred Stock (including dividend, voting, conversion, redemption and liquidation rights and preferences). The St. Paul Series C Convertible Preferred Stock issued upon any such exchange will have terms substantially similar to the terms of the Preferred Securities (adjusted proportionately per Depositary Share), except that, among other things, the holders of St. Paul Series C Convertible Preferred Stock will have the right to elect two additional directors of The St. Paul whenever dividends on the St. Paul Series C Convertible Preferred Stock are in arrears for 18 months (including for this purpose any arrearage with respect to the Preferred Securities) and will not be subject to mandatory redemption. See "-- Description of St. Paul Series C Convertible Preferred Stock" and "-- Description of Depositary Shares". The terms of the St. Paul Series C
Convertible Preferred Stock provide that all accumulated and unpaid dividends (including any Additional Dividends) on the Preferred Securities that are not paid at the time of making an Exchange Election shall be treated as accumulated and unpaid dividends on the St. Paul Series C Convertible Preferred Stock. See "-- Description of St. Paul Series C Convertible Preferred Stock". For a discussion of the taxation of such an exchange to holders, including the possibility that holders who exchange their Preferred Securities for Depositary Shares representing St. Paul Series C Convertible Preferred Stock may be subject to additional income tax to the extent accrued but unpaid interest on the Convertible Subordinated Debentures is converted into accumulated and unpaid dividends on the St. Paul Series C Convertible Preferred Stock represented by the Depositary Shares received in exchange for the Preferred Securities, see "Certain Federal Income Tax Considerations -- Exchange of Preferred Securities for St. Paul Stock".

    The failure of holders of Preferred Securities to receive, for 15 consecutive months, the full amount of dividend payments (including arrearages) on the Preferred Securities, including any such failure caused by a deferral of interest payments on the Convertible Subordinated Debentures, will constitute an "Exchange Event". As soon as practicable, but in no event later than 30 days after the occurrence of an Exchange Event, the Managing Members will, upon not less than 15 days' written notice by first-class mail to the holders of Preferred Securities, convene a meeting of such holders (an "Exchange Election Meeting") for the purpose of acting on the matter of whether to cause the Conversion Agent to exchange all Preferred Securities then outstanding for Depositary Shares representing St. Paul Series C Convertible Preferred Stock in the manner described above. If the Managing Members fail to convene such Exchange Election Meeting within such 30-day period, the holders of at least 10% of the outstanding Preferred Securities will be entitled to convene such Exchange Election Meeting. Upon the affirmative vote of the holders of Preferred Securities representing not less than a majority of the aggregate liquidation preference of the Preferred Securities then outstanding at an Exchange Election Meeting or, in the absence of such meeting, upon receipt by St. Paul Capital of written consents signed by the holders of a majority of the aggregate liquidation preference of the outstanding Preferred Securities, an election to exchange all outstanding Preferred Securities on the basis described above (an "Exchange Election") will be deemed to have been made.

    Holders of Preferred Securities, by purchasing such Preferred Securities, will be deemed to have agreed to be bound by these optional exchange provisions in regard to the exchange of such Preferred Securities for Depositary Shares representing St. Paul Series C Convertible Preferred Stock on the terms described above.

  REDEMPTION


    If at any time following the Conversion Expiration Date, less than 5% of the Preferred Securities offered hereby remain outstanding, such Preferred Securities shall be redeemable at the option of St. Paul Capital, in whole but not in part, from time to time, upon not fewer than 30 nor more than 60 days' prior notice, at a redemption price of $50 per Preferred Security together with accumulated and unpaid dividends (whether or not earned or declared), including any Additional Dividends (the "Redemption Price").



    Upon repayment by The St. Paul of the Convertible Subordinated Debentures, including as a result of the acceleration of the Convertible Subordinated Debentures upon the occurrence of an "Event of Default" described under "-- Description of the Convertible Subordinated Debentures -- Events of Default", the Preferred Securities shall be subject to mandatory redemption, in whole but not in part, by St. Paul Capital and the proceeds from such repayment will be applied to redeem the Preferred Securities at the Redemption Price. In the case of such acceleration, the Preferred Securities will only be redeemed when repayment of the Convertible Subordinated Debentures has actually been received by St. Paul Capital. The Preferred Securities are not otherwise redeemable for any reason, including in the event that St. Paul Capital should become subject to federal or state taxation. To the extent that such taxation or other events cause St. Paul Capital to have insufficient funds to pay full dividends on the Preferred Securities, the holders will have available to them the exchange option described above. Upon the occurrence of certain Tax Events (as defined herein), however, St. Paul Capital may be dissolved and the Convertible Subordinated Debentures distributed to holders of Preferred Securities. See "-- Special Event Dissolution".


  SPECIAL EVENT DISTRIBUTION


    If a Tax Event (as defined below) shall occur and be continuing, the Managing Members may, and if an Investment Company Event (as defined below, and collectively with a Tax Event, "Special Events") shall occur and be continuing, the Managing Members shall, dissolve St. Paul Capital and, after satisfaction of liabilities to creditors of St. Paul Capital as required by applicable law, cause the Convertible Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of St. Paul Capital, in the manner described below, provided that The St. Paul has reasonably determined that holders will not recognize gain or loss for United States federal income tax purposes as a result of such distribution. In the case of a Tax Event, however, the Managing Members may elect not to dissolve St. Paul Capital and to cause the Preferred Securities to remain outstanding.


    "Tax Event" means that the Managing Members shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date) or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date of issuance of the Preferred Securities, which amendment or change is effective or such interpretation or pronouncement is announced on or after the date of issuance of the Preferred Securities, there is a substantial risk that (i) St. Paul Capital is taxable as a corporation for United States federal income tax purposes or is otherwise subject to United States federal income tax with respect to interest received on the Convertible Subordinated Debentures, (ii) interest payable by The St. Paul to St. Paul Capital on the Convertible Subordinated Debentures will not be deductible for United States federal income tax purposes or (iii) St. Paul Capital is subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    "Investment Company Event" means the occurrence of a change in law or regulation or a change in official interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that St. Paul Capital is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of issuance of the Preferred Securities; provided, that no Investment Company Event shall be deemed to have occurred if the Managing Members obtain a written opinion of nationally recognized independent counsel experienced in practice under the 1940 Act to the effect that The St. Paul or St. Paul

Capital has taken reasonable measures, in its discretion, to avoid such Change in 1940 Act Law so that in the opinion of such counsel, notwithstanding such Change in 1940 Act Law, St. Paul Capital is not required to be registered as an "investment company" within the meaning of the 1940 Act.



    Following the dissolution of St. Paul Capital in connection with a Special Event and the satisfaction of liabilities to creditors of St. Paul Capital as required by applicable law, St. Paul Capital will, on a date fixed by the Managing Members within 90 days following the occurrence of such Special Event, distribute to each holder of Preferred Securities, in respect of each Preferred Security, Convertible Subordinated Debentures having a principal amount equal to $50. In addition, all accumulated and unpaid dividends (including Additional Dividends) on the Preferred Securities that are not paid at the time of such dissolution shall be treated as accrued and unpaid interest on the Convertible Subordinated Debentures. The Indenture does not provide for the modification of the terms of the Convertible Subordinated Debentures in connection with a Special Event. After the date of such distribution, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the holders of Preferred Securities shall cease to be members of St. Paul Capital; (iii) DTC or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Convertible Subordinated Debentures to be delivered upon such distribution and (iv) any certificates representing Preferred Securities not held by DTC or its nominee will be deemed to represent Convertible Subordinated Debentures having a principal amount equal to the aggregate of the stated liquidation preference of, and the accumulated and unpaid dividends on, such Preferred Securities until such certificates are presented to The St. Paul or its agent for transfer or reissuance. The Indenture provides that if Convertible Subordinated Debentures are so distributed, The St. Paul will use its best efforts to have such Convertible Subordinated Debentures listed on the NYSE or other exchange on which the Preferred Securities may then be listed.


  LIQUIDATION RIGHTS

    In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of St. Paul Capital, the holders of Preferred Securities at the time outstanding will be entitled to receive a liquidation preference of $50 per Preferred Security plus all accumulated and unpaid dividends (whether or not earned or declared), including any Additional Dividends thereon, to the date of payment (the "Liquidation Distribution") out of the assets of St. Paul Capital legally available for distribution to members prior to any distribution by St. Paul Capital on its other limited liability company interests, including the Common Securities.

    If, upon any liquidation of St. Paul Capital, the holders of Preferred Securities are paid in full the aggregate Liquidation Distribution to which they are entitled, then such holders will not be entitled to receive or share in any other assets of St. Paul Capital thereafter available for distribution to any other holders of limited liability company interests in St. Paul Capital, including the Common Securities.

    Pursuant to the L.L.C. Agreement, St. Paul Capital shall be dissolved and its affairs shall be wound up upon the earliest to occur of: (i) the expiration of the period fixed for the life of St. Paul Capital; (ii) the bankruptcy, retirement, resignation, expulsion, dissolution, winding up or liquidation of either Managing Member; (iii) the election of the Managing Members, with the approval of the holders of 66 2/3% of the Preferred Securities; (iv) the entry of a judicial decree of dissolution; (v) the election of the Managing Members in connection with a Special Event; (vi) the redemption of all outstanding Preferred Securities; or (vii) upon the written consent of all members of St. Paul Capital.


  MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE ST. PAUL AND ST. PAUL CAPITAL


    The St. Paul may not merge or consolidate with or into another entity or permit another entity to merge or consolidate with or into it, and may not be replaced by, or convey, transfer or lease all or substantially all of its properties and assets to another entity unless (i) at the time of such transaction, no Event of Default (as defined in the Indenture) shall have occurred and be continuing, or would occur as a result of such transaction, (ii) the survivor of such merger or consolidation or the entity to which The St.

Paul's assets are sold, transferred or leased is an entity organized under the laws of the United States or any state thereof, such entity (if other than The St. Paul) becomes a party of the L.L.C. Agreement and becomes a Managing Member, assumes all of The St. Paul's obligations under the L.L.C. Agreement, and such entity has a net worth equal to at least 10% of the total capital contributions to St. Paul Capital, (iii) prior to such transaction, The St. Paul obtains an opinion of nationally recognized independent counsel experienced in such matters to the effect that St. Paul Capital will continue to be classified as a partnership for federal income tax purposes after such transaction and (iv) in the case of any sale, transfer or lease of all or substantially all of the The St. Paul's assets that includes St. Paul's interest in St. Paul Capital, The St. Paul has obtained the consent to the transaction of holders of not less than 66 2/3% of the aggregate liquidation preference of the Preferred Securities then outstanding.



    St. Paul Capital may not consolidate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below. St. Paul Capital may, (i) in order to avoid federal income tax or 1940 Act consequences adverse to The St. Paul or St. Paul Capital or to the holders of the Preferred Securities, without the consent of the holders of the Preferred Securities, or (ii) with the prior approval of holders of not less than 66 2/3 of the Preferred Securities then outstanding, consolidate, merge with or into, or be replaced by a limited liability company, limited partnership or trust organized as such under the laws of any state of the United States of America; PROVIDED, that (i) such successor entity either (x) expressly assumes all of the obligations of St. Paul Capital under the Preferred Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits or assets of the successor entity, at least as high as the Preferred Securities rank with respect to participation in the profits or assets of St. Paul Capital, (ii) The St. Paul expressly acknowledges such successor entity as the holder of the Convertible Subordinated Debentures, (iii) such merger, consolidation, or replacement does not cause the Preferred Securities (or any Successor Securities) to be delisted by any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such merger, consolidation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) prior to such merger, consolidation or replacement The St. Paul has received an opinion of nationally recognized independent counsel to St. Paul Capital experienced in such matters to the effect that (w) such transaction will not cause The St. Paul, St. Paul Capital or such successor entity to become an "investment company" required to be registered under the 1940 Act, (x) holders of the Preferred Securities will not recognize any gain or loss for federal income tax purposes as a result of such transaction, (y) such successor entity will not be treated as an association taxable as a corporation for federal income tax purposes and (z) such transaction will not adversely affect the limited liability of holders of the Preferred Securities.


  VOTING RIGHTS

    Except  as  provided below  and under  "-- Description  of the  Guarantee --
Amendments and Assignment," "-- Description of the Convertible Subordinated Debentures -- Modification of the Indenture" and as otherwise required by law and provided by the L.L.C. Agreement, the holders of the Preferred Securities will have no voting rights.

    If (i) St. Paul Capital fails to pay dividends in full (including any arrearages) on the Preferred Securities for 15 consecutive months (including any such failure caused by a determination by The St. Paul to defer interest payments on the Convertible Subordinated Debentures as described under "-- Description of the Convertible Subordinated Debentures -- Option to Defer Interest Payments"); (ii) an Event of Default (as defined under "-- Description of the Convertible Subordinated Debentures -- Events of Default") occurs and is continuing with respect to the Convertible Subordinated Debentures; or (iii) The St. Paul is in default under any of its payment obligations under the Guarantee (as described under "-- Description of the Guarantee"), then the holders of the Preferred Securities will be entitled to appoint and authorize a Special Trustee to enforce St. Paul Capital's rights under the Convertible Subordinated Debentures, enforce the rights of the holders of Preferred Securities under the Guarantee and, to the extent permitted by law, declare and pay dividends on the Preferred Securities. For purposes of determining whether St. Paul Capital has failed to pay dividends in full for 15 consecutive months, dividends shall be deemed to remain in arrears, notwithstanding any partial payments in respect thereof, until all accumulated and unpaid dividends have been or contemporaneously are paid. Not later than 30 days after such right to appoint a Special Trustee arises and upon not less than 15 days' written notice by first-class mail to the holders of Preferred Securities, the Managing Members will convene a meeting to elect a Special Trustee. If the Managing Members fail to convene such meeting within such 30-day period, the holders of 10% of the aggregate liquidation preference of the Preferred Securities then outstanding will be entitled to convene such meeting. In the event that, at any such meeting, holders of less than a majority in aggregate liquidation preference of Preferred Securities entitled to vote for the appointment of a Special Trustee vote for such appointment, no Special Trustee shall be appointed. Any Special Trustee so appointed shall vacate office immediately if St. Paul Capital (or The St. Paul pursuant to the Guarantee) shall have paid in full all accumulated and unpaid dividends (and any Additional Dividends) on the Preferred Securities or such Event of Default or default, as the case may be, shall have been cured. Notwithstanding the appointment of any such Special Trustee, The St. Paul will retain all rights as obligor under the Convertible Subordinated Debentures, including the right to defer interest payments as provided under "-- Description of the Convertible Subordinated Debentures -- Option to Defer Interest Payments", and any such deferral would not constitute a default under the Indenture or enable a holder of Preferred Securities to require the payment of a dividend that has not theretofore been declared.


    In furtherance of the foregoing, and without limiting the powers of any Special Trustee so appointed and for the avoidance of any doubt concerning the powers of the Special Trustee, any Special Trustee, in its own name, in the name of St. Paul Capital, in the name of any holder of Preferred Securities or otherwise, may institute or cause to be instituted a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce St. Paul Capital's or any holder's rights directly against The St. Paul to the same extent as St. Paul Capital or any holder and on behalf of St. Paul Capital or any holder, and may prosecute such proceeding to judgment or final decree, and enforce the same against The St. Paul and collect, out of the property, wherever situated, of The St. Paul the monies adjudged or decreed to be payable in the manner provided by law.


    If any proposed amendment to the L.L.C. Agreement provides for, or the Managing Members otherwise propose to effect, (x) any action that would materially adversely affect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the L.L.C. Agreement or otherwise (including, without limitation, the authorization or issuance of any additional limited liability company interests in St. Paul Capital), or (y) the dissolution, winding-up or termination of St. Paul Capital (other than in connection with the exchange of Depositary Shares representing St. Paul Series C Convertible Preferred Stock for Preferred Securities upon the occurrence of an Exchange Event or as described under "-- Merger, Consolidation or Sale of Assets of St. Paul Capital"), then the holders of outstanding Preferred Securities will be entitled to vote on such amendment or action of the Managing Members (but not on any other amendment or action), and such amendment or action shall not be effective except with the approval of the holders of at least 66 2/3% or more of the aggregate liquidation preference of the Preferred Securities then outstanding; PROVIDED, HOWEVER, that no such approval shall be required if the dissolution, winding-up or termination of St. Paul Capital is proposed or initiated pursuant to the L.L.C. Agreement.

    The rights attached to the Preferred Securities will be deemed to be materially adversely affected by the creation or issue of, and a vote of the holders of Preferred Securities will be required for the creation or issue of, any limited liability company interests in St. Paul Capital other than the interests represented by the Preferred Securities and the interests of the Managing Members.

    So long as any Convertible Subordinated Debentures are held by St. Paul Capital, the Managing Members shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Special Trustee or exercising any trust or power conferred on the Special Trustee with respect to the Convertible Subordinated Debentures, (ii) waive any past default, which is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Subordinated Debentures shall be due and payable, (iv) consent to any amendment, modification or termination of the Convertible Subordinated Debentures or of the Indenture without, in each case, obtaining the prior approval of the holders of at least 66 2/3% or more of the aggregate liquidation preference of the Preferred Securities then outstanding, PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the Managing Members without the prior consent of each holder of the Preferred Securities. The Managing Members shall not revoke any action previously authorized or approved by a vote of holders of Preferred Securities, without the approval of holders of Preferred Securities representing 66 2/3% or more of the aggregate liquidation preference of the Preferred Securities then outstanding. The Managing Members shall notify all holders of Preferred Securities of any notice of default received from the Trustee with respect to the Convertible Subordinated Debentures.

    Any required approval of holders of Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. St. Paul Capital will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any matter on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

  BOOK-ENTRY-ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

    DTC will act as securities depositary for the Preferred Securities. The information in this section concerning DTC and DTC's book-entry system is based upon information obtained from DTC. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully-registered global Preferred Security certificates will be issued, representing in the aggregate the total number of Preferred Securities, and will be deposited with DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

    Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of a Preferred Security (a "Beneficial Owner") is in turn to be recorded on the Direct or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except upon a resignation of DTC, upon the occurrence of an Event of Default under the Convertible Subordinated Debentures or upon a decision by St. Paul Capital to discontinue the book-entry system for the Preferred Securities.

    DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices with respect to the Preferred Securities shall be sent to Cede & Co.

    Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to St. Paul Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Dividend payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, St. Paul Capital or The St. Paul, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of St. Paul Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    Except as provided herein, a Beneficial Owner in a global Preferred Security will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

    DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to St. Paul Capital. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates representing the Preferred Securities will be printed and delivered. If an Event of Default occurs under the Convertible Subordinated Debentures or if St. Paul Capital decides to discontinue use of the system of book-entry transfers through DTC (or a successor depositary), certificates representing the Preferred Securities will be printed and delivered.

  TRANSFER AGENT, REGISTRAR AND PAYING, CONVERSION AND EXCHANGE AGENT

    The  Chase Manhattan Bank (National Association) will act as Transfer Agent,
Registrar  and  Paying,  Conversion  and   Exchange  Agent  for  the   Preferred
Securities.

    Registration of transfers of Preferred Securities will be affected without charge by or on behalf of St. Paul Capital, but upon payment (with the giving of such indemnity as St. Paul Capital may require) in respect of any tax or other government charges which may be imposed in relation to it.

DESCRIPTION OF ST. PAUL SERIES C CONVERTIBLE PREFERRED STOCK


    AS DESCRIBED UNDER "-- PREFERRED SECURITIES -- OPTIONAL EXCHANGE FOR DEPOSITARY SHARES" ABOVE, THE PREFERRED SECURITIES MAY BE EXCHANGED IN CERTAIN CIRCUMSTANCES (FOLLOWING A PRIOR EXCHANGE FOR CONVERTIBLE SUBORDINATED DEBENTURES HELD BY ST. PAUL CAPITAL) FOR DEPOSITARY SHARES REPRESENTING ST. PAUL SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK, WITHOUT PAR VALUE (LIQUIDATION PREFERENCE $5000 PER SHARE). THE FOLLOWING DESCRIPTION OF THE PRINCIPAL TERMS OF THE ST. PAUL SERIES C CONVERTIBLE PREFERRED STOCK DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ST. PAUL'S AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED (THE "RESTATED ARTICLES"), AND THE CERTIFICATE OF DESIGNATION OF THE ST. PAUL SERIES C CONVERTIBLE PREFERRED STOCK (THE "CERTIFICATE OF DESIGNATION"), FORMS OF WHICH HAVE BEEN FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.



    The Board of Directors of The St. Paul has designated, and The St. Paul will keep available, 30,000 shares (34,500 shares if the Underwriters' over-allotment option is exercised in full) of St. Paul Series C Convertible Preferred Stock for issuance upon exchange of the Preferred Securities for Depositary Shares, each representing 1/100th of a share of St. Paul Series C Convertible Preferred Stock (as described under "-- Preferred Securities -- Optional Exchange for Depositary Shares" above). At the time the Preferred Securities are issued, all corporate action required in connection with the issuance of the St. Paul Series C Convertible Preferred Stock and the deposit thereof with the Depositary (as hereinafter defined) upon the making of an Exchange Election will have been taken. The L.L.C. Agreement provides that The St. Paul shall use its best efforts to have the Depositary Shares listed on the NYSE or any other exchange on which the Preferred Securities may be listed.


    The terms of the St. Paul Series C Convertible Preferred Stock -- including as to dividends, conversion and liquidation preference -- are substantially similar to those of the Preferred Securities (adjusted proportionately per Depositary Share) with the following principal exceptions:

        (a) Accumulated and unpaid dividends (including any Additional Dividends thereon) on the Preferred Securities, if any, at the time of the making of an Exchange Election will become accumulated and unpaid dividends on the St. Paul Series C Convertible Preferred Stock;

        (b) If dividends are not paid on the St. Paul Series C Convertible Preferred Stock for 18 monthly dividend periods (including for this purpose any arrearage with respect to the Preferred Securities), the number of directors of The St. Paul shall be increased by two persons and the holders of the St. Paul Series C Convertible Preferred Stock will be entitled to elect the persons to fill such positions; and


        (c) Dividends on the St. Paul Series C Convertible Preferred Stock are not subject to a deferral option, however, such dividends need not be declared even if The St. Paul has funds legally available therefor and cash on hand sufficient to pay dividends. In the event that The St. Paul fails to declare dividends on the St. Paul Series C Convertible Preferred Stock, no dividends would be payable on any other securities of The St. Paul ranking PARI PASSU (I.E., on a parity) with or junior to the St. Paul Series C Convertible Preferred Stock.



    If at any time following the Conversion Expiration Date, less than 5% of the shares of St. Paul Series C Convertible Preferred Stock issued following an
Exchange Election remain outstanding, such shares of St. Paul Series C Convertible Preferred Stock shall be redeemable, from time to time, in whole but not in part, at the option of The St. Paul at a redemption price of $5000 per share (equivalent to a redemption price of $50 per Depositary Share) together with accumulated and unpaid dividends (whether or not earned or declared).

    The St. Paul Series C Convertible Preferred Stock will rank senior to the St. Paul Common Stock and the Series A Preferred Stock of The St. Paul with respect to the payment of dividends and amounts upon liquidation, dissolution and winding-up. The St. Paul Series C Convertible Preferred Stock will rank PARI PASSU (I.E., on a parity) with the Series B Preferred Stock of The St. Paul with respect to the payment of dividends and amounts upon liquidation, dissolution or winding-up. In the event dividends are not paid in full on either the Series B Preferred Stock or the St. Paul Series C Convertible Preferred Stock, the holders of the Series B Preferred Stock and the St. Paul Series C Convertible Preferred Stock will share ratably with respect to any dividend payment in proportion to the respective amounts of the accumulated and unpaid dividends due on such series of preferred stock. See "Description of St. Paul Capital Stock -- Preferred Shares".



    In the event of a voluntary or involuntary bankruptcy, liquidation, dissolution or winding-up of The St. Paul, the holders of St. Paul Series C Convertible Preferred Stock are entitled to receive out of the net assets of The St. Paul, but before any distribution is made on any class of securities ranking junior to the St. Paul Series C Convertible Preferred Stock, $5000 per share (equivalent to $50 per Depositary Share) in cash plus accumulated and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of shares of St. Paul Series C Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets of The St. Paul. In the event that the assets available for distribution are insufficient to pay in full the liquidation preference to the holders of the St. Paul Series C Convertible Preferred Stock and any preferred stock ranking on a parity with the St. Paul Series C Convertible Preferred Stock, the holders of such series of preferred stock will share in the remaining assets of the St. Paul, based on the proportion of their liquidation preference to the entire amount of unpaid liquidation preference.


    So long as the Convertible Subordinated Debentures are exchangeable for the Depositary Shares representing the St. Paul Series C Convertible Preferred Stock, The St. Paul may not authorize or issue any other preferred stock ranking senior to the St. Paul Series C Convertible Preferred Stock without the approval of the holders of not less than 66 2/3% of the aggregate liquidation preference of the Preferred Securities then outstanding. However, no such vote shall be required for the issuance by The St. Paul of additional preferred stock ranking PARI PASSU or junior to the St. Paul Series C Convertible Preferred Stock as to the payment of dividends and amounts upon liquidation, dissolution and winding-up.

DESCRIPTION OF DEPOSITARY SHARES

    THE FOLLOWING SUMMARY OF THE TERMS OF THE DEPOSIT AGREEMENT (AS DEFINED BELOW), DEPOSITARY SHARES AND DEPOSITARY RECEIPTS (AS DEFINED BELOW), DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY, THE PROVISIONS OF THE DEPOSIT AGREEMENT, THE FORM OF WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.


    The St. Paul will cause to be issued receipts ("Depositary Receipts") for Depositary Shares, each of which will represent 1/100th of a share of St. Paul Series C Convertible Preferred Stock. The shares of St. Paul Series C Convertible Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") among The St. Paul and The Chase Manhattan Bank (National Association) (the "Depositary") for the benefit of the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of St. Paul Series C Convertible Preferred Stock represented by such Depositary Share, to all the rights and preferences of the St. Paul Series C Convertible Preferred Stock represented thereby (including dividend, voting, conversion and liquidation rights and preferences). The proportionate liquidation preference of each Depositary Share will be $50 plus accumulated and unpaid dividends to the date of payment, subject to certain limitations. The L.L.C. Agreement provides that The St. Paul shall use its best efforts to have the Depositary Shares listed on the NYSE or any other exchange on which the Preferred Securities may be listed.

  GENERAL

    The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement. Upon an Exchange Election by the holders of a majority in aggregate liquidation preference of the Preferred Securities and immediately following (i) the exchange by the Conversion Agent of all (but not less than all) outstanding Preferred Securities for Convertible Subordinated Debentures, (ii) the issuance of the St. Paul Series C Convertible Preferred Stock and (iii) the delivery of such St. Paul Series C Convertible Preferred Stock to the Depositary, The St. Paul will cause the Depositary to issue, on behalf of The St. Paul, the Depositary Shares to the Conversion Agent, for the account of the holders, in exchange for such Convertible Subordinated Debentures. Following an Exchange Election, copies of the forms of Deposit Agreement and Depositary Receipt may be obtained from The St. Paul or the Depositary, upon request, at the principal office of the Depositary at which at any particular time its depositary business may be administered (the "Depositary's Office"), which as of the date hereof is 4 Chase MetroTech Center, Brooklyn, New York 11245, Attention: Corporate Trust Administration.

  DIVIDENDS AND OTHER DISTRIBUTIONS

    The Depositary will distribute all dividends or other cash distributions received in respect of the St. Paul Series C Convertible Preferred Stock to the record holders of Depositary Shares in such amounts of such dividend or distribution as are applicable to the number of such Depositary Shares owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary.

    In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto in such amounts, as nearly as practicable, of such property (including securities) received by it as are applicable to the number of such Depositary Shares owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary, unless The St. Paul determines that it is not feasible to make such distribution, in which case The St. Paul may sell such property and distribute the net proceeds from such sale to such holders.

  WITHDRAWAL OF ST. PAUL SERIES C CONVERTIBLE PREFERRED STOCK


    Upon surrender of Depositary Receipts representing at least 100 Depositary Shares at the Depositary's Office, a holder is entitled to delivery at such office, to or upon his order, of the number of whole shares of the St. Paul Series C Convertible Preferred Stock and any money or other property represented by such Depositary Shares. Holders of Depositary Shares will be entitled to receive whole shares of the St. Paul Series C Convertible Preferred Stock on the basis of one share of St. Paul Series C Convertible Preferred Stock for each 100 Depositary Shares, but holders of such whole shares of St. Paul Series C
Convertible Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of St. Paul Series C Convertible Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. The L.L.C. Agreement provides that The St. Paul shall use its best efforts to have the Depositary Shares listed on the NYSE or any other exchange on which the Preferred Securities may be listed. The St. Paul is not, however, obligated to cause the St. Paul Series C Convertible Preferred Stock to be listed on any stock exchange.

  VOTING THE ST. PAUL SERIES C CONVERTIBLE PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of the St. Paul Series C Convertible Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to St. Paul Series C Convertible Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the St. Paul Series C Convertible Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of St. Paul Series C Convertible Preferred Stock (or fraction thereof) represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of St. Paul Series C Convertible Preferred Stock (or fractions thereof) represented by such Depositary Shares in accordance with such instructions, and The St. Paul will agree to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of St. Paul Series C Convertible Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing those shares of St. Paul Series C Convertible Preferred Stock.

  CONVERSION OF ST. PAUL SERIES C CONVERTIBLE PREFERRED STOCK

    The Depositary Receipts may be surrendered by holders thereof, at the holders' option, at any time and from time to time, to the Depositary at the Depositary's Office or at such other office or to such agents as the Depositary may designate for such purpose with written instructions to the Depositary to instruct The St. Paul to cause conversion of the whole or fractional shares of St. Paul Series C Convertible Preferred Stock represented by the Depositary Shares evidenced by such Receipts into whole shares of St. Paul Common Stock, and The St. Paul has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the delivery of (i) a certificate or certificates evidencing the number of whole shares of St. Paul Common Stock into which the St. Paul Series C Convertible Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt or Receipts have been converted, and (ii) any money or other property to which the holder is entitled. If the Depositary Shares represented by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted.


    On and after _________, and provided that The St. Paul is current in the payment of dividends on the St. Paul Series C Convertible Preferred Stock, The St. Paul may, at its option, cause the conversion rights of holders of Depositary Shares representing St. Paul Series C Convertible Preferred Stock to expire. The St. Paul may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of St. Paul Common Stock exceeds 120% of the conversion price of the Depositary Shares, subject to adjustment in certain circumstances. In order to exercise its conversion expiration option, The St. Paul must issue a press release announcing the Conversion Expiration Date and give notice by first-class mail to holders of Depositary Shares in the manner provided for holders of Preferred Securities under "-- Description of Preferred Securities -- Expiration of Conversion Rights". The Conversion Expiration Date will be a date selected by The St. Paul which is not less than 30 and not more than 60 days after the date on which The St. Paul issues the press release announcing its intention to terminate conversion rights of holders of Depositary Shares.


  AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between The St. Paul and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding. Each holder of a Depositary Share at the time any amendment becomes effective will be deemed to have consented and agreed to such amendment.

    The Deposit Agreement may be terminated by The St. Paul or by the Depositary if (i) all outstanding Depositary Shares have been redeemed, (ii) there has been a final distribution in respect of the St. Paul Series C Convertible Preferred Stock in connection with any liquidation, dissolution or winding up of The St. Paul and such distribution has been distributed to the holders of Depositary Receipts or (iii) each share of St. Paul Series C Convertible Preferred Stock shall have been converted into shares of St. Paul Common Stock.

  CHARGES OF DEPOSITARY

    The St. Paul will pay all transfer and other taxes and governmental charges arising solely from the existence of the Depositary arrangements, the initial deposit of the St. Paul Series C Convertible Preferred Stock, the redemption of shares of St. Paul Series C Convertible Preferred Stock and the issuance of shares of St. Paul Common Stock upon conversion. The St. Paul will pay the fees and reasonable expenses of the Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Receipts will pay any other transfer or other taxes and governmental charges. If, at the request of a holder of Depositary Receipts, the Depositary incurs charges or other expenses for which it is not otherwise liable under the Deposit Agreement, such holder will be liable for such charges and expenses.

  RESIGNATION AND REMOVAL OF DEPOSITARY

    The Depositary may resign at any time by delivering to The St. Paul notice of its election to do so, and The St. Paul may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary, which successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. In the event The St. Paul fails to appoint such successor Depositary within such sixty (60) day period, the Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary.

  MISCELLANEOUS

    The Depositary will, with the approval of The St. Paul, appoint a Registrar for registration of the Depositary Receipts or Depositary Shares in accordance with any requirements of any applicable stock exchange in which the Receipts or the Depositary Shares are listed. The Registrar will maintain books at the Depositary's Office for the registration and registration of transfer of Depositary Receipts or at such other place as is approved by The St. Paul and of which the holders of Depositary Receipts are given reasonable notice.

    The St. Paul will deliver to the Depositary and the Depositary will forward to holders of Depositary Shares all notices and reports required by law, the rules of any national securities exchange upon which the St. Paul Series C Convertible Preferred Stock, the Depositary Shares or the Depositary Receipts are listed or by The St. Paul's Amended and Restated Articles of Incorporation (including the Certificate of Designation) or Bylaws to be furnished by The St. Paul to holders of St. Paul Series C Convertible Preferred Stock.

    Neither the Depositary nor The St. Paul will be liable if either is by law or certain other circumstances beyond its control prevented from or delayed in performing its obligations under the Deposit Agreement. Neither the Depositary nor any agent of the Depositary nor The St. Paul assumes any obligation or will be subject to any liability under the Deposit Agreement to holders of Depositary Receipts other than to use its best judgment and act in good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither The St. Paul nor the Depositary will be obligated to appear in, prosecute or defend any legal proceeding in respect of any Depositary Shares or any St. Paul Series C Convertible Preferred Stock unless satisfactory indemnity is furnished. The St. Paul and the Depositary may rely on advice of counsel or accountants, or information provided by persons presenting St. Paul Series C Convertible Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be authorized or competent and on documents believed to be genuine.

DESCRIPTION OF THE GUARANTEE

    THE FOLLOWING IS A DESCRIPTION OF THE PRINCIPAL TERMS AND PROVISIONS OF THE GUARANTEE AGREEMENT (THE "GUARANTEE"), WHICH WILL BE EXECUTED AND DELIVERED BY THE ST. PAUL FOR THE BENEFIT OF THE HOLDERS FROM TIME TO TIME OF THE PREFERRED SECURITIES. THE FOLLOWING DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH AGREEMENT, THE FORM OF WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

  GENERAL


    Pursuant to the Guarantee, The St. Paul will irrevocably and unconditionally agree, on a subordinated basis and to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (except to the extent previously paid by St. Paul Capital), as and when due, regardless of any defense, right of set-off or counterclaim that St. Paul Capital may have or assert. The following payments, to the extent not paid by St. Paul Capital, are the "Guarantee Payments": (a) any accumulated and unpaid dividends (including any Additional Dividends thereon) that have been theretofore declared on the Preferred Securities from funds legally available therefor; (b) the Redemption Price payable with respect to Preferred Securities called for redemption by St. Paul Capital out of funds legally available therefor; and (c) upon a liquidation of St. Paul Capital, the lesser of (i) the Liquidation Distribution and (ii) the amount of assets of St. Paul Capital available for distribution to holders of Preferred Securities in liquidation of St. Paul Capital. The St. Paul's obligation to make a Guarantee Payment may be satisfied by The St. Paul's direct payment of the required amounts to the holders of Preferred Securities or by The St. Paul's causing St. Paul Capital to pay such amounts to such holders.

    If The St. Paul fails to make interest payments on the Convertible Subordinated Debentures purchased by St. Paul Capital, St. Paul Capital will have insufficient funds to pay dividends on the Preferred Securities. The Guarantee does not cover payment of dividends when St. Paul Capital does not have sufficient funds to pay such dividends.


    Because the Guarantee is a full and unconditional guarantee of payment and not of collection, holders of the Preferred Securities may proceed directly against The St. Paul as guarantor, rather than having to proceed against St. Paul Capital before attempting to collect from The St. Paul. A holder of Preferred Securities may enforce such obligations directly against The St. Paul, and under the Guarantee The St. Paul will waive any right or remedy to require that any action be brought against St. Paul Capital or any other person or entity before proceeding against The St. Paul. Such obligations will not be discharged except by payment of the Guarantee Payments in full.


  CERTAIN COVENANTS OF THE ST. PAUL


    Under the Guarantee, The St. Paul will covenant and agree that, so long as any Preferred Securities remain outstanding, neither The St. Paul nor any direct or indirect majority owned subsidiary of The St. Paul (excluding Nuveen and its consolidated subsidiaries) shall declare or pay any dividend or distribution on, or redeem, purchase or otherwise acquire or make a liquidation payment with respect to, any of its capital stock (other than as a result of a reclassification of capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock) or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee or dividends or guarantee payments to The St. Paul by a direct or indirect majority owned subsidiary), if at such time The St. Paul has exercised its option to defer interest payments on the Convertible Subordinated Debentures and such deferral is continuing, The St. Paul is in default with respect to its payment or other obligations under the Guarantee or there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Convertible Subordinated Debentures. The St. Paul will covenant to take all actions necessary to ensure the compliance of its subsidiaries with the above covenant.


    The St. Paul will also covenant that, so long as Preferred Securities remain outstanding, it will (i) not cause or permit any Common Securities of St. Paul Capital to be transferred, (ii) maintain direct or indirect 100% ownership of all outstanding securities of St. Paul Capital other than (x) the Preferred Securities and (y) any other securities issued by St. Paul Capital (other than the Common Securities) so long as the issuance thereof to persons other than The St. Paul or any of its subsidiaries would not cause St. Paul Capital to become an "investment company" required to be registered under the Investment Company Act of 1940, as amended, (iii) cause at least 21% of the total value of St. Paul Capital and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of St. Paul Capital to be represented by Common Securities,
(iv) not voluntarily dissolve, wind up or liquidate St. Paul Capital (other than in connection with the exchange of all outstanding Preferred Securities for Depositary Shares in the manner described under "-- Preferred Securities -- Optional Exchange for Depositary Shares") or either of the Managing Members, (v) cause The St. Paul and St. Paul Holdings to remain the Managing Members of St. Paul Capital and timely perform all of their respective duties as Managing Members of St. Paul Capital (including the duty to declare and pay dividends on the Preferred Securities as described under " -- Preferred Securities -- Dividends") and (vi) use reasonable efforts to cause St. Paul Capital to remain a limited liability company and otherwise continue to be treated as a partnership for U.S. federal income tax purposes; PROVIDED that The St. Paul may permit St. Paul Capital to consolidate or merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another entity upon the terms and subject to the conditions set forth under " -- Preferred Securities -- Merger, Consolidation or Sale of Assets of St. Paul Capital" above.

    As a part of the Guarantee, The St. Paul will agree that it will honor all obligations described therein relating to the conversion or exchange of the Preferred Securities into or for St. Paul Common Stock or Depositary Shares representing St. Paul Series C Convertible Preferred Stock, as described in "-- Preferred Securities -- Conversion Rights," and "-- Optional Exchange for Depositary Shares".

  SUBORDINATION


    The St. Paul's obligations under the Guarantee to make Guarantee Payments will constitute an unsecured obligation of The St. Paul that will rank (i) subordinate and junior in right of payment to all liabilities of The St. Paul and the Convertible Subordinated Debentures, and (ii) PARI PASSU (I.E., on a parity) with the most senior preferred shares now or hereafter issued by The St. Paul and with any guarantee now or hereafter entered into by The St. Paul in respect of any preferred or preference stock of any affiliate of The St. Paul and (iii) senior to St. Paul Common Stock and any other class or series of capital stock issued by The St. Paul or any of its affiliates which by its express terms ranks junior in the payment of dividends and amounts on liquidation, dissolution, and winding-up to the Preferred Securities ("Junior Stock"). On the bankruptcy, liquidation or winding-up of The St. Paul, its obligations under the Guarantee will rank junior to all its other liabilities and, therefore, funds may not be available for payment under the Guarantee. As of March 31, 1995, The St. Paul had approximately $628 million of indebtedness or other obligations constituting Senior Indebtedness and no indebtedness that would rank equally with the Guarantee.


  AMENDMENTS AND ASSIGNMENT

    The terms of the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% of the aggregate liquidation preference of the Preferred Securities then outstanding. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth in "-- Preferred Securities -- Voting Rights". All provisions contained in the
Guarantee will bind the successors, assigns, receivers, trustees and representatives of The St. Paul and will inure to the benefit of the holders of the Preferred Securities. Except in connection with any merger or consolidation of The St. Paul with or into another entity or any sale, transfer or lease of The St. Paul's assets to another entity complying with the provisions under "-- Consolidation, Merger or Sale of Assets" below, The St. Paul may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of not less than 66 2/3% of the aggregate liquidation preference of the Preferred Securities then outstanding.

  TERMINATION

    The St. Paul's obligation to make Guarantee Payments under the Guarantee will terminate as to each holder of Preferred Securities and be of no further force and effect upon (a) full payment of the Redemption Price of such holder's Preferred Securities, (b) full payment of the amounts payable to such holder upon liquidation of St. Paul Capital, (c) the distribution of St. Paul Common Stock to such holder in respect of the conversion of all of such holder's Preferred Securities into St. Paul Common Stock or (d) the distribution of Depositary Shares representing St. Paul Series C Convertible Preferred Stock to such holder in respect of the exchange of the Convertible Subordinated Debentures for St. Paul Series C Convertible Preferred Stock. Notwithstanding the foregoing, The St. Paul's obligation to make Guarantee Payments will continue to be effective or will be reinstated, as the case may be, as to a holder if at any time such holder must restore payment of any sums paid under the Preferred Securities or under the Guarantee for any reason whatsoever. The St. Paul will indemnify each holder and hold it harmless from and against any loss it may suffer in such circumstances.

  CONSOLIDATION, MERGER OR SALE OF ASSETS

    The Guarantee provides that The St. Paul may merge or consolidate with or into another entity, may permit another entity to merge or consolidate with or into The St. Paul and may sell, transfer or lease all or substantially all of its assets to another entity if (i) at such time no Event of Default (as defined in the

Indenture) shall have occurred and be continuing, or would occur as a result of such merger, consolidation or sale, transfer or lease and (ii) the survivor of such merger or consolidation or entity to which The St. Paul's assets are sold, transferred or leased is an entity organized under the laws of the United States or any state thereof, becomes a managing member of St. Paul Capital and causes a wholly-owned subsidiary to become the only other managing member of St. Paul Capital, assumes all of The St. Paul's obligations under the Guarantee and has a net worth equal to at least 10% of the total contributions to St. Paul Capital.

  GOVERNING LAW

    The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE CONVERTIBLE SUBORDINATED DEBENTURES

    THE FOLLOWING SUMMARY OF PRINCIPAL TERMS AND PROVISIONS OF THE CONVERTIBLE SUBORDINATED DEBENTURES IN WHICH ST. PAUL CAPITAL WILL INVEST THE PROCEEDS OF THE ISSUANCE AND SALE OF THE PREFERRED SECURITIES AND SUBSTANTIALLY ALL OF THE CAPITAL CONTRIBUTED TO ST. PAUL CAPITAL BY THE MANAGING MEMBERS (THE "MANAGING MEMBERS PAYMENT") DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INDENTURE AMONG THE ST. PAUL, ST. PAUL CAPITAL AND THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), AS TRUSTEE (THE "TRUSTEE"), THE FORM OF WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. ALL OF THE CONVERTIBLE SUBORDINATED DEBENTURES WILL BE ISSUED UNDER THE INDENTURE.

  GENERAL

    The Convertible Subordinated Debentures will be limited in aggregate principal amount to the sum of the aggregate amount of the proceeds received by St. Paul Capital from the offering made hereby and the Managing Members Payment less 1% of such sum.


    The entire principal amount of the Convertible Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as defined below), on the earliest of
____________, 2025 or the date upon which St. Paul Capital is dissolved, wound-up, liquidated or terminated.



    The Convertible Subordinated Debentures will be issued only in fully registered form, without coupons, in denominations of $50 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Convertible Subordinated Debentures, but The St. Paul may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.



    The Convertible Subordinated Debentures will not be guaranteed by St. Paul Holdings.

  INTEREST


    The Convertible Subordinated Debentures will bear interest at the rate of __% per annum from the original date of issuance, payable monthly in arrears on the last day of each calendar month of each year (each an "Interest Payment Date"), commencing ____________, 1995. Interest will compound monthly and will accrue at the annual rate of ___% on any interest installment not paid when due.

    The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Convertible Subordinated Debentures is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). If such Business Day is in the next succeeding calendar year, however, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

  OPTION TO DEFER INTEREST PAYMENTS


    The St. Paul shall have the right at any time and from time to time during the term of the Convertible Subordinated Debentures to defer interest payments for up to 60 months during which period interest will continue to accrue and compound monthly (provided that a deferral of interest payments may not


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extend  the  stated maturity  of  the Convertible  Subordinated  Debentures) and during which The St. Paul shall have the right to make partial payments of interest or at the end of which period The St. Paul must pay all interest then accrued and unpaid (together with Additional Interest); PROVIDED THAT, during any such deferral of interest payments neither The St. Paul nor any direct or indirect majority-owned subsidiary of The St. Paul (excluding Nuveen and Nuveen's consolidated subsidiaries) shall declare or pay any dividend on, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any of its capital stock (other than as a result of a reclassification of such capital stock or the exchange or conversion of one class or service of capital stock for another class or series of capital stock) or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee or dividend or guarantee payments to The St. Paul from a direct or indirect majority-owned subsidiary). Prior to the termination of any such deferral of interest payments, The St. Paul may further defer interest payments, provided that such deferral of interest payments together with any extensions thereof may not exceed 60 months, nor may such extended interest payment period extend the maturity of the Convertible Subordinated Debentures. After The St. Paul has paid all accrued and unpaid interest (including Additional Interest) following any extended interest payment period, it may again extend interest payment periods for up to 60 months, subject to the preceding sentence. The failure by The St. Paul to make interest payments during a deferral of interest payments would not constitute a default or an event of default under The St. Paul's currently outstanding indebtedness. The St. Paul shall give St. Paul Capital, as holder of the Convertible Subordinated Debentures, and the Trustee notice of its deferral of interest payments no later than the last date on which St. Paul Capital would be required to notify the NYSE of the record or payment date of the related dividend, which currently is 10 days prior to such record or payment date. St. Paul Capital shall give written notice of The St. Paul's deferral of interest payments to the holders of the Preferred Securities.


  ADDITIONAL INTEREST

    The St. Paul shall be required to pay any interest upon interest that has not been paid on the Convertible Subordinated Debentures monthly. Accordingly, in such circumstance, The St. Paul will pay interest upon interest in order to provide for monthly compounding on the Convertible Subordinated Debentures (the amounts of interest payable to effect monthly compounding on the Convertible Subordinated Debentures being referred to herein as "Additional Interest").

  MANDATORY REDEMPTION

    If St. Paul Capital redeems Preferred Securities in accordance with the terms thereof, The St. Paul will redeem Convertible Subordinated Debentures in a principal amount equal to the aggregate stated liquidation preference of the Preferred Securities so redeemed, together with any accrued and unpaid interest thereon, including Additional Interest, if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such redemption or at such other time on such earlier date as the parties thereto shall agree. The Convertible Subordinated Debentures are not entitled to the benefit of any sinking fund or, except as set forth above, any other provision for mandatory prepayment.

  SUBORDINATION

    The Indenture provides that the Convertible Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined below) of The St. Paul.

    Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due on or to become due on or in respect of all Senior Indebtedness, before the holders of the Convertible Subordinated Debentures are entitled to receive any payment (including any payment to holders of the Convertible Subordinated Debentures made in respect of any other debt subordinated to the Convertible Subordinated Debentures) on account of the principal of or interest on the Convertible Subordinated Debentures or on account of any purchase, redemption or other acquisition of the Convertible Subordinated Debentures by the Company.

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
    The Company may not make any payments on the account of the Convertible Subordinated Debentures or account of the purchase or redemption or other acquisition of the Convertible Subordinated Debentures, if there has occurred and is continuing a default in the payment of the principal of (or premium, if any) or interest on any Senior Indebtedness (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default), or any event which after notice or lapse of time (or both) would become a default, with respect to certain Senior Indebtedness, permitting after notice or lapse of time (or both) the holders thereof (or a trustee or agent on behalf of the holders thereof) to accelerate the maturity thereof has occurred and is continuing (a "Senior Nonmonetary Default"), and the Company and the Trustee have received written notice thereof from the holder of such certain Senior Indebtedness, then the Company may not make any payments on the account of the Convertible Subordinated Debentures or account of the purchase or redemption or other acquisition of the Convertible Subordinated Debentures, for a period (a "blockage period") commencing on the date the Company and the Trustee receive such written notice and ending on the earlier of (i) 179 days after such date and (ii) the date, if any, on which the Senior Indebtedness to which such default relates is discharged or such default is waived in writing or otherwise cured or ceases to exist and any acceleration of certain Senior Indebtedness to which such Senior Nonmonetary Default relates is rescinded or annulled.

    In any event, not more than one blockage period may be commenced during any period of 360 consecutive days, and there must be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. Following the commencement of a blockage period, the holders of such certain Senior Indebtedness will be precluded from commencing a subsequent blockage period until the conditions set forth in the preceding sentence are satisfied. No Senior Nonmonetary Default that existed or was continuing on the date of commencement of any blockage period with respect to such certain Senior Indebtedness initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured for a period of not less than 90 consecutive days.

    By reason of such subordination, in the event of any proceeding of the type described in the preceding paragraph involving The St. Paul, creditors of The St. Paul who are holders of Senior Indebtedness and general unsecured creditors of The St. Paul may recover more, ratably, than the holder or holders of the Convertible Subordinated Debentures.

    The term "Senior Indebtedness" is defined to mean the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether Incurred (as defined in the Indenture) on or prior to the date of execution of the Indenture or thereafter Incurred:

        (a) all obligations of The St. Paul for money borrowed;

        (b) all obligations of The St. Paul evidenced by notes, debentures, bonds or other securities, including obligations Incurred in connection with the acquisition of property, assets or businesses;

        (c) all capital lease obligations of The St. Paul;

        (d) all reimbursement obligations of The St. Paul with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of The St. Paul;

        (e) all obligations of The St. Paul issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which The St. Paul or any of its subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable, accrued liabilities resulting from the sale of extended service plans, or accrued liabilities arising in the ordinary course of business);


        (f) all payment obligations of The St. Paul under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations Incurred by The St. Paul solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate Indebtedness (as defined in the Indenture) of The St. Paul;


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

        (g) all obligations of the type referred to in clauses (a) through (f) above of another person and all dividends of another person, the payment of which, in either case, The St. Paul has assumed or guaranteed, or for which The St. Paul is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;



        (h) all compensation payable by The St. Paul to the Trustee; and



        (i) all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by The St. Paul of any such Indebtedness referred to in clauses (a) through (h) above (and of any such amended, modified, renewed, extended, refinanced, refunded or replaced indebtedness or obligations);


PROVIDED,  HOWEVER, that the following shall not constitute Senior Indebtedness:
(a) any Indebtedness owed to a subsidiary of The St. Paul (other than Nuveen and its consolidated subsidiaries), (b) any Indebtedness which by the terms of the instrument creating or evidencing the same expressly provides that such Indebtedness is not superior in right of payment to the Convertible Subordinated Debentures or (c) any Indebtedness Incurred in violation of the Indenture. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.



    As of March 31, 1995, Senior Indebtedness of The St. Paul aggregated approximately $628 million. The Indenture does not limit The St. Paul's ability to incur Senior Indebtedness.


  CERTAIN COVENANTS OF THE ST. PAUL

    The St. Paul will also covenant in the Indenture that neither it nor any direct or indirect majority-owned subsidiary of The St. Paul (excluding Nuveen and Nuveen's consolidated subsidiaries) will declare or pay any dividend on, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any of its capital stock (other than as a result of a reclassification of capital stock on the exchange or conversion of one class or series of capital stock for another class or series of capital stock) or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee or dividends or guarantee payments to The St. Paul from a majority-owned subsidiary) if at such time (i) there shall have occurred any event that, with the giving of notice or the lapse of time or both would constitute an Event of Default (as defined below) under the Convertible Subordinated Debentures, (ii) The St. Paul shall be in default with respect to its payment or other obligations under the Guarantee or (iii) The St. Paul shall have given notice of its selection of an extended interest payment period as provided in the Convertible Subordinated Debentures and such deferral of interest payments or any extension thereof shall be continuing. The St. Paul will also covenant for the benefit of the holders of the Convertible Subordinated Debentures that, so long as the Preferred Securities remain outstanding, it will (i) not cause or permit any Common Securities of St. Paul Capital to be transferred, (ii) maintain direct or indirect ownership of all outstanding securities of St. Paul Capital other than (x) the Preferred Securities and (y) any other securities issued by St. Paul Capital (other than the Common Securities) so long as the issuance thereof to persons other than The St. Paul or any of its subsidiaries would not cause St. Paul Capital to become an "investment company" required to be registered under the Investment Company Act of 1940, as amended, (iii) cause at least 21% of the total value of St. Paul Capital and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of St. Paul Capital to be represented by Common Securities, (iv) not voluntarily dissolve, wind-up or liquidate St. Paul Capital (other than in connection with the exchange of all outstanding Preferred Securities for Depositary Shares in the manner described under "-- Preferred Securities -- Optional Exchange for Depositary Shares") or either of the Managing Members, (v) cause The St. Paul and St. Paul Holdings to remain the Managing Members of St. Paul Capital and to timely perform all of their respective duties as Managing Members of St. Paul Capital (including the duty to declare and pay dividends on the Preferred Securities as described under "-- Preferred Securities -- Dividends"), (vi) use reasonable efforts to cause St. Paul Capital to remain a limited liability company and otherwise continue to be treated as a partnership for U.S. federal income tax purposes; PROVIDED that The St. Paul may permit St. Paul Capital to consolidate or merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another entity upon the terms and subject to the conditions set forth under "-- Preferred Securities --

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
Merger, Consolidations or Sale of Assets of St. Paul Capital" above, and (vii) to deliver Depositary Shares representing shares of St. Paul Series C Convertible Preferred Stock or St. Paul Common Stock upon an election by the holders of the Preferred Securities to exchange or convert the Convertible Subordinated Debentures.

  EVENTS OF DEFAULT

    If one or more of the following events (each an "Event of Default") shall occur and be continuing:

        (a) failure to pay any principal of the Convertible Subordinated Debentures when due;

        (b) failure to pay any interest on the Convertible Subordinated Debentures, including any Additional Interest, when due and such failure continues for a period of 10 days; provided that a valid extension of the interest payment period by The St. Paul shall not constitute a default in the payment of interest for this purpose;

        (c) failure by The St. Paul to deliver shares of St. Paul Series C Convertible Preferred Stock or St. Paul Common Stock upon an election by holders of Preferred Securities to exchange or convert such Preferred Securities;

        (d) failure by The St. Paul to perform in any material respect any other covenant in the Indenture for the benefit of the holders of Convertible Subordinated Debentures continued for a period of 60 days (or, in the case of the covenants described under "-- Certain Covenants of The St. Paul," 10 days) after written notice to The St. Paul from any holder of Convertible Subordinated Debentures or Preferred Securities;

        (e) the dissolution, winding-up, liquidation or termination of St. Paul Capital (except in the event of a Special Event); or

        (f) certain events of bankruptcy, insolvency or liquidation of The St. Paul;

then either the Trustee or the holders of at least 25% in aggregate principal amount of the Convertible Subordinated Debentures then outstanding will have the right to declare the principal of and the interest on the Convertible Subordinated Debentures (including any Additional Interest) and any other amounts payable under the Convertible Subordinated Debentures to be forthwith due and payable and to enforce the holders' other rights as creditors with respect to the Convertible Subordinated Debentures; PROVIDED, HOWEVER, that if upon an Event of Default, the Trustee or the holders of at least 25% in aggregate principal amount of the Convertible Subordinated Debentures then outstanding fail to declare the payment of all amounts on the Convertible Subordinated Debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation preference of Preferred Securities then outstanding shall have such right; PROVIDED, FURTHER, HOWEVER, that after such acceleration, but before a judgment or decree based on acceleration, the holders
of   a  majority  in  aggregate  principal  amount  of  outstanding  Convertible
Subordinated Debentures, or the holders of the Preferred Securities if they accelerated such payment, may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "-- Modification of the
Indenture".   St.  Paul  Capital  is  the  initial  holder  of  the  Convertible
Subordinated  Debentures.   However,   while  the   Preferred   Securities   are
outstanding, St. Paul Capital has agreed not to waive an Event of Default under the Indenture without the consent of holders of 66 2/3% in aggregate liquidation preference of the Preferred Securities then outstanding. Additionally, under the terms of the Preferred Securities, the holders of outstanding Preferred Securities will have the rights described above under "-- Preferred Securities
- -- Voting Rights", including the right to appoint a Special Trustee, which Special Trustee shall be authorized to exercise the right of St. Paul Capital, as the holder of at least 25% aggregate principal amount of the Convertible Subordinated Debentures, to accelerate the principal amount of the Convertible Subordinated Debentures and accrued interest (including any Additional Interest) thereon and to enforce the

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other rights of Holders of the Convertible Subordinated Debentures as  creditors under the Convertible Subordinated Debentures. A default under any other indebtedness of The St. Paul or St. Paul Capital would not constitute an Event of Default under the Convertible Subordinated Debentures.

    Subject to the provision of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Subordinated Debentures, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Convertible Subordinated Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

    No holder of any Subordinated Debenture will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and, if St. Paul Capital is not the sole holder of Convertible Subordinated Debentures, unless also the holders of at least 25% in aggregate principal amount of the Convertible Subordinated Debentures then outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Subordinated Debentures a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Subordinated Debenture for enforcement of payment of the principal of or interest on such Subordinated Debenture on or after the respective due dates expressed in such Subordinated Debenture or of the right to convert such Subordinated Debenture in accordance with the Indenture.

    The St. Paul will be required to furnish to the Trustee annually a statement as to the performance by The St. Paul of certain of its obligations under the Indenture and as to any default of such performance.

  CONVERSION OF THE CONVERTIBLE SUBORDINATED DEBENTURES


    The Convertible Subordinated Debentures and any accrued interest thereon will be convertible into St. Paul Common Stock at the option of the holders of the Convertible Subordinated Debentures at any time on or before the close of business on the maturity date thereof at the initial conversion price set forth on the cover page of this Prospectus subject to the conversion price adjustments described under "-- Preferred Securities -- Conversion Rights". St. Paul Capital will covenant not to convert Convertible Subordinated Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities. Upon surrender of Preferred Securities to the Conversion Agent for conversion, St. Paul Capital will distribute $50 principal amount of the Convertible Subordinated Debentures to the Conversion Agent on behalf of the holder of every Preferred Security so converted, whereupon the Conversion Agent will convert such Convertible Subordinated Debentures and any accrued interest thereon to St. Paul Common Stock on behalf of such holder. The St. Paul's delivery to the holders of the Convertible Subordinated Debentures (through the Conversion Agent) of the fixed number of shares of St. Paul Common Stock into which the Convertible Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy The St. Paul's obligation to pay the principal amount of the Convertible Subordinated Debentures, and the accrued and unpaid interest attributable to the period from the last date to which interest has been paid or duly provided for.


  EXCHANGE OF THE CONVERTIBLE SUBORDINATED DEBENTURES


    The Convertible Subordinated Debentures and any accrued interest thereon will be exchangeable for Depository Shares representing St. Paul Series C Convertible Preferred Stock upon an Exchange Event on or before the close of business on the maturity date thereof at the rate of 1/100th of a share of St. Paul Series C Convertible Preferred Stock for each $50 principal amount of the Convertible Subordinated Debentures (equivalent to an exchange rate of one Depositary Share for each $50 principal of


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
amount of the Convertible Subordinated Debentures). Accumulated and unpaid dividends (including Additional Dividends) on the Preferred Securities will be treated as accumulated and unpaid dividends on the St. Paul Series C Convertible Preferred Stock.

  MODIFICATION OF THE INDENTURE

    The Indenture may be amended by The St. Paul, St. Paul Capital and the Trustee with the consent of the holders of 66 2/3% in aggregate principal amount of the outstanding Convertible Subordinated Debentures PROVIDED, that no such modification or amendment may, without the consent of the holder of each outstanding Subordinated Debenture affected thereby, (a) change the Maturity of the principal of, or any installment of interest on, any Subordinated Debenture,
(b) reduce the principal amount of, or interest on, any Subordinated  Debenture,
(c) change the place or currency of payment of principal of, or interest on, any Subordinated Debenture, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Subordinated Debenture, (e) adversely affect the right to convert or exchange Convertible Subordinated Debentures, (f) modify the subordination provisions in a manner adverse to the holders of the Convertible Subordinated Debentures, (g) reduce the above-stated percentage of outstanding Convertible Subordinated Debentures necessary to modify or amend the Indenture or (h) reduce the percentage of aggregate principal amount of outstanding Convertible Subordinated Debentures necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; and PROVIDED FURTHER that, so long as any of the Preferred Securities remain outstanding, no such amendment may be made that adversely affects the holders of Preferred Securities, and no termination of the Indenture may occur, and no Event of Default or compliance with any covenant under the Indenture may be waived by the holders of the Convertible Subordinated Debentures, without the prior consent of the holders of at least 66 2/3% of the aggregate liquidation preference of the Preferred Securities then outstanding unless and until the Convertible Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full.

  GOVERNING LAW

    The Indenture and the Convertible Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

  INFORMATION CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the right of the Trustee should it become a creditor of The St. Paul, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Convertible Subordinated Debentures, it must eliminate such conflict or resign.

    The St. Paul and St. Paul Capital have agreed in the Indenture to indemnify and hold harmless the Trustee against any losses or damages it may suffer as Trustee.

    The Chase Manhattan Bank (National Association), the Trustee under the Indenture, also serves as the trustee under an indenture with The St. Paul dated as of March 31, 1990 and has from time to time engaged in lending and other transactions with, or performed services for, The St. Paul in the ordinary course of business.

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
                     DESCRIPTION OF ST. PAUL CAPITAL STOCK

    The following descriptions of the Common Stock and undesignated shares of the Company are stated in general terms and are in all respects subject to, and are qualified in their entirety by, reference to the applicable provisions of the Company's Amended and Restated Articles of Incorporation, as amended, and Bylaws, as amended, forms of which have been incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part.

COMMON STOCK


    The St. Paul is authorized to issue 240,000,000 shares of Common Stock, without par value per share. Each share of Common Stock is entitled to participate PRO RATA in distributions upon liquidation, subject to the rights of holders of undesignated shares, and to one vote on all matters submitted to a vote of shareholders. The holders of Common Stock may receive cash dividends as declared by the Board of Directors out of funds legally available therefor, subject to the rights of any holders of undesignated shares. The outstanding shares of Common Stock are, and the shares offered hereby when issued will be, fully paid and nonassessable. Holders of Common Stock have no preemptive or similar equity preservation rights, and cumulative voting of shares in the election of directors is prohibited. The holders of more than 50% of the outstanding shares of Common Stock have the voting power to elect all directors and, except as is discussed at "Certain St. Paul Charter and Bylaw Provisions", to approve mergers, sales of assets and other corporate transactions.



    Each holder of Common Stock is entitled to such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. The St. Paul Companies, Inc. is a holding company, and its primary source for the payment of dividends is dividends from its subsidiaries. Various state laws and regulations limit the amount of dividends that may be paid to the Company by its insurance subsidiaries. As of March 31, 1995, $312 million was available for the payment of dividends to the Company free from such restrictions.


    The transfer agent and registrar for St. Paul's Common Stock is First Chicago Trust Company of New York.

UNDESIGNATED SHARES


    The Board of Directors of the Company is authorized, without further action by the shareholders, to establish from the 5,000,000 undesignated shares authorized by the Amended and Restated Articles of Incorporation, one or more classes and series, to designate each such class and series, to fix the relative rights and preferences of each such class and series and to issue such shares. Such rights and preferences may be superior to the St. Paul Common Stock as to dividends, distributions of assets (upon liquidation or otherwise) and voting rights. Undesignated shares may be convertible into shares of any other series or class of stock, including St. Paul Common Stock, of the Company, if the Board of Directors so determines.



    Pursuant to such authority, the Board of Directors has designated 34,500 undesignated shares as St. Paul Series C Convertible Preferred Stock. For a description of the St. Paul Series C Convertible Preferred Stock, see
"Description of Securities Offered -- Description of St. Paul Series C Convertible Preferred Stock".


STOCK PURCHASE RIGHTS, SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK

    Pursuant to its authority to issue undesignated shares, the Board of Directors of the Company has also adopted resolutions authorizing 50,000 shares of Series A Junior Participating Preferred Stock, without par value (the "Series A Preferred Stock"), and 1,450,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock").


    Shares of the Series A Preferred Stock are purchasable upon the exercise of the Stock Purchase Rights, upon the terms and conditions set forth in the Rights Agreement. The Stock Purchase Rights will expire on December 19, 1999, subject to extension to December 18, 2002 under certain circumstances or earlier redemption by The St. Paul. The Rights Agreement provides that, until the Stock Purchase Rights become exercisable pursuant to the terms of the Rights Agreement, the Stock Purchase Rights will be transferred with and only with the St. Paul Common Stock. Until the time the Stock Purchase

Rights become exercisable -- at which time separate certificates representing the Stock Purchase Rights will be mailed to holders of record of the St. Paul Common Stock -- the Stock Purchase Rights will be evidenced by the certificates representing the related shares of St. Paul Common Stock.

    Each share of Series A Preferred Stock, if and when issued, would be fully paid and nonassessable. The holders of Series A Preferred Stock would be entitled to 1,000 votes for each share held of record on all matters voted upon by shareholders and would not be able to cumulate votes for the election of directors. Subject to preferential rights, if any, of any undesignated shares, if and when designated and issued by the Board of Directors, each outstanding share of Series A Preferred Stock would be entitled to receive distributions and dividends equal to 1,000 times the aggregate per share amounts declared on the Common Stock. Upon liquidation of the Company, the holders of Series A Preferred Stock would be entitled to receive (prior to holders of Common Stock or other junior ranking stock) an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, subject to a maximum of $100 per share plus accrued and unpaid dividends, if any. There are no redemption, sinking fund, conversion or preemptive rights with respect to the Series A Preferred Stock. All shares of Series A Preferred Stock have equal rights and preferences.

    The Series B Preferred Stock has been issued to the Savings Plus Preferred Stock Ownership Plan Trust established by the Company. All outstanding shares of Series B Preferred Stock are fully paid and nonassessable. Each share of outstanding Series B Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock could have been converted on the record date for determining the holders of Common Stock entitled to vote on a particular matter. Currently, each share of Series B Preferred Stock is entitled to four votes per share. Holders of outstanding shares of Series B Preferred Stock are entitled to receive when, as and if declared by the Board of Directors, cumulative quarterly cash dividends at the annual rate of $11.724 per share in preference and in priority over the Common Stock and Series A Preferred Stock. Upon liquidation, each share of Series B Preferred Stock would have a preference of $100 per share over the Common Stock and Series A Preferred Stock. The Series B Preferred Stock is redeemable by the Company at the following redemption prices per share which apply if redemption occurs during the twelve month period ending on and including December 31 on each of the following years:


YEAR                                           REDEMPTION PRICE PER SHARE
- --------------------------------------------  ----------------------------
1995........................................           $   149.52
1996........................................               148.22
1997........................................               146.92
1998........................................               145.62
1999 and thereafter.........................               144.30


plus accumulated and unpaid dividends, without interest, to and excluding the date fixed for redemption. The Series B Preferred Stock may be converted, at any time and from time to time, at the option of the holder into the number of shares of Common Stock of the Company determined by dividing $144.30 for each share of Series B Preferred to be converted by the then effective conversion price per share of Common Stock. Currently, each share of Series B Preferred Stock is convertible into four shares of Common Stock. There are no sinking fund provisions or preemptive rights with respect to the Series B Preferred Stock.


                 CERTAIN ST. PAUL CHARTER AND BYLAWS PROVISIONS


    In addition to the Rights Agreement, the Company's Amended and Restated Articles of Incorporation and Bylaws contain provisions that may discourage a third party from seeking to acquire the Company or to commence a proxy contest or other takeover-related action.


    Article V of the Company's Amended and Restated Articles of Incorporation requires the affirmative vote of the holders of at least two-thirds of the voting power of all voting shares of the Company for the approval, authorization or adoption of any plan of merger; plan of exchange; sale, lease, transfer or other disposition of all or substantially all of the Company's property and assets not in the usual and regular course of business; or dissolution of the Company. The affirmative vote of at least one-half of the voting power of all voting shares is required for amendments to the Company's Amended and Restated Articles of Incorporation, except for amendments to Article V, for which the affirmative vote of at least two-thirds of all voting shares is required.


    The Company's Bylaws contain certain procedural requirements with respect to the nomination of directors by stockholders that require, among other things, delivery of notice by such stockholders to the corporate secretary of the Company not later than 60 days prior to the date of the stockholders meeting at which such nomination is to be considered, PROVIDED, HOWEVER, that in the event that less than 70 days' notice or prior disclosure of the date of this meeting is given or made to shareholders, notice by the shareholders to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. The Bylaws do not provide that a meeting of the Board of Directors may be called by stockholders.


    The effect of these provisions may be to deter attempts either to obtain control of the Company or to acquire a substantial amount of its stock, even if such a proposed transaction were at a significant premium over the then-prevailing market value of the Common Stock, or to deter attempts to remove the Board of Directors and management of the Company, even though some or a majority of the holders of Common Stock may believe such actions to be beneficial.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Preferred Securities and represents the opinion of Sullivan & Cromwell, special tax counsel to The St. Paul and St. Paul Capital, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

    No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Preferred Securities. Moreover, the discussion is directed only to holders of Preferred Securities who are individual citizens or residents of the United States who hold the Preferred Securities as capital assets, and has only limited application to corporations, estates, trusts and non-resident aliens. Accordingly, each prospective purchaser of Preferred Securities should consult, and should depend on, his or her own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Preferred Securities.

INCOME FROM PREFERRED SECURITIES

    In the opinion of Sullivan & Cromwell, St. Paul Capital will be a partnership for federal income tax purposes. Accordingly, each holder of St. Paul Capital Preferred Securities (a "Preferred Securityholder") will be required to include in gross income the Preferred Securityholder's distributive share of the net income of St. Paul Capital. Such income will generally not exceed the dividends received on such Preferred Securities, except in limited circumstances as described below under "Potential Deferral of Interest Payment". No portion of such income will be eligible for the dividends received deduction.

DISPOSITION OF PREFERRED SECURITIES


    Gain or loss will be recognized on a sale of Preferred Securities, including a redemption for cash, equal to the difference between the amount realized and the Preferred Securityholder's tax basis for the Preferred Securities sold. Gain or loss recognized by a Preferred Securityholder on the sale or exchange of a Preferred Security held for more than one year will generally constitute long-term capital gain or loss. Subject to the discussion below under "-- Potential Deferral of Interest Payments", the adjusted tax basis of the Preferred Securities sold will generally equal the amount paid for the Preferred Securities.

RECEIPT OF CONVERTIBLE SUBORDINATED DEBENTURES UPON LIQUIDATION OF ST. PAUL CAPITAL

    Under certain circumstances, as described under the caption "Description of the Preferred Securities -- Special Event Distribution", Convertible Subordinated Debentures may be distributed to Preferred Securityholders in liquidation of St. Paul Capital. Under current United States federal income tax law, such a distribution would be treated as a non-taxable exchange. Each Preferred Securityholder would have an aggregate tax basis in the Convertible Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Convertible Subordinated Debentures so received in liquidation of St. Paul Capital would include the period for which the Preferred Securities were held by such holder.

ST. PAUL CAPITAL INFORMATION RETURNS AND AUDIT PROCEDURES

    The Managing Members of St. Paul Capital will furnish each Preferred Securityholder with a Schedule K-1 each year setting forth such Preferred Securityholder's allocable share of income for the prior calendar year. The Managing Members are required to furnish such Schedule K-1 as soon as practicable following the end of the year, but in any event prior to March 31.

    Any person who holds Preferred Securities as a nominee for another person is required to furnish to St. Paul Capital (a) the name, address and taxpayer identification number of the beneficial owner and the nominee; (b) information as to whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either the foregoing or (iii) a tax-exempt entity; (c) the amount and description of Preferred Securities held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to St. Paul Capital. The nominee is required to supply the beneficial owners of the Preferred Securities with the information furnished to St. Paul Capital.

POTENTIAL DEFERRAL OF INTEREST PAYMENTS

    Under the Indenture, The St. Paul has the option to defer interest payments on the Convertible Subordinated Debentures for up to 60 months. In the event that interest payments are deferred, St. Paul Capital will continue to accrue income equal to the amount of the interest payment due at the end of the deferred interest payment period, on an economic basis over the length of the deferred interest payment period.

    Accrued income will be allocated to holders of record on the Business Day preceding the last day of each calendar month without any corresponding cash distribution at that time. As a result, holders of record during a deferral of interest payments will include interest in gross income in advance of the receipt of cash, and any such holders who dispose of Preferred Securities prior to the record date for the payment of dividends following such deferral of interest will include interest in gross income but will not receive any cash related thereto from St. Paul Capital. The tax basis of a Preferred Security will be increased by the amount of any interest that is included in income without a receipt of cash, and will be decreased again when and if such cash is subsequently received from St. Paul Capital.

EXCHANGE OF PREFERRED SECURITIES FOR ST. PAUL STOCK


    A Preferred Securityholder should not recognize gain or loss upon the exchange, through the Conversion Agent, of Preferred Securities for a proportionate share of the Convertible Subordinated Debentures held by St. Paul Capital. Except to the extent attributable to accrued but unpaid interest on the Convertible Subordinated Debentures, a Preferred Securityholder should not recognize gain or loss upon the conversion, through the Conversion Agent, of Convertible Subordinated Debentures for St. Paul Common Stock or Depositary Shares representing St. Paul Series C Convertible Preferred Stock. A Preferred Securityholder will recognize gain, however, upon the receipt of cash in lieu of a fractional share of St. Paul Common Stock or Depositary Shares representing St. Paul Series C Convertible Preferred Stock equal to the amount of cash received less the Preferred Securityholder's tax basis in such fractional share. A Preferred Securityholder's tax basis in the St. Paul Common Stock or the Depositary Shares representing St. Paul Series C Convertible Preferred Stock received upon exchange and conversion should generally be equal to the Preferred Securityholder's tax basis in the Preferred Securities delivered to the Conversion Agent for exchange (plus any accrued but unpaid interest on the Convertible Subordinated Debentures included in the Preferred Securityholder's income as a result of the exchange, minus the basis allocated to any fractional share for which cash is received). A Preferred Securityholder's holding period in the St. Paul Common Stock or the Depository Shares representing St. Paul Series C Convertible Preferred Stock received upon exchange and conversion should generally begin on the date the Preferred Securityholder acquired the Preferred Securities delivered to the Conversion Agent for exchange.


ADJUSTMENT OF CONVERSION PRICE

    Treasury Regulations promulgated under Section 305 of the Code would treat St. Paul Capital (and, thus, Preferred Securityholders) as having received a constructive distribution from The St. Paul in the event the conversion ratio of the Convertible Subordinated Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest of St. Paul Capital in the assets or earnings and profits of The St. Paul were increased and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the stock into which the Convertible Subordinated Debentures are convertible. Thus, under certain circumstances, a reduction in the conversion price for the Convertible Subordinated Debentures is likely to be taxable to St. Paul Capital as a dividend to the extent of the current or accumulated earnings and profits of The St. Paul. Preferred Securityholders would be required to include their allocable share of such constructive dividend in gross income but would not receive any cash related thereto. In addition, the failure to fully adjust the conversion price of the Convertible Subordinated Debentures to reflect distributions of stock dividends with respect to the St. Paul Common Stock may result in a taxable dividend to the holders of the St. Paul Common Stock.


    Similarly, under Section 305 of the Code, adjustments to the conversion price of the St. Paul Series C Convertible Preferred Stock, which may occur under certain circumstances, may result in deemed dividend income to holders of the Depositary Shares representing St. Paul Series C Convertible Preferred Stock if such adjustments are not made pursuant to a bona fide, reasonable antidilution formula, and failure to make such adjustments to the conversion price of the St. Paul Series C Convertible Preferred Stock may result in deemed dividend income to holders of the St. Paul Common Stock.


UNITED STATES ALIEN HOLDERS

    Ownership of Preferred Securities by nonresident aliens, foreign corporations and other foreign persons raises tax considerations unique to such persons and may have substantially adverse tax consequences to them. Therefore, prospective investors who are foreign persons or which are foreign entities are urged to consult with their U.S. tax advisors as to whether an investment in Preferred Securities represents an appropriate investment in light of those unique tax considerations and possible adverse tax consequences.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, information reporting requirements will apply to payments to noncorporate United States holders of the proceeds of the sale of Preferred Securities, St. Paul Series C Convertible Preferred Stock or St. Paul Common Stock within the United States and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, St. Paul Capital has agreed to sell to each of the Underwriters named below, and each of such Underwriters, for whom Goldman, Sachs & Co. and J.P Morgan Securities Inc. are acting as representatives, has severally agreed to purchase from St. Paul Capital, the respective number of Preferred Securities set forth opposite its name below:

                                                                          NUMBER OF PREFERRED
                              UNDERWRITER                                      SECURITIES
- ------------------------------------------------------------------------  --------------------
Goldman, Sachs & Co.....................................................
J.P. Morgan Securities Inc..............................................
                                                                                ----------
    Total...............................................................
                                                                                ----------
                                                                                ----------

    Under   the  terms  and  conditions   of  the  Underwriting  Agreement,  the
Underwriters are committed to take and pay for all such Preferred Securities offered hereby, if any are taken.


    The Underwriters propose to offer the Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession of $______ per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $______per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.



    In view of the fact that the proceeds from the sale of the Preferred Securities will be used by St. Paul Capital to purchase the Convertible Subordinated Debentures of The St. Paul, the Underwriting Agreement provides that The St. Paul will pay as Underwriters' Compensation a commission of $______ per Preferred Security.



    The St. Paul and St. Paul Capital have granted the Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 450,000 additional Preferred Securities solely to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of Preferred Securities to be purchased by each of them, as shown in the foregoing table, bears to the Preferred Securities offered.


    The St. Paul and St. Paul Capital have agreed not to offer, sell, contract to sell, or otherwise dispose of any shares of St. Paul Common Stock, any other capital stock of The St. Paul, any other security convertible into or exercisable or exchangeable for St. Paul Common Stock or any such other capital stock or debt securities substantially similar to the Convertible Subordinated Debentures for a period of 180 days after the date of this Prospectus without the prior written consent of the representatives, except for (a) the Preferred Securities offered hereby, (b) St. Paul Common Stock or St. Paul Series C Convertible Preferred Stock issued or delivered upon conversion or exchange of the Convertible Subordinated Debentures, (c) securities issued or delivered upon conversion, exchange or exercise of any other securities of The St. Paul outstanding on or delivered upon conversion, exchange or exercise of any other securities of The St. Paul outstanding on the date of this Prospectus, (d) securities issued pursuant to The St. Paul's stock option or other benefit or incentive plans maintained for its officers, directors or employees, or (e) securities issued in connection with mergers, acquisitions or similar transactions.


    In compliance with Section 34 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"), no sales of Preferred Securities may be made by any NASD member to a discretionary account without the prior written approval of the transaction by the customer.


    Certain of the Underwriters are customers of, or engage in transactions with, and from time to time have performed services for, The St. Paul and its subsidiaries and associated companies in the ordinary course of business.

    Prior to this Offering, there has been no public market for the Preferred Securities. The Preferred Securities have been approved for listing on the NYSE, subject to notice of issuance, under the symbol "SPC pfM".


    The St. Paul and St. Paul Capital have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                           VALIDITY OF THE SECURITIES


    The validity of the Preferred Securities, the Convertible Subordinated Debentures, the Guarantee, the St. Paul Common Stock, the Stock Purchase Rights and the St. Paul Series C Convertible Preferred Stock issuable upon conversion or exchange of the Convertible Subordinated Debentures will be passed upon for The St. Paul by Andrew I. Douglass, Senior Vice President and General Counsel of The St. Paul, St. Paul, Minnesota, and for the Underwriters by Sullivan & Cromwell, New York, New York. Sullivan & Cromwell may rely on Mr. Douglass as to all matters of Minnesota law and each of Mr. Douglass and Sullivan & Cromwell may rely on Richards, Layton & Finger, special Delaware counsel to The St. Paul and St. Paul Capital, as to the matters of Delaware law relating to the validity of the Preferred Securities and certain other matters covered by such firm's opinion. In addition, certain matters as to United States taxation will be passed upon by Sullivan & Cromwell as special tax counsel to the Company and St. Paul Capital. At ______, 1995, Mr. Douglass beneficially owned ______ shares of St. Paul Common Stock and held options to purchase ______ shares of St. Paul Common Stock. Sullivan & Cromwell have from time to time rendered certain legal services to The St. Paul.


                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, and the related financial statement schedules, are incorporated by reference herein from the Company's Annual Report on Form 10-K. Such consolidated financial statements and related financial statement schedules have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as stated in their reports incorporated by reference herein, and have been incorporated by reference herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP on the December 31, 1994, consolidated financial statements and related financial statement schedules refer to changes in the method of accounting for certain investments, reinsurance, income taxes and postretirement benefits other than pensions.

                             INDEX OF DEFINED TERMS


                                                                                                           PAGE FIRST
DEFINED TERM                                                                                                 DEFINED
- --------------------------------------------------------------------------------------------------------  -------------
1940 Act................................................................................................           46
Additional Dividends....................................................................................            9
Additional Interest.....................................................................................           60
Applicable Price........................................................................................           43
Beneficial Owner........................................................................................           51
blockage period.........................................................................................           61
Business Day............................................................................................           38
Certificate of Designation..............................................................................           52
Change in 1940 Act Law..................................................................................           46
Closing Price...........................................................................................           43
Code....................................................................................................           68
Commission..............................................................................................            5
Common Securities.......................................................................................            1
Common Stock Fundamental Change.........................................................................           44
Company.................................................................................................            1
Conversion Agent........................................................................................           38
Conversion Expiration Date..............................................................................            2
Convertible MIPS........................................................................................            1
Convertible Subordinated Debentures.....................................................................            1
Current Market Price....................................................................................           40
deferral of interest payments...........................................................................            3
Deposit Agreement.......................................................................................           53
Depositary..............................................................................................           53
Depositary Receipts.....................................................................................           53
Depositary Shares.......................................................................................            2
Depositary's Office.....................................................................................           54
Direct Participants.....................................................................................           50
dividends...............................................................................................            1
DTC.....................................................................................................            4
Economy.................................................................................................           25
Entitlement Date........................................................................................           43
Event of Default........................................................................................           63
Exchange Act............................................................................................            5
Exchange Election.......................................................................................           45
Exchange Election Meeting...............................................................................           45
Exchange Event..........................................................................................           45
Exchange Price..........................................................................................           38
Fire and Marine.........................................................................................           30
Fundamental Change......................................................................................           44
Guarantee...............................................................................................            3
Guarantee Payments......................................................................................           56
Indenture...............................................................................................           36
Indirect Participants...................................................................................           50
Interest Payment Date...................................................................................           59
Investment Company Event................................................................................           46
LAE.....................................................................................................           34
Junior Stock............................................................................................           58
L.L.C. Agreement........................................................................................            7
Liquidation Distribution................................................................................           47

                                                                                                           PAGE FIRST
DEFINED TERM                                                                                                 DEFINED
- --------------------------------------------------------------------------------------------------------  -------------
Managing Members Payment................................................................................           59
Managing Members........................................................................................            7
NASD....................................................................................................           71
Non-Stock Fundamental Change............................................................................           44
Nuveen..................................................................................................           18
NYSE....................................................................................................            2
Participants............................................................................................           50
Preferred Securities....................................................................................            1
Preferred Securityholder................................................................................           68
Purchaser Stock Price...................................................................................           44
Redemption Price........................................................................................           12
Reference Market Price..................................................................................           44
Registration Statement..................................................................................            5
Restated Articles.......................................................................................           52
Rights Agreement........................................................................................           12
Senior Indebtedness.....................................................................................           61
Senior Nonmonetary Default..............................................................................           61
Senior Payment Default..................................................................................           61
Series A Preferred Stock................................................................................           66
Series B Preferred Stock................................................................................           66
SFAS....................................................................................................           25
Special Event...........................................................................................           45
Special Trustee.........................................................................................           15
St. Paul Capital........................................................................................            1
St. Paul Common Stock...................................................................................            2
St. Paul Holdings.......................................................................................            7
St. Paul Series C Convertible Preferred Stock...........................................................            2
Convertible Subordinated Debentures.....................................................................            1
Stock Purchase Rights...................................................................................           39
Successor Securities....................................................................................           46
Tax Event...............................................................................................           46
The St. Paul............................................................................................            1
Transaction.............................................................................................           41
Trustee.................................................................................................           59
UITs....................................................................................................           28
Underwriters' Compensation..............................................................................            1

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ST. PAUL AND ST. PAUL CAPITAL SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                                 --------------
                               TABLE OF CONTENTS


                                                   PAGE
                                                 ---------
Available Information..........................          5
Incorporation of Certain Documents by
 Reference.....................................          6
Prospectus Summary.............................          7
Investment Considerations......................         18
Use of Proceeds................................         20
Ratio of Earnings to Fixed Charges of the
 Company.......................................         20
Capitalization.................................         21
Market Prices of St. Paul Common Stock.........         22
The St. Paul's Dividend Policy.................         22
Selected Financial and Operating Data..........         23
Overview of Results............................         24
Business.......................................         29
St. Paul Capital...............................         36
Description of Securities Offered..............         36
Description of St. Paul Capital Stock..........         66
Certain St. Paul Charter and Bylaws
 Provisions....................................         67
Certain Federal Income Tax Considerations......         68
Underwriting...................................         71
Validity of the Securities.....................         72
Experts........................................         72
Index of Defined Terms.........................         73


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                         3,000,000 PREFERRED SECURITIES


                            ST. PAUL CAPITAL L.L.C.

                         -  % CONVERTIBLE MONTHLY INCOME
                              PREFERRED SECURITIES

                            GUARANTEED TO THE EXTENT
                      SET FORTH HEREIN BY, AND CONVERTIBLE
                             INTO COMMON STOCK OF,

                          THE ST. PAUL COMPANIES, INC.

                                 --------------
                                     [LOGO]

                                 --------------

                              GOLDMAN, SACHS & CO.

                          J.P. MORGAN SECURITIES INC.

                      REPRESENTATIVES OF THE UNDERWRITERS

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following statement sets forth the estimated amounts of expenses, other than the underwriting discount, to be borne by The St. Paul in connection with the distribution of the securities registered hereby. The amounts set forth in this table, except for the SEC fee, are in each case estimated.


SEC Registration Fee.....................................................     60,346
New York Stock Exchange Listing Fee......................................     40,230
Printing Expenses........................................................     65,500
Accounting Fees and Expenses.............................................     40,000
Legal Fees and Expenses..................................................     10,000
Blue Sky Qualification Fees and Expenses.................................     20,000
Rating Agency Fees.......................................................     90,000
Trustee Fees.............................................................     50,000
Miscellaneous Expenses...................................................      3,924
                                                                           ---------
    Total................................................................  $ 380,000
                                                                           ---------
                                                                           ---------



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


    The St. Paul is subject to Minnesota Statutes, Chapter 302A. Minnesota Statutes, Section 302A.521, provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined) of such person against
judgments,  penalties,  fines,  including,  without  limitation,  excise   taxes
assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation, or, in the case of acts or omissions in such person's official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.


    The Bylaws of The St. Paul provide that, subject to the limitations of the next sentence, it will indemnify and make permitted advances to a person made or threatened to be made a party to a proceeding by reason of his former or present official capacity against judgments, penalties, fines (including without limitation excise taxes assessed against the person with respect to an employee benefit plan), settlements and reasonable expenses (including without limitation attorneys' fees and disbursements) incurred by him in connection with the proceeding in the manner and to the fullest extent permitted or required by
Section 302A.521. Notwithstanding the foregoing, The St. Paul will neither indemnify nor make advances under Section 302A.521 to any person who at the time of the occurrence or omission claimed to have given rise to the matter which is the subject to the proceeding only had an agency relationship to The St. Paul and was not at that time an officer, director or employee thereof unless such person and The St. Paul were at that time parties to a written contract for indemnification or advances with respect to such matter or unless the board specifically authorizes such indemnification or advances.


    The St. Paul has directors' and officers' liability insurance policies, with coverage of up to $105 million, subject to various deductibles and exclusions from coverage.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of The St. Paul and St. Paul Capital pursuant to the foregoing provisions or otherwise, The St. Paul and St. Paul Capital have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by The St. Paul or St. Paul Capital of expenses incurred or paid by a director, officer or controlling person of The St. Paul or St. Paul Capital in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, The St. Paul and St. Paul Capital will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS.


  NUMBER                                          DESCRIPTION                                       METHOD OF FILING
- -----------  -------------------------------------------------------------------------------------  ----------------
       1     Form of Underwriting Agreement.                                                         Filed herewith
       2.1   Certificate of Formation of St. Paul Capital L.L.C.                                           *
       2.2   Form of Amended and Restated Limited Liability Company Agreement of St. Paul Capital
              L.L.C.                                                                                 Filed herewith
       3.1   Amended and Restated Articles of Incorporation of The St. Paul Companies, Inc., as
              amended.                                                                                    (1)

       3.2   Bylaws of The St. Paul Companies, Inc., as amended.                                          (1)
       3.3   Form of Certificate of Designation with respect to St. Paul Series C Convertible
              Preferred Stock.                                                                       Filed herewith
       4.1   Form of St. Paul Capital Preferred Securities Certificate (included in Exhibit 2.2).    Filed herewith
       4.2   Form of St. Paul Series C Convertible Preferred Stock Certificate.                      Filed herewith
       4.3   Form of Indenture.                                                                      Filed herewith
       4.4   Form of Subordinated Debenture (included in Exhibit 4.3).                               Filed herewith
       4.5   Form of Guarantee Agreement.                                                                  *
       4.6   Form of Deposit Agreement with respect to St. Paul Series C Cumulative Preferred
              Stock.                                                                                 Filed herewith
       4.7   Form of Depositary Receipt (included in Exhibit 4.6).                                   Filed herewith
       4.8   Form of St. Paul Common Stock Certificate.                                                   (2)

       5.1   Opinion of Andrew I. Douglass, including consent.                                       Filed herewith
       5.2   Opinion of Richards, Layton & Finger, including consent.                                Filed herewith
       8     Opinion of Sullivan & Cromwell as to certain tax matters, including consent.            Filed herewith
      12     Statement as to Computation of Ratio of Earnings to Combined Fixed Charges and
              Preferred Dividends.                                                                   Filed herewith
      23.1   Consent of KPMG Peat Marwick LLP.                                                       Filed herewith

      23.2   Consent of Andrew I. Douglass (included in Exhibit 5.1).                                Filed herewith

  NUMBER                                          DESCRIPTION                                       METHOD OF FILING
- -----------  -------------------------------------------------------------------------------------  ----------------
      23.3   Consent of Richards, Layton & Finger (included in Exhibit 5.2).                         Filed herewith
      23.4   Consent of Sullivan & Cromwell (included in Exhibit 8).                                 Filed herewith
      24     Powers of Attorney.                                                                          (3)
      25     Form of T-1 Statement of Eligibility and Qualification under the Trust Indenture Act          *
              of 1939 of The Chase Manhattan Bank (National Association).
      27     Financial Data Schedule.                                                                     (4)

- ------------------------
*      Previously filed.
(1) Exhibit so marked was filed with the Securities and Exchange Commission as an exhibit to the Quarterly Report on Form 10-Q of The St. Paul for the quarter ended March 31, 1994 and is incorporated herein by reference.

(2) Exhibit so marked was filed with the Securities and Exchange Commission as an exhibit to the Annual Report on Form 10-K of The St. Paul for the year ended December 31, 1992 and is incorporated herein by reference.

(3) Previously filed, other than the power of attorney from Mr. Sprenger, which is filed herewith.
(4) Exhibit so marked was filed with the Securities and Exchange Commission as an exhibit to the Annual Report on Form 10-K of The St. Paul for the year ended December 31, 1994 and is incorporated herein by reference.


ITEM 17.  UNDERTAKINGS.

    1.  The St. Paul and St. Paul Capital hereby undertake:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement PROVIDED, HOWEVER, that (i) and (ii) above do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by The St. Paul pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

        (c) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    2. The St. Paul and St. Paul Capital hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of The St. Paul's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


    3. See Item 15 for The St. Paul's and St. Paul Capital's undertaking with respect to indemnification.



    4.  The St. Paul and St. Paul Capital hereby undertake that:


        (a) For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in the form of prospectus filed by The St. Paul and St. Paul Capital pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

        (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, The St. Paul Companies, Inc. and The St. Paul Capital L.L.C. certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on the 4th day of May, 1995.


                                          THE ST. PAUL COMPANIES, INC.

                                          By /s/ BRUCE A. BACKBERG
                                          --------------------------------------
                                             Bruce A. Backberg
                                             VICE PRESIDENT AND CORPORATE
                                          SECRETARY

                                          ST. PAUL CAPITAL L.L.C.

                                          By: The St. Paul Companies, Inc.,
                                             as Managing Member

                                          By /s/ BRUCE A. BACKBERG
                                          --------------------------------------
                                             Bruce A. Backberg
                                             VICE PRESIDENT AND CORPORATE
                                          SECRETARY

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following directors and officers of The St. Paul Companies, Inc. in the capacities and on the date indicated.


                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  -----------------------------------------  --------------
              /s/ DOUGLAS W. LEATHERDALE                Chairman, President and Chief Executive
     -------------------------------------------         Officer (principal executive officer)      May 4, 1995
                Douglas W. Leatherdale                   and Director

                /s/ PATRICK A. THIELE                   Executive Vice President and Chief
     -------------------------------------------         Financial Officer (principal financial     May 4, 1995
                  Patrick A. Thiele                      officer) and Director

                 /s/ HOWARD E. DALTON                   Senior Vice President and Chief
     -------------------------------------------         Accounting Officer (principal accounting   May 4, 1995
                   Howard E. Dalton                      officer)

                          *
     -------------------------------------------        Director                                    May 4, 1995
                Michael R. Bonsignore

                          *
     -------------------------------------------        Director                                    May 4, 1995
                   John H. Dasburg

                          *
     -------------------------------------------        Director                                    May 4, 1995
                   W. John Driscoll

                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  -----------------------------------------  --------------
                          *
     -------------------------------------------        Director                                    May 4, 1995
                  Pierson M. Grieve

                          *
     -------------------------------------------        Director                                    May 4, 1995
                     Ronald James

                          *
     -------------------------------------------        Director                                    May 4, 1995
                   William H. Kling

                          *
     -------------------------------------------        Director                                    May 4, 1995
                  Bruce K. MacLaury

                          *
     -------------------------------------------        Director                                    May 4, 1995
                    Ian A. Martin

                          *
     -------------------------------------------        Director                                    May 4, 1995
                    Glen D. Nelson

                          *
     -------------------------------------------        Director                                    May 4, 1995
                  Anita M. Pampusch

                          *
     -------------------------------------------        Director                                    May 4, 1995
                  Gordon M. Sprenger

* By: /s/BRUCE A. BACKBERG
     Bruce A. Backberg,                                                                             May 4, 1995
     as Attorney-in-Fact

                                 EXHIBIT INDEX


  NUMBER                                          DESCRIPTION                                       METHOD OF FILING
- -----------  -------------------------------------------------------------------------------------  ----------------
       1     Form of Underwriting Agreement.                                                         Filed herewith
       2.1   Certificate of Formation of St. Paul Capital L.L.C.                                           *
       2.2   Form of Amended and Restated Limited Liability Company Agreement of St. Paul Capital
              L.L.C.                                                                                 Filed herewith
       3.1   Amended and Restated Articles of Incorporation of The St. Paul Companies, Inc., as
              amended.                                                                                    (1)
       3.2   Bylaws of The St. Paul Companies, Inc., as amended.                                          (1)
       3.3   Form of Certificate of Designation with respect to St. Paul Series C Convertible
              Preferred Stock.                                                                       Filed herewith
       4.1   Form of St. Paul Capital Preferred Securities Certificate (included in Exhibit 2.2).    Filed herewith
       4.2   Form of St. Paul Series C Convertible Preferred Stock Certificate.                      Filed herewith
       4.3   Form of Indenture.                                                                      Filed herewith
       4.4   Form of Subordinated Debenture (included in Exhibit 4.3).                               Filed herewith
       4.5   Form of Guarantee Agreement.                                                                  *
       4.6   Form of Deposit Agreement with respect to St. Paul Series C Cumulative Preferred
              Stock.                                                                                 Filed herewith
       4.7   Form of Depositary Receipt (included in Exhibit 4.6).                                   Filed herewith
       4.8   Form of St. Paul Common Stock Certificate.                                                   (2)
       5.1   Opinion of Andrew I. Douglass, including consent.                                       Filed herewith
       5.2   Opinion of Richards, Layton & Finger, including consent.                                Filed herewith
       8     Opinion of Sullivan & Cromwell as to certain tax matters, including consent.            Filed herewith
      12     Statement as to Computation of Ratio of Earnings to Combined Fixed Charges and
              Preferred Dividends.                                                                   Filed herewith
      23.1   Consent of KPMG Peat Marwick LLP.                                                       Filed herewith
      23.2   Consent of Andrew I. Douglass (included in Exhibit 5.1).                                Filed herewith
      23.3   Consent of Richards, Layton & Finger (included in Exhibit 5.2).                         Filed herewith
      23.4   Consent of Sullivan & Cromwell (included in Exhibit 8).                                 Filed herewith
      24     Powers of Attorney.                                                                          (3)
      25     Form of T-1 Statement of Eligibility and Qualification under the Trust Indenture Act          *
              of 1939 of The Chase Manhattan Bank (National Association).
      27     Financial Data Schedule.                                                                     (4)

- ------------------------
*      Previously filed.
(1) Exhibit so marked was filed with the Securities and Exchange Commission as an exhibit to the Quarterly Report on Form 10-Q of The St. Paul for the quarter ended March 31, 1994 and is incorporated herein by reference.
(2) Exhibit so marked was filed with the Securities and Exchange Commission as an exhibit to the Annual Report on Form 10-K of The St. Paul for the year ended December 31, 1992 and is incorporated herein by reference.
(3) Previously filed, other than the power of attorney from Mr. Sprenger, which is filed herewith.
(4) Exhibit so marked was filed with the Securities and Exchange Commission as an exhibit to the Annual Report on Form 10-K of The St. Paul for the year ended December 31, 1994 and is incorporated herein by reference.